SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                             LASER TECHNOLOGY, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid: $688.40
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                     [Logo]

                              7070 South Tucson Way
                         Englewood, Colorado 80112-3921

                                                               November 25, 2003

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Laser Technology, Inc., to be held on Tuesday, December 30, 2003 at 10:00 a.m. local time, at our corporate offices located at 7070 South Tucson Way, Englewood, Colorado 80112, to consider the acquisition by LTI Acquisition Corp. of 100% of Laser Technology's outstanding common stock for $2.06 per share (subject to appraisal rights) in a merger.

     At the special meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger dated July 31, 2003, whereby LTI Merger Sub, Inc., a wholly-owned subsidiary of LTI Acquisition, will merge with and into Laser Technology, with Laser Technology surviving as a direct wholly-owned subsidiary of LTI Acquisition Corp. The shareholders of LTI Acquisition are H. Deworth Williams, Jeremy G. Dunne, and Edward F. Cowle, directors of Laser Technology, David Williams, former President and CEO of Laser Technology, Pamela J. Sevy, former CFO of Laser Technology, and Kama-Tech Corporation and Kama-Tech (HK) Ltd., all of whom are shareholders of Laser Technology. These individuals formed LTI Acquisition and LTI Merger Sub for the purpose of entering into this transaction. If the merger is completed you will be entitled to receive $2.06 in cash, without interest, for each share of Laser Technology common stock you own, which represents a 49% premium over the closing price per share of $1.38 on July 31, 2003, the last trading day before the Merger Agreement was signed. No merger consideration will be paid for shares beneficially owned by the affiliates of LTI Acquisition.

     Three members of the board of directors are shareholders of LTI Acquisition and, therefore, have a conflict of interest. In order to protect your interests in evaluating, negotiating and recommending approval of the merger and adoption of the merger agreement, our board of directors formed a special committee, composed entirely of directors who are not officers or employees of Laser Technology and who have no financial interest in the proposed merger different from our shareholders generally. In connection with its evaluation of the merger, the special committee engaged Andersen, Weinroth & Partners., L.L.C. to act as its financial advisor. Andersen, Weinroth rendered its opinion that, based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the cash merger consideration of $2.06 per share to be received in the merger is fair, from a financial point of view, to Laser Technology shareholders. The special committee then recommended to the board that it approve the merger.

     After careful consideration and acting on the recommendation of the special committee, our board of directors has determined that the merger agreement and the transactions contemplated by it are in the best interest of Laser Technology and its shareholders. Accordingly, the special committee and the members of the board of directors have approved the proposals and recommend that you vote FOR such proposals. We urge you to read the enclosed proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger.

     Your vote is important. Whether or not you attend the special meeting in person, please take time to vote by signing, dating and mailing the enclosed proxy card in the accompanying reply envelope as promptly as possible. You can also vote your shares using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. If you decide to attend the special meeting and would prefer to vote in person, please notify the Secretary of Laser Technology that you wish to vote in person and your proxy will not be voted. Adoption and approval of the merger agreement and merger require the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Laser Technology common stock, excluding shares owned by LTI Acquisition and its affiliates, so it is very important that you vote your shares.

     On behalf of our board of directors, we thank you for your support and we look forward to seeing you at the special meeting.

                                        Sincerely,


                                        Eric A. Miller
                                        President and Chief Executive Officer


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger agreement or the proposed merger, passed upon the merits of the fairness of the transaction, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. It is illegal for anyone to tell you otherwise.

                             Laser Technology, Inc.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 30, 2003

     TO OUR SHAREHOLDERS:

     Notice is hereby given that a special meeting of shareholders of Laser Technology, Inc., a Delaware corporation, will be held on Tuesday, December 30, 2003, at 10:00 a.m. local time, at our corporate offices located at 7070 South Tucson Way, Englewood, Colorado 80112, for the following purposes:

     1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 31, 2003, by and among LTI Acquisition Corp., LTI Merger Sub, Inc., and Laser Technology, Inc., pursuant to which LTI Merger Sub, Inc. will be merged with and into Laser Technology, Inc., with Laser Technology surviving as a direct wholly-owned subsidiary of LTI Acquisition Corp. The merger agreement provides that upon consummation of the merger, each outstanding share of Laser Technology common stock, excluding shares held by LTI Acquisition and its affiliates, will be converted into the right to receive an amount equal to $2.06 in cash; and

     2. To grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the merger agreement and merger; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Laser Technology's board of directors (i) approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, (ii) declared that it is in the best interests of our shareholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement and (iii) recommended that you adopt the merger agreement.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. A copy of the merger agreement is attached as Appendix A to the proxy statement.

     Only shareholders of record at the close of business on November 7, 2003 are entitled to notice of and to vote at the special meeting and at any continuation or adjournment thereof. At the close of business on the record date, we had outstanding and entitled to vote 5,486,217 shares of common stock. A list of shareholders entitled to vote at the special meeting will be available for inspection at our executive offices at least ten days prior to our special meeting.

     All shareholders are cordially invited and encouraged to attend the special meeting in person. Holders of a majority of our outstanding voting shares must be present, either in person or by proxy, in order for the special meeting to be held. To assure your representation at the special meeting, and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience, or to vote by phone or over the Internet as described in the instructions accompanying the enclosed proxy card.

     If you sign, date and return the enclosed proxy card in the reply envelope provided without indicating how you want to vote, your proxy will count as a vote in favor of the adoption of the merger agreement. If you fail to return your proxy card or vote by telephone or over the Internet, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will effectively be counted as a vote against adoption of the merger agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. The prompt return of your proxy card or your vote by phone or over the Internet will assist us in preparing for the special meeting.

     If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.

     Laser Technology shareholders have the right to dissent from the proposed merger and, upon compliance with procedural requirements of the Delaware General Corporation Law, to receive "fair value" for their shares if the merger is completed. See "The Merger -- Appraisal Rights" in the accompanying proxy statement. A copy of the relevant sections of the Delaware General Corporation Law is attached as Appendix D to the proxy statement.

                                        By Order of the Board of Directors


                                        Elizabeth A. Hearty
                                        Secretary

Englewood, Colorado
November 25, 2003

                             Laser Technology, Inc.
                              7070 South Tucson Way
                         Englewood, Colorado 80112-3921

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 30, 2003

     This proxy statement, which is dated November 25, 2003, and will be mailed commencing on or about November 25, 2003, to the persons entitled to receive the accompanying Notice of Special Meeting of Shareholders, is provided in connection with the solicitation of proxies on behalf of the board of directors of Laser Technology, Inc., which we refer to as "Laser Technology," "our company," "we," "our" or "us," for use at the Special Meeting of Shareholders to be held on December 30, 2003, and at any adjournment or postponement thereof, for the purposes set forth in such Notice. Our executive offices are located at 7070 South Tucson Way, Englewood, Colorado.

     Any proxy may be revoked at any time before it is exercised. The casting of a ballot at the special meeting by a shareholder who may have previously given a proxy, or the subsequent delivery of a proxy, will have the effect of revoking the initial proxy.

     At the close of business on November 7, 2003, the record date stated in the accompanying Notice, we had issued and outstanding 5,486,217 shares of common stock, par value $0.01 per share, each of which is entitled to one vote with respect to each matter to be voted on at the special meeting. We have no class or series of stock outstanding other than common stock.

     The purpose of the special meeting is to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 31, 2003, by and between us and LTI Acquisition Corp. and LTI Merger Sub and the transactions contemplated thereby, which we refer to collectively as "adoption of the merger agreement." We refer to the Agreement and Plan of Merger as the "merger agreement" and LTI Acquisition Corp. as "LTI Acquisition".

     A majority of the number of issued and outstanding shares of our common stock present in person or by proxy will constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. A "broker non-vote" refers to shares of common stock represented at the meeting in person or by proxy by a broker or nominee where (i) such broker or nominee has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) such broker or nominee does not have discretionary voting power on such matter.

     Under the General Corporation Law of Delaware, adoption of the merger agreement requires the affirmative vote of 66-2/3% of the outstanding stock, excluding shares held by LTI Acquisition and its affiliates. As of the record date, the shareholders and affiliates of LTI Acquisition beneficially owned a total of 1,560,022 shares of Laser Technology.

     Abstentions, failures to vote and broker non-votes will have the same effect as a vote against the adoption of the merger agreement.

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
FORWARD-LOOKING INFORMATION

SUMMARY TERM SHEET .......................................................................   4

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER ...........................   9

SPECIAL FACTORS ..........................................................................  11

 Background of the Merger ................................................................  11

 Fairness of the Merger; Recommendation of the Special Committee .........................  18

 Recommendation of Our Board of Directors ................................................  19

 Opinion of Andersen, Weinroth & Partners, L.L.C. ........................................  20

 The Special Committee's and Board of Directors' Purposes, Alternatives and
   Reasons for the Merger ................................................................  27

 LTI Acquisition's and Affiliates' Position as to the Fairness of the Merger .............  30

 LTI Acquisition's and Affiliates' Purposes, Alternatives and Reasons for the Merger .....  32

 Effects of the Merger ...................................................................  33

 Interests of Certain Persons in the Merger ..............................................  34

 Fees and Expenses of the Merger .........................................................  35

 Financing of the Merger .................................................................  35

 Appraisal Rights ........................................................................  36

 Merger Consideration ....................................................................  38

 Payment for Shares ......................................................................  38

 Effect on Stock Options and Warrants ....................................................  39

 Effective Time of the Merger ............................................................  40

 Delisting and Deregistration of Our Common Stock ........................................  40

 Material U.S. Federal Income Tax Consequences ...........................................  40

 Accounting Treatment ....................................................................  41

 Regulatory Matters ......................................................................  41

RISKS THAT THE MERGER WILL NOT BE COMPLETED ..............................................  42

THE SPECIAL MEETING ......................................................................  44

 Date, Time and Place of Special Meeting .................................................  44

 Purpose of the Special Meeting ..........................................................  44

 Record Date; Stock Entitled to Vote; Quorum .............................................  44

 Vote Required ...........................................................................  44

 Voting by Our Directors, Executive Officers and Certain Shareholders ....................  44

 Voting of Common Stock ..................................................................  44

 Appraisal Rights ........................................................................  45

 Solicitation of Proxies .................................................................  45

THE COMPANIES .......................................................... 46

 Laser Technology, Inc. ................................................ 46

 LTI Acquisition Corp. ................................................. 49

 LTI Merger Sub, Inc. .................................................. 52

THE MERGER AGREEMENT ................................................... 53

 Terms of the Merger ................................................... 53

 Merger Consideration .................................................. 53

 Treatment of Stock Options ............................................ 53

 Appraisal Rights ...................................................... 53

 Representations and Warranties ........................................ 54

 Covenants Under the Merger Agreement .................................. 55

 No Solicitation by Laser Technology ................................... 56

 Conditions to the Merger .............................................. 57

 Additional Agreements ................................................. 58

 Amendment; Waiver of Conditions ....................................... 59

 Termination ........................................................... 59

 Voting Agreements ..................................................... 60

MARKET PRICE AND DIVIDEND INFORMATION .................................. 62

SELECTED FINANCIAL INFORMATION ......................................... 63

PRO FORMA AND ACQUISTION CORPORATION FINANCIAL INFORMATION ............. 64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ......... 65

INDEPENDENT PUBLIC ACCOUNTANTS ......................................... 66

OTHER MATTERS .......................................................... 66

FUTURE SHAREHOLDER PROPOSALS ........................................... 66

ADJOURNMENTS ........................................................... 66

WHERE YOU CAN FIND MORE INFORMATION .................................... 66

GENERAL ................................................................ 67

APPENDIX A AGREEMENT AND PLAN OF MERGER

APPENDIX B OPINION OF ANDERSEN, WEINROTH & PARTNERS, L.L.C.

APPENDIX C SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                           FORWARD-LOOKING INFORMATION

     This proxy statement contains certain forward-looking statements relating to, among other things, the closing of the merger agreement and our future financial performance or future events. In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Such statements are subject to numerous known and unknown risks, uncertainties, assumptions and other factors, including those set forth in this proxy statement, that could cause actual future events or results to differ materially from historical results, or those described in the forward-looking statement. The forward-looking statements contained in this proxy statement should be considered in light of these factors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

     Except as required under federal securities laws and the rules and regulations of the SEC, we and LTI Acquisition do not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated in, contemplated by or implied by such statements.

     For a detailed discussion of these and other risk factors, please refer to our filings on Forms 10-KSB, 10-QSB and 8-K. You can obtain copies of these reports and other filings for free at the SEC's Web site at www.sec.gov or from commercial document retrieval services.

                               SUMMARY TERM SHEET

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the accompanying documents to which we refer. See "Where You Can Find More Information." The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

Date, Time and Place of the Special Meeting

     Our special meeting of shareholders will be held at our corporate offices located at 7070 South Tucson Way, Englewood, Colorado on Tuesday, December 30, 2003, at 10:00 a.m. local time.

Purpose of the Special Meeting (Page 44)

     Our special meeting is being held to consider an acquisition by LTI Acquisition of 100% of Laser Technology's outstanding common stock. Upon completion of the merger, you will be entitled to receive $2.06 in cash, without interest (subject to appraisal rights), for each share of Laser Technology common stock you own. Affiliates of LTI Acquisition who hold shares of Laser Technology, will not be entitled to receive any cash or consideration for their shares.

Record Date; Stock Entitled to Vote; Quorum (Page 44)

     Our board of directors has fixed the close of business on November 7, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, our special meeting and any adjournment or postponement of such special meeting. Each shareholder of record at the close of business on such record date is entitled to one vote for each share then held on each matter submitted to a vote. At the record date, there were 5,486,217 shares of our common stock outstanding. The holders of a majority of the outstanding shares entitled to vote at our special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Shares held by LTI Acquisition and its affiliates, which may not be counted on the proposal to adopt the merger agreement, may be counted for the purpose of establishing a quorum.

Vote Required (Page 44)

     Under Delaware law, the affirmative vote of at least 66-2/3% of the outstanding shares of our common stock entitled to vote at our special meeting, excluding shares held by persons associated with LTI Acquisition, is required to approve the merger.

The Merger (Page 53)

     We have agreed to be acquired by LTI Acquisition under the terms of the merger agreement described in this proxy statement and attached hereto as Appendix A to this proxy statement. We encourage you to read the merger agreement in its entirety. Under the terms of the merger agreement, LTI Acquisition's wholly-owned subsidiary, LTI Merger Sub, will be merged with and into Laser Technology, after which we will be the surviving corporation as a privately held, wholly-owned subsidiary of LTI Acquisition. Accordingly, the outstanding shares of our common stock will be converted into the right to receive an amount equal to $2.06 in cash per share. Persons associated with LTI Acquisition, who hold a total of 1,560,022 shares of Laser Technology, will not be entitled to convert their shares to cash or receive any consideration, and their shares will be cancelled upon completion of the merger. Following the completion of the proposed merger, we will be a privately owned entity and our shares will no longer be traded in the public market. Laser Technology stock will be delisted from the American Stock Exchange and the sole shareholder of Laser Technology shares will be LTI Acquisition. In addition, the registration of Laser Technology common stock and our reporting obligations under the Exchange Act, will be terminated upon application to the SEC after the merger.

Parties to the Merger Agreement (See "The Companies" -- Page 46)

     Laser Technology, Inc.
     7070 South Tucson Way
     Englewood, Colorado 80112-3921
     Telephone: (303) 649-1000

     We design, develop, manufacture and market laser-based measurement instruments that employ proprietary technology developed by us. Our proprietary technology permits a laser to measure to a non-cooperative, or low reflective surface, using a very low power source. We have also developed proprietary software and circuitry integral to each of our products.

     LTI Acquisition
     4875 DTC Boulevard #5-203
     Denver, CO 80237
     Telephone: (801) 551-0670

     LTI Acquisition was organized for the specific purpose of entering into the merger agreement and the merger with us. LTI Acquisition has not engaged in any business except in furtherance of the merger. Three of its shareholders, Jeremy
G. Dunne, H. Deworth Williams and Edward F. Cowle, are also directors of Laser Technology and the fourth shareholder, David Williams, the former President and CEO and the owner of approximately 5.8% of our outstanding stock. The other shareholders of LTI Acquisition are Pamela Sevy the former CFO, Kama-Tech Corporation and Kama-Tech (HK) Ltd. The shareholders of LTI Acquisition own collectively a total of 1,560,022 shares of our stock.

     LTI Merger Sub
     4875 DTC Boulevard #5-203
     Denver, CO 80237
     Telephone: (801) 551-0670

     LTI Merger Sub was organized by LTI Acquisition for the specific purpose of effectuating the merger. It has not engaged in any operations, except for entering into the merger agreement.

Merger Consideration and Payment for Shares (Page 38)

     If you are a shareholder of Laser Technology (and not an affiliate of LTI Acquisition) and do not validly exercise rights of appraisal under Delaware law, then, upon effectiveness of the merger, each of your shares of our common stock will be converted into the right to receive a cash payment of $2.06, without interest. Although you will have the right to receive the cash payment pursuant to the merger agreement, you will no longer have any rights as a Laser Technology shareholder. Shareholders will receive the cash payment after exchanging their stock certificates in accordance with the instructions contained in the letter of transmittal, to be sent to shareholders within 10 days after the effective date of the merger.

     SHAREHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES TO LASER TECHNOLOGY AT THIS TIME. If the merger is consummated, you will be sent instructions regarding the surrender of your certificates.

Special Committee (See "Background of the Merger" -- Page 11)

     The special committee is a committee of our board of directors, consisting of three non-employee, non-officer directors. The special committee was formed to protect your interests in evaluating, negotiating and recommending the merger proposal, including the terms of the merger agreement with LTI Acquisition. The special committee consists solely of directors who are not officers or employees of Laser Technology and who have no financial interest in the proposed merger different from our public shareholders. The members of the special committee are Walter R. Keay, William P. Behrens and Nicholas J. Cooney.

Fairness of the Merger; Recommendation of the Special Committee (Page 18)

     Following receipt of the initial interest to acquire our company, our board of directors in September 2002 named a special committee of non-participating directors to review the proposal and determine the merits and feasibility of the proposed acquisition. The special committee retained independent counsel and an independent investment banker to assist in its review. Upon the recommendation of the special committee to the board, the members of our board of directors present at the meeting held to consider the merger determined that the merger is advisable and fair to, and in the best interest of, our shareholders and recommended that our shareholders vote to approve the merger.

Opinion of Our Financial Advisor (Page 20)

     The special committee retained Andersen, Weinroth & Partners., L.L.C. ("AWP"), to act as our exclusive financial advisor in connection with a possible transaction and to render its opinion to our board of directors as to the fairness from a financial point of view, of any proposed transaction. AWP provided to the special committee an opinion on July 31, 2003 that the consideration to be received by our shareholders under the merger agreement is fair to such shareholders from a financial point of view and subsequently confirmed the opinion in writing. The full text of AWP's written opinion, which sets forth a description of assumptions made, matters considered and limitations on the review undertaken by AWP, is attached as Appendix B to this proxy statement. Shareholders are urged to read such opinion carefully in its entirety.

LTI Acquisition's and Affiliates Position Concerning Fairness (Page 30)

     Although neither LTI Acquisition nor its affiliates has performed, or engaged a financial advisor to perform, any valuation analysis in order to assess the fairness of the merger to the holders of our common stock other than such LTI Acquisition affiliates, LTI Acquisition and its affiliates believe that the merger is substantively and procedurally fair to our unaffiliated shareholders. LTI Acquisition and its affiliates believe this conclusion is supported by the factors described under "THE MERGER -- Fairness of the Merger:
Recommendation of the Special Committee." For a discussion of the material factors considered by LTI Acquisition and its affiliates in reaching this conclusion, see "THE MERGER -- LTI Acquisition's and Affiliates' Positions as to the Fairness of the Merger."

Interests of Certain Persons in the Merger (Page 34)

     In considering the recommendation of our board of directors with respect to the merger, shareholders should be aware that three of our current directors, Jeremy G. Dunne, H. Deworth Williams and Edward F. Cowle are principal shareholders of LTI Acquisition and have interests in connection with the merger which may present them with actual or potential conflicts of interest. Also, if the merger is consummated certain indemnification arrangements for directors and officers will be extended.

Fees and Expenses of Merger (Page 35)

     All fees and expenses in connection with the merger will be paid by the party incurring these fees and expenses, except that we will pay the expenses related to the preparation, printing and mailing of the proxy statement and all filing and other fees paid to the SEC in connection with the merger. The total fees and expenses in connection with the merger are estimated to be approximately $639,827, which consists of legal and professional fees, including fees to AWP, printing, proxy solicitation and mailing costs, special committee fees and expenses, and miscellaneous expenses. In addition LTI Acquisition estimates legal and other professional fees in connection with the merger of $120,000.

Financing of the Merger (Page 35)

     We and LTI Acquisition estimate that approximately $8,262,090 will be required to complete the purchase of the shares pursuant to the merger (excluding fees and expenses described above) to be paid out of available funds of LTI Acquisition at the effective time of the merger. In connection with the signing of the merger agreement, Laser Technology and LTI Acquisition entered into a funding agreement, whereby LTI Acquisition established a bank account and letter of credit, and agreed that the funds in the bank account and letter of credit will be maintained and used solely for the closing of the merger.

Material U.S. Federal Income Tax Consequences (Page 40)

     The receipt of cash in connection with the surrender of each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the amount of cash received in connection with the surrender of each share of common stock and your adjusted tax basis in that share. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Appraisal Rights (Page 36)

     Our shareholders have the right under Delaware law to demand appraisal of their shares in connection with the merger and, upon compliance with statutory procedures, to receive payment in cash for the "fair value" of their shares of our common stock determined in accordance with Delaware law in lieu of the merger consideration. The fair value of shares of our common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting shareholders of Laser Technology in the merger. To preserve their rights, shareholders who wish to exercise appraisal rights must not vote in favor of the merger and must follow specific procedures. Such shareholders must precisely follow these specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Appendix C. We encourage all of our shareholders to read these provisions carefully and in their entirety.

Conditions to the Merger (Page 57)

     Completion of the merger depends on a number of conditions being met, including, but not limited to, receipt of the required approvals from shareholders holding 66-2/3% of our outstanding shares, excluding shares held by LTI Acquisition or its affiliates, the absence of legal restraint or prohibition preventing the completion of the merger, and all approvals, waivers and consents having been obtained from appropriate government entities, if required. The obligations of the parties to complete the merger are subject to satisfaction of the various representations and warranties and performance of all obligations under the merger agreement.

Termination of the Merger Agreement (Page 59)

     Either we or LTI Acquisition, under certain specified circumstances, may terminate the merger agreement and abandon the merger at any time prior to the closing of the merger. If the merger agreement is terminated and abandoned, the merger agreement will be void and we, LTI Acquisition and LTI Merger Sub will not have any liability other than obligations to pay any termination fees and expenses, if applicable, provided however, no such termination will relieve any party of any liability or damages resulting from any willful breach of the merger agreement prior to such termination.

Termination Fee and Payment of Expenses (Page 35)

     Except under specific circumstances set forth in the merger agreement, the parties have agreed that all expenses will be borne solely by the party incurring such fees and expenses, whether or not the transactions are consummated. We must pay LTI Acquisition its out-of-pocket expenses if the merger agreement is terminated under specified circumstances. Except for its expenses, LTI Acquisition will not be entitled to a termination fee. LTI Acquisition must reimburse us for our expenses including expenses associated with the printing, mailing and filing of this proxy statement, under specified circumstances.

No Solicitation by Laser Technology (Page 56)

     The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations, or otherwise cooperate, with any third party with respect to any alternative acquisition proposal. Notwithstanding these provisions, the merger agreement provides that, under specified circumstances, we may, in response to an unsolicited acquisition proposal, request clarifications from or furnish information to a third party to determine if an unsolicited acquisition proposal would be reasonably likely to lead to a superior proposal. If our board of directors determines that such proposal is superior to the merger, the merger agreement provides that, under specified circumstances, we may engage in negotiations regarding an acquisition proposal with that party.

         QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

     The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the special meeting and other matters to be considered by our shareholders. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices hereto and the documents referred to in this proxy statement.

(1)  Q:   On what am I being asked to vote?

     A: You are being asked to vote on a going private transaction that will result in LTI Acquisition acquiring Laser Technology. The going private transaction will be accomplished through the merger of LTI Merger Sub into Laser Technology, with the result that Laser Technology will become a wholly-owned subsidiary of LTI Acquisition. If the merger is approved and finalized, each outstanding share of our common stock, excluding shares owned by LTI Acquisition and its affiliates, will automatically be cancelled and will be converted into the right to receive $2.06 in cash, without interest. Our shareholders will not have the option to receive LTI Acquisition common stock in exchange for their shares instead of cash.

(2)  Q:   What will happen to Laser Technology as a result of the merger?

     A: If the merger is completed, Laser Technology will cease to be a publicly traded company and its shares will be delisted from the American Stock Exchange.

(3)  Q:   When do you expect the merger to be completed?

     A: We are working toward completing the merger as quickly as possible. In addition to obtaining shareholder approval, we must satisfy all other closing conditions. We expect to complete the merger during the fourth calendar quarter of 2003, but we cannot assure you that we will meet this goal.

(4)  Q:   Does our board of directors recommend the adoption of the merger agreement?

     A: Yes. Our board of directors, following the recommendation of the special committee, recommends that our shareholders adopt the merger agreement. Our board considered many factors in deciding to recommend the adoption of the merger agreement, including, but not limited to, the opinion of our financial advisor and the premium to the then current market price offered by LTI Acquisition. The $2.06 cash per share merger consideration represents a 49% premium to the closing price of our common stock on July 31, 2003, the last trading day before the public announcement of the signing of the merger agreement, and a 51% premium over the average daily closing price of our common stock over the 30 trading day period ending July 31, 2003.

(5)  Q:   What do I need to do now?

     A: We urge you to read this proxy statement carefully, including its appendices, and to consider how the merger affects you. Then just sign, date and return the enclosed proxy card in the postage-paid envelope provided as soon as possible, or cast your vote by telephone or over the Internet so that your shares can be voted at the special meeting.

(6)  Q:   What happens if I do not return a proxy card?

     A: Failure to return your proxy card will have the same effect as voting against the merger, and will make it more difficult for Laser Technology to obtain the vote required to approve the merger, described above.

(7)  Q:   May I vote in person?

     A: Yes. You may vote in person at the meeting, rather than signing and returning your proxy card or voting by telephone or over the Internet, if you own shares in your own name. You may also vote in person at the meeting if your shares are held in "street name," through a broker or bank provided that you bring a legal proxy from your broker or bank and present it at the special meeting. You may also be asked to present photo identification for admittance.

(8)  Q:   May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?

     A: Yes. You may change your vote at any time before the shares reflected on your proxy card, telephone or Internet vote are voted at the special meeting. You can do this in one of three ways by:

          o sending a written, dated notice to our Secretary stating that you would like to revoke your proxy;

          o    signing dating and submitting a new proxy card; or

          o    attending the meeting and voting in person.

     Your attendance at the meeting by itself will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your instructions.

(9)  Q:   If my shares are held in "street name" by my broker, will my broker vote my shares for me?

     A: Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger.

(10) Q:   Who can help answer my questions?

     A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us as follows:

               Laser Technology, Inc.
               Attn: Investor Relations
               7070 South Tucson Way
               Englewood, Colorado 80112-3921
               Telephone: (303) 649-1000

                                 SPECIAL FACTORS

Background of the Merger

     On September 18, 2002, we received a letter of intent from a group, now incorporated as LTI Acquisition Corp. ("LTI Acquisition"), consisting of David Williams, our former President and Chief Executive Officer, three of our current directors, Jeremy G. Dunne, H. Deworth Williams and Edward F. Cowle, and Pamela Sevy, our former Chief Financial Officer, proposing to acquire all of our non-cash assets and assume our liabilities. In addition, LTI Acquisition indicated that it anticipated asking Eric Miller, our current President and a member of the board of directors, to become part of the management group of the acquired business. Shortly thereafter, LTI Acquisition indicated that it would withdraw the letter and issue another letter after making required filings with the SEC concerning the proposal.

     Once we were notified that LTI Acquisitions intended to submit a new letter of intent, a meeting of the board of directors was held on September 23, 2002. Since three of our existing board members were members of LTI Acquisition, and LTI Acquisition indicated that it anticipated it would retain Eric Miller as part of management, the board of directors determined that it would be appropriate to appoint a special committee to act on behalf of the board -- such committee to be composed of board members who were not employees of the company and were not participants in the buyout proposal. The members of the special committee are William P. Behrens, Nicholas J. Cooney and Walter R. Keay. Subject to limitations under Delaware law, the special committee was authorized to exercise all of the powers of the board of directors with respect to the LTI Acquisition offer, and to negotiate the terms of any proposed transaction, including the power to select and retain its own legal counsel and an independent financial advisor.

     In a letter dated September 27, 2002, LTI Acquisition made an offer to acquire all of our tangible and intangible assets, including those of our subsidiaries, excluding cash and cash equivalents. Subject to certain adjustments, the proposal was to pay us approximately $3,650,000 in cash and to assume essentially all of our liabilities, except those incurred after the date of the letter of intent and not in the ordinary course of business. The offer provided that simultaneous with LTI Acquisition's purchase of the non-cash assets, a cash dividend be paid to our common shareholders equal to a minimum of $1.10 per share. LTI Acquisition further expressed their intent to continue the day-to-day operations of our business following consummation of a transaction.

     The offer provided that we had until October 28, 2002 to agree to the proposed terms; such date was later extended by LTI Acquisition to November 18, 2002. LTI Acquisition subsequently agreed to extend the date for acceptance of the letter of intent until such time as the special committee and its financial advisor completed their evaluation of the terms of the proposal.

     We issued a press release on September 27, 2002 in which we described the material terms of the offer, and issued a further press release on October 28, 2003 stating that the acceptance date of the offer had been extended.

     The special committee then engaged Orrick, Herrington and Sutcliffe LLP ("Orrick") as its legal counsel and, on October 2, 2002, met at Orrick's offices to review the special committee's duties and obligations. The current letter of intent from LTI Acquisition, dated September 27, 2002, was reviewed and certain issues with the proposal were identified. It was agreed that Orrick would contact our counsel to discuss the validity of, and issues with, the current proposal.

     In defining its duties, the special committee determined that it should use its best efforts to contact other potential and strategic investors to determine their interest in making a bid for the company or any substantial portion of the company's assets. The special committee contacted five potential investors to ascertain whether they had an interest in considering a proposal. Four of the investors indicated an interest, and three of those four eventually made proposals that were subsequently considered by the special committee and its independent financial advisor.

     The special committee also discussed public perception of the proposed LTI Acquisition transaction and established guidelines as to how it would comport itself, especially in relation to the interested members of the board and former employees of Laser Technology who were stakeholders in LTI Acquisition. It was established that negotiations would be conducted on an arm's-length basis, primarily through Orrick and the independent financial advisor, who had yet to be chosen. The special committee determined that it should engage an independent financial advisor to assist in evaluating offers and to provide our company with an opinion as to the fairness to shareholders of any offer to purchase all or part of Laser Technology. The committee identified and agreed to contact a number of prospective financial advisors. In discussing the criteria for selecting an independent financial advisor, the special committee concluded:

     o that the advisor should have no prior business or advisory relationship with either members of the special committee or officers and directors of Laser Technology;

     o that the advisor's past advisory practice should comfortably encompass the scope of the anticipated negotiations and transactions; and

     o that specific consideration be given to a prospective advisor's experience in dealing with small market capitalization companies as contrasted with much larger, multi-national corporations.

     Once the process was refined, the special committee agreed that it would make a determination following face-to-face presentations by prospective financial advisors.

     Subsequent to the initial meeting, the special committee contacted four prospective independent financial advisors and, on October 17, 2002, had face-to-face interviews with two of these advisors. The other two advisors were eliminated because their fee structure and expertise appeared to focus on much larger and more complex transactions. In choosing an independent financial advisor, the special committee considered the past work of each candidate and considered the ability of each firm to provide independent unbiased advice. After extensive inquiry and negotiations with both parties as to the nature and scope of services to be provided, and the resulting cost to Laser Technology, the special committee chose Andersen, Weinroth, & Partners, LLC (f/k/a Anderson, Weinroth & Co. L.P., and referred to herein as "AWP") as its independent financial advisor, and signed an engagement letter on November 1, 2002. Shortly thereafter, we publicly announced the retention of AWP.

     In addition to the face-to-face meetings with prospective candidates and an investigation of their backgrounds, the special committee considered other factors in selecting AWP. Prior to making its decisions, the special committee visited AWP's facilities and met with its personnel. Although some of its previous clients were much larger, AWP was experienced in transactions similar in size and nature to the one being proposed to Laser Technology. The other prospective advisor, an investment banking subsidiary of a financial holding company, required the approval of a commitment committee of its parent, and was more comfortable dealing with much larger projects that ours. Also, because the special committee had decided to contact other parties who might be potentially interested in acquiring Laser Technology and to entertain unsolicited offers that might occur, the special committee considered the fee structure to be charged by the potential advisors. The fee structure proposed by the investment banking subsidiary contemplated a replication of its original fee for each new potential bidder for which it expressed an opinion. It was determined that this arrangement could have become extremely costly to us and might serve to discourage members of the special committee from pursuing alternative bidders. Accordingly, the special committee proposed an alternative fee arrangement to the investment banking subsidiary. Following the committees' selection of AWP, the investment banking subsidiary notified the committee their proposal was rejected by its commitment committee.

     During the selection process, AWP, cited examples from its past experience and outlined the scope of the proposed undertaking that it believed would assure the best interests of our shareholders and fulfillment of the obligations of the special committee. This included the suggested method by which the special committee would interface with AWP and the committee's role in dealing with and evaluating the relative merits of alternative proposals. Accordingly, AWP's experience, expertise, willingness to work in a flexible manner and its proposed fee structure were significant factors in the committee's final decision.

     On October 23, 2002, Laser Technology the company received an indication of interest from Richton International Corporation ("Richton"), subject to completion of a due diligence review, to invest up to $3,000,000 in our company in exchange for a controlling interest. This indication of interest was referred to the special committee.

     On November 5, 2002, the special committee met at Orrick's offices with legal counsel and representatives of AWP. The special committee discussed with AWP the terms of the Richton proposal received on October 23, 2002. It was agreed that such proposal was not specific enough in its current form but that the special committee should continue to communicate with Richton. The special committee subsequently conveyed the same to Richton. At that meeting, it was also disclosed that Decatur Electronics, Inc. ("Decatur") had contacted Eric Miller, CEO of the company, and expressed an interest in making a proposal. Upon receipt of the inquiry, Mr. Miller referred Decatur to the special committee. On the same day, the special committee received a letter from Decatur indicating an interest in pursuing an acquisition of the company. The special committee acknowledged receipt of the letter on November 10, 2002.

     On December 6, 2002, we received a written offer from Decatur pursuant to which Decatur offered to purchase all of our issued and outstanding shares of common stock at a tentative price of $1.20 per share, subject to certain conditions and due diligence. The purchase of shares would be financed through Decatur's cash assets and potential bank financing. The offer was set to expire on December 20, 2002.

     On December 11, 2002, the special committee met with Orrick and representatives of AWP. At the meeting, AWP presented a report which contained its analysis of the LTI Acquisition and Decatur offers. The report, which was one of many factors that the special committee considered at this early juncture in negotiations, contained certain information which was helpful as a frame of reference for the committee. AWP indicated in its report that it had:

     o reviewed historical and projected financial information and operating data of Laser Technology;

     o discussed with management past and current operations and financial condition and future prospects;

     o discussed with management the status, outlook and possible ramifications of ongoing litigation;

     o discussed Laser Technology's working relationship with Bushnell and future prospects; and

     o compared certain financial and operating data of Laser Technology with that of other publicly traded companies that were deemed relevant.

     In order to put future operations in perspective on a "going concern" basis, the report presented pro forma adjustments to Laser Technology's financial statements. These adjustments eliminated certain non-recurring expense items and reflected the impact on future results of cost reductions for lower rent and the absence of public company expense. The report also discussed AWP's view at that time of the Asia Optical/Nikon litigation and counter suits between Bushnell and Laser Technology, the estimated cost of the ongoing litigation and the potential impact if the Bushnell contract was terminated. The report stated that AWP believed Laser Technology should attempt to settle the Asia Optical/Nikon litigation, which would in turn add to value attained in a sale of the operating business. Subsequently at the trial in April 2003, the jury ruled in favor of Laser Technology and against Nikon and Asia Optical. In July 2003, we reached settlement agreements with Asia Optical and Nikon, which included a one-time cash payment of $2.4 million and an ongoing royalty license agreement.

     AWP's report also compared the value of the LTI Acquisition and Decatur offers in terms of their multiples of book value and earnings before interest, taxes, depreciation and amortization. The report contained other information such as a comparable company analysis, which the committee felt would become more relevant as the selection process progressed.

     In its report, AWP recommended that it indicate to the bidders that offers at least equal to book value would be considered positively by the committee. After discussing the matter, it was agreed that at this early stage, it would not be advisable to use book value as a benchmark when the impact of a cash settlement from pending litigation was unknown. Also, AWP was unaware at the time that the special committee had initiated discussions that it felt would lead to indications of interest from other parties.

     As a result of their discussion at the meeting, AWP and the special committee agreed that both offers were inadequate. The committee indicated that it did not want AWP to give any guidance to the prospective acquirers as to a fair price for the transaction because:

     o    it was too early in the process;

     o there were other parties unbeknownst to AWP prior to the meeting who had indicated an interest in bidding;

     o other potential bidders had not had a sufficient amount of time to evaluate the situation; and

     o the outcome of a settlement of the Nikon/Asia Optical litigation would have a significant impact on value.

     Based in part upon AWP's analysis, the special committee determined that both the Decatur offer of $1.20 per share and the LTI Acquisition offer of $3,650,000 in cash with a dividend to shareholders of $1.10 per share were inadequate and that the special committee would not recommend either offer to the board of directors. The special committee also discussed the status of any additional proposals from Richton, and an indication of interest in making an investment by an investment group. The investment group indicated a willingness to sign a confidentiality agreement and send an emissary to visit the company. No terms were proposed.

     In considering the relative merits of the proposals, consideration was given by the special committee to the dynamic aspects of the value of the transaction due to the pending litigation with Asia Optical Co., Inc. and Nikon, Inc. (the "Asia Optical Litigation"), the outcome of which would have a bearing on what the special committee would consider to be an adequate proposal.

     It was agreed that a representative of AWP would contact Decatur and LTI Acquisition to inform them of the special committee's decision, and to invite them to improve their offers. Both groups indicated that they would consider improving their bids and subsequently signed confidentiality agreements in contemplation of meeting with management and conducting due diligence of Laser Technology's operations.

     On December 23, 2002, pursuant to previous discussions initiated by the special committee, Public Safety Equipment, Inc. ("PSE"), a wholly owned subsidiary of Britax, International, Ltd. indicated that it was interested in receiving further information concerning the business operations of Laser Technology. PSE signed a confidentiality agreement to access additional information so that it could evaluate the bases for submitting an acquisition offer.

     On December 24, 2002, the company received a further indication of interest from Richton, expressing interest in signing a confidentiality agreement in contemplation of making an outright bid to acquire the company or making a significant investment to obtain a controlling interest in the company. On December 30, 2002, Richton signed a confidentiality agreement.

     On January 21, 2003, the special committee met to discuss the various indications of interest and proposals received to date. The special committee authorized AWP to send a letter to each of the parties which had expressed an interest in submitting an offer, inviting them to make formal proposals and describing the process by which proposals should be submitted for consideration by the special committee. This letter was sent on January 29, 2003, and final date for submission of proposals was set for February 19, 2003.

     On January 28, 2003, the special committee set up a meeting between representatives of Decatur and management of Laser Technology so that Decatur could ask questions of management and access to certain relevant corporate documents. The special committee set up similar meetings for PSE and the private investment group subsequent to their signing a confidentiality agreement.

     Three of the invitees, Richton, LTI Acquisition and PSE, responded with specific proposals. Decatur did not submit a revised bid.

     A letter from Richton dated February 12, 2003 contained an offer in which Richton proposed to invest $3,000,000 in our company in exchange for (i) 650,000 shares of a newly created Class B common stock with super-majority voting rights equal to 10 votes per share, at $3.00 per share, and (ii) 825,000 shares of a newly-created Class A common stock with one vote per share, at $1.27 per share. The letter allotted Richton 60 days to complete due diligence and a period of exclusivity during such time.

     A letter from LTI Acquisition dated February 18, 2003 contained an amended offer to purchase all of the non-cash assets and assume the liabilities of Laser Technology company for $4,750,000, subject to the payment of a dividend to shareholders in the amount of either (a) $1.55 per share if we elected to retain a small amount of cash in the company so that we could maintain our American Stock Exchange listing as a shell company, or (b) $1.60 per share if we elected to liquidate.

     A letter from PSE dated February 19, 2003 contained an offer to purchase all of the outstanding shares of our common stock at a price of $1.65 a share, subject to certain conditions including further confirmatory due diligence.

     On February 24, 2003, the special committee met to consider the offers from Richton, LTI Acquisition and PSE. In connection therewith, AWP presented a report and reviewed with the special committee certain financial information contained therein, including the recent financial performance of Laser Technology, EBITDA normalized for non-recurring expenses incurred in fiscal 2002, budgeted for fiscal 2003, normalized for certain operating cost reductions implemented in 2002 that persisted in 2003, and the adjusted book value as of December 31, 2002. The report also included an update of the Asia Optical/Nikon and Bushnell litigations.

     AWP's report discussed the elements of the three offers and made certain comparisons between the LTI Acquisition and PSE offers. The report concluded that all three offers valued Laser Technology at approximately the same level, but represented a discount from the book value that was previously targeted as being a price that would be deemed fair. AWP stated that it believed that both the LTI Acquisition and PSE offers were attractive because there were no financing contingencies and that both offers could be increased through further negotiation. AWP recommended that the special committee notify both parties that their offers were about the same and that in the event of a settlement in the Asia Optical litigation, any settlement amount would be added to the value of the offer for the benefit of our shareholders. AWP also recommended that the parties be asked to reconsider increasing their offers and reducing contingencies in order to aid in making an ultimate determination.

     The spcial committee discussed the recent stock price performance of our shares, and reviewed the status of the Asia Optical litigation and litigation with Bushnell, Corporation.

     Although the special committee did not make a determination as to which proposal represented the best offer, it concluded that the offers were fairly close in value. The committee did note that although the Richton offer valued Laser Technology at approximately the same level as the other two offers, it did not provide for the cash payment of $1.65 per share to our shareholders, as in the PSE proposal, or a liquidation dividend of $1.60 as did the LTI Acquisition offer. The special committee noted further that under the terms of the Richton proposal, shareholders would not receive any consideration for their stock and would have their voting position reduced to a minority position with no assurance as to how the stock would trade in the aftermarket. A representative of AWP informed Richton about the discussions of the special committee with respect to its proposal, and Richton declined to make a revised bid.

     The Committee also discussed the various scenarios that might be proposed to the bidders in order to include some cash contribution to shareholders from any litigation settlement with regard to the Nikon/Asia Optical suit.

     During a telephonic conference call on February 28, 2003, the special committee asked AWP to inform each of the offering parties of the competing offers and, if they decided to improve their offers, to consider adding any cash that might be received as a result of a settlement of the Asia Optical litigation to its payout to shareholders. AWP sent this letter to the offering parties on March 3, 2003, and it was requested that such revised offers be provided to us no later than March 7, 2003.

     On March 7, 2003, the special committee received a letter from PSE in which PSE increased its offer to $1.72 per share, plus any net cash benefit from a pending settlement pertaining to the Asia Optical litigation.

     On March 7, 2003, the special committee also received a letter from LTI Acquisition that increased the cash portion of its offer to $5,800,000, contingent upon a dividend to shareholders of $1.85 per share.

     Upon being informed of PSE's March 7, 2003 offer, on March 13, 2003, LTI Acquisition modified its offer to pass along to shareholders proceeds from any settlement of the Asia Optical Litigation in excess of $1,000,000, in addition to the $1.85 dividend. As an alternative, it offered to purchase all of our non-cash assets (including the assumption of all liabilities) contingent upon a dividend to shareholders of $1.76 per share, with an offer to pass along any settlement(s) from the Asia Optical litigation to shareholders.

     On March 13, 2003, the special committee met telephonically with Orrick and representatives of AWP to discuss the LTI Acquisition offer and compare it with the offer from PSE. The tax consequences of the offers were also discussed. The special committee decided that the LTI Acquisition offer was better than the PSE offer. The Committee instructed AWP to inform PSE of the decision by the special committee and to offer PSE the opportunity to further modify its offer. On March 20, 2003, AWP received a request from PSE for additional information. On April 9, 2003, PSE indicated that it had not received all the information it required to modify its offer and it requested a broader due diligence review. The special committee agreed to provide PSE with access to as much information as it required.

     On or about May 6, 2003, the company sent to LTI Acquisition and PSE a forecast for the 2003 fiscal year. This forecast reflects projected revenue of $10,462,236, and a net loss after taxes of $498,629.

     On May 12, 2003, AWP notified PSE and LTI Acquisition in writing that they had until May 16, 2003 to present modified offers. In this letter, AWP presented LTI Acquisition and PSE with a summary of the 2003 forecast, with pro-forma adjustments for certain non-recurring items, including litigation expenses and costs.

     On May 15, 2003, the special committee received a letter from LTI Acquisition confirming that their offer of March 13, 2003 remained in effect.

     On May 16, 2003, PSE sent us a proposal to purchase all of the outstanding shares of common stock for $2.03 per share, subject to a closing condition requiring the settlement of the Asia Optical Litigation.

     On May 19, 2003, the special committee received a letter from LTI Acquisition requesting clarification as to the differences between its proposal and PSE's proposal.

     On May 21, 2003, the special committee received a revised offer from LTI Acquisition that raised the dividend for shareholders to $2.08 per share if there was a settlement of the Asia Optical Litigation before a closing of the transaction, and, if there was no settlement prior to the closing of the contemplated transaction, $1.92 per share (which price included $500,000 as a guaranteed payment in anticipation of settlement of the Asia Optical Litigation) plus a subsequent distribution equal to the net proceeds in excess of $500,000, if any, from a settlement of the Asia Optical Litigation.

     On May 22, 2003, PSE sent an addendum to their offer in which PSE offered an alternative to their previous proposal; an offering price of $1.95 per share and the removal of the settlement of the Asia Optical Litigation as a closing condition.

     On May 22, 2003, the special committee along with Orrick and representatives of AWP met to discuss the competing bids. The special committee discussed how best to maximize shareholder value and, among other things, considered tax advice from counsel as to the possible impact of the structure of the two proposed transactions on the company. Based upon input from Orrick and AWP, the special committee determined that a transaction in the form of a stock purchase would be more favorable for our shareholders than a transaction in the form of an asset purchase. In reaching that decision, the special committee considered the following factors: the cost of keeping a shell corporation listed on the AMEX; the funds necessary to maintain Laser Technology as a publicly reporting company; the likelihood of finding a merger candidate for the shell; the AMEX's posture toward such a proposal; tax consequences; and the mechanics and legality of how such a transaction would be effected. The special committee concluded that the uncertainty surrounding the necessary events to cause such a transaction to be successful, coupled with the expenses associated with a transaction of that nature and lack of personnel to implement such a chain of events did outweigh the remote value of such a transaction to our shareholders.

     A representative of AWP contacted PSE and LTI Acquisition to convey the special committee's decision as to its preferred structure of the proposals.

     On May 28, 2003, LTI Acquisition sent a letter to the special committee amending its offer of May 21, 2003. LTI Acquisition proposed to increase its offer to $1.97 per share (which price included $800,000 as a guaranteed payment in anticipation of settlement of the Asia Optical Litigation) if a settlement of the Asia Optical Litigation was not consummated before closing, plus a subsequent distribution equal to the net proceeds, if any, from a settlement of the Asia Optical Litigation in excess of $800,000. Its offer to purchase shares at a price of $2.08 if a settlement occurred before closing remained in effect.

     On June 6, 2003, the special committee received a letter from LTI Acquisition reflecting the same terms as the previous proposal letter, with an acknowledgment that the board of directors could consider superior proposals if necessary to fulfill their fiduciary duties to the company.

     On June 11, 2003, the special committee met at Orrick's office with legal counsel and representatives of AWP with the purpose to discuss current bids. Subsequent to the June 6, 2003 offer from LTI Acquisition, AWP had contacted both LTI Acquisition and PSE and informed them as to the status of the current bids. AWP indicated at the June 11, 2003 meeting that it had been informed by PSE that PSE would not continue bidding. After discussion among members of the special committee, the committee expressed the view that the LTI Acquisition offer was the superior economic proposal. The special committee expressed the view that a transaction with LTI Acquisition represented a superior alternative for shareholders rather than remaining public, and that it was unlikely that another credible competing offer for our company could be obtained at a higher price than the LTI Acquisition offer.

     It was agreed that a form of definitive merger agreement be prepared and sent for review by counsel for the shareholders of LTI Acquisition, including Kama Tech Corporation and Kama Tech (HK) Ltd. The special committee continued to negotiate the specific terms of the merger with LTI Acquisition and conditioned its recommendation of the merger to the board of directors on, among other things, the following: (i) completion by AWP of its financial analyses and its ability to provide an opinion as to the fairness of the consideration to company shareholders (other than LTI Acquisition and its affiliates), from a financial point of view; (ii) completion by LTI Acquisition of financing for the transaction and receipt of acceptable financing commitments; and (iii) negotiation of mutually agreeable terms and conditions in a definitive merger agreement, including the absence of any "break-up" fee in the event of a higher bid from another party.

     The special committee and LTI Acquisition spent several weeks preparing and negotiating various points of the definitive agreement. As part of these negotiations, it was agreed that LTI Acquisition would pay certain ongoing costs related to maintaining a directors' and officers' "tail" liability policy and that the price per share paid by LTI Acquisition would be reduced to $2.06 per share, as an offset for the additional insurance costs. Additionally, as part of these negotiations, the special committee required that before recommending the LTI Acquisition offer to the board of directors, LTI Acquisition needed to provide satisfactory evidence to the special committee that the necessary funds to complete the transaction were available in a segregated account set up specifically for the transaction. Such financial arrangements were arranged and LTI Acquisition provided sufficient evidence to the special committee.

     On July 31, 2003, the special committee met telephonically with its counsel. AWP delivered its opinion to the special committee that as of such date and based upon and subject to the factors and assumptions set forth in the opinion, the consideration of $2.06 per share in cash to be received by the holders of company common stock (other than LTI Acquisition and its affiliates) under the merger agreement is fair from a financial point of view to such holders. The special committee then unanimously determined to recommend that the board of directors approve the merger agreement.

     Subsequently, on July 31, 2003, the special committee reported its findings to the entire board of directors. The special committee reported to the board of directors that the proposed merger likely would provide the greatest value reasonably attainable for shareholders and recommended that the board of directors approve the merger.

     During the course of its tenure the special committee did not instruct AWP to formally provide it with written reports as a matter of record regarding its opinions. However, in discussions with AWP, the committee requested such statistical and other information as AWP would normally provide its clients in order for the committee to best evaluate any proposals to acquire the company. The committee also asked AWP to describe for it the various factors that entered into their opinions as the negotiating process progressed. They did this verbally, and in two written reports. Since AWP's opinions were already provided in the reports received on December 11, 2002 and February 24, 2003 and in verbal discussions with principals of AWP, the committee saw no need to request a final written report because all pertinent information received earlier was contained in the fairness opinion of July 31, 2003.

Fairness of the Merger; Recommendation of the Special Committee

     The special committee believes that the merger is fair to and in the best interests of our shareholders. The special committee unanimously recommended that the board of directors approve and adopt the merger and authorize the execution of the merger agreement.

     In the course of reaching its decision to approve the merger agreement and to recommend that you adopt the merger agreement, our special committee considered a number of potentially positive factors in their deliberations, including:

     o the historical market prices of our common stock and recent trading activity, including the fact that the proposed consideration of $2.06 per share in cash to be received by shareholders in the merger represents a premium of approximately 190% to the trading price of the common stock on September 20, 2002, one week prior to the initial bid by LTI Acquisition;

     o the special committee's belief, based on, among other things, the financial advice provided to the special committee by AWP during the period from November 1, 2002 to the present, that the $2.06 per share merger consideration:

          o compared favorably to the current and historical market prices of our common stock, including the fact that our stock had not closed at or above $2.06 per share in the period from May, 2000 to the present time,

          o comported with contextual data and market information for certain other selected companies of whose securities are publicly traded;

     o the opinion of AWP, described in detail under " -- Opinion of Anderson, Weinroth & Co., LP" Appendix B, that, as of as of July 31, 2003, the consideration to be received in the merger was fair, from a financial point of view, to our shareholders;

     o the special committee's belief, based upon negotiations with LTI Acquisition, that the merger consideration represents the highest price that LTI Acquisition is willing to pay, and in light of the lack of competing proposals at comparable or higher valuations after providing an opportunity for the remaining bidder to revise its offer in light of the LTI Acquisition offer, as well as the breadth of the bidding process, is likely the highest price reasonably attainable for our shareholders in a merger transaction;

     o the fact that the merger consideration is all cash, which provides certainty of value to our shareholders compared to a transaction in which our shareholders would receive stock;

     o the fact that a transaction in the form of a stock purchase was more favorable to our shareholders than a transaction in the form of an asset purchase;

     o the fact that LTI Acquisition has the financial resources to complete the merger expeditiously;

     o the fact that, pursuant to the merger agreement, we can respond in the manner provided in the merger agreement to any unsolicited written proposal that our board of directors reasonably determines in good faith constitutes or is reasonably likely to lead to a superior proposal and the fact that we may terminate the merger agreement in the event of a superior proposal (as described below in "The Merger Agreement -- No Solicitation by Laser Technology"), and that there is no "break-up" fee upon termination of the merger agreement;

     o the requirement that the merger be authorized by the affirmative vote of at least 66-2/3% of the outstanding shares of our common stock that are held by non-interested shareholders for purposes of Section 203 of the Delaware General Corporation Law;

     o the fact that the merger agreement and the merger are the product of arm's-length negotiations between LTI Acquisition and the special committee; and

     o the availability of appraisal rights for shareholders under the Delaware General Corporation Law.

     In addition, the special committee has had discussions with AWP regarding the potential transaction with LTI Acquisition, our business, financial condition, competitive position, business strategy, and strategic options, as well as the risks involved in achieving these prospects, the nature of our business and the industry in which we compete, and current industry, economic and market conditions, both on a historical and on a prospective basis.

     The special committee also considered a number of potentially negative factors in their deliberations concerning the merger, including:

     o that we will no longer exist as an independent company and our shareholders will no longer participate in our growth or from any future increase in the value of our business;

     o the risks and contingencies related to the announcement and pendency of the merger, including any potentially negative perception of the merger by our employees, customers, vendors, shareholders and other parties and the potentially negative actions that such persons may take as a result of the announcement of the merger;

     o the possibility that the merger will not be completed and the potentially negative impact on our revenues, sales, earnings, operating results, financial condition, business and stock price in the event the merger does not close following its public announcement;

     o the fact that gains from an all-cash transaction would be taxable to our shareholders for U.S. federal income tax purposes; and

     o that if the merger does not close, our officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred substantial transaction costs in connection with the transaction and such costs will negatively impact our operating results.

     In view of the number of factors considered by the special committee in connection with the evaluation of the merger, the special committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of the special committee may have given different weights to the various factors.

     After considering the foregoing factors, the other information available to it, and after numerous meetings and discussions with AWP and internally, the special committee unanimously recommended that the board of directors approve the merger agreement, and determined that the merger agreement and merger are fair to, and in the best interests of, the shareholders.

Recommendation of Our Board of Directors

     After careful consideration of a variety of information and factors, including the recommendation of the special committee, our board of directors has:

     o received and accepted the recommendation of the special committee to proceed with the merger and merger agreement;

     o adopted the analyses and opinion of AWP as to the fairness, from a financial point of view, to the holders of our common stock of the merger consideration;

     o determined that the merger is advisable and in the best interests of Laser Technology and is substantively fair to the unaffiliated holders of our common stock;

     o approved the merger agreement, the merger and the transactions contemplated by the merger agreement; and

     o declared that it is in the best interests of our shareholders that you adopt the merger agreement and approve the merger on the terms and conditions set forth in the merger agreement.

     The board of directors also determined that the merger is procedurally fair because, among other things;

     o the board established a special committee, comprised of independent directors not affiliated with LTI Acquisition and who will not be affiliates of LTI Acquisition following the merger, to consider and negotiate the merger agreement;

     o the special committee was given exclusive and unlimited authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transactions;

     o the special committee retained and received advice from its own independent legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the merger agreement, and these advisors reported directly to and took direction solely from the special committee;

     o the price of $2.06 per share and the other terms and conditions of the merger agreement resulted from active and lengthy negotiations between the special committee and its representatives, and LTI Acquisition and its representatives;

     o under Delaware law, our shareholders have a right to demand appraisal of their shares; and

     o the affirmative vote of a 66-2/3% of our common shares entitled to vote thereon, excluding shares owned by LTI Acquisition and its affiliates, is required under Delaware law to approve and adopt the merger agreement.

     The board's belief that the merger is substantively and procedurally fair to our unaffiliated shareholders is based upon the analyses and conclusions of the special committee, which are set forth in the "Fairness of the Merger; Recommendation of the Special Committee" section above, and which were also adopted by the board, accordingly, our board of directors unanimously recommends that you vote FOR the adoption of the merger agreement and the approval of the merger. Our board of directors also unanimously recommends that you vote FOR approval of adjournment or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger.

Opinion of Andersen, Weinroth & Partners, L.L.C.

     Pursuant to an engagement letter dated November 1, 2002, the special committee retained AWP to render an opinion to our board of directors as to the fairness, from a financial point of view, to the holders of our common stock, of the consideration to be received in the merger.

     On July 31, 2003, AWP delivered its written opinion to the special committee to the effect that, and subject to the various assumptions set forth in the opinion, as of July 31, 2003, the consideration to be received in the merger was fair, from a financial point of view, to our shareholders. The full text of the written opinion of AWP is attached as Appendix B and is incorporated by reference. Holders of our common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by AWP This summary of the written opinion of AWP is qualified in its entirety by reference to the full text of such opinion.

     AWP's analyses and opinion were prepared for and addressed to our board of directors and are directed only to the fairness, from a financial point of view, of the consideration to be received in the merger, and do not constitute an opinion as to the merits of the merger or a recommendation to any shareholder as to how to vote on the proposed merger. The consideration received in the merger was determined through negotiations between Laser Technology and LTI Acquisition and not pursuant to recommendations of AWP.

     In arriving at its opinion, AWP reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

     o    a draft of the merger agreement dated July 31, 2003;

     o the audited financial statements of Laser Technology as of and for the fiscal years ended September 30, 1998, 1999, 2000, 2001, 2002 and forecasted fiscal 2003 as well as the unaudited financial statements for the periods ended December 31, 2002, March 31, 2003 and June 30, 2003;

     o quarterly revenues and gross profits by product segment for all quarterly periods during fiscal 2001, fiscal 2002 and through March 31, 2003;

     o annual sales and gross profits by product segment and by geographic region for years ended September 30, 1998, 1999, 2000, 2001, 2002 and forecasted fiscal 2003;

     o forecasted income and cash flow statements and balance sheets for fiscal 2003;

     o    certain information concerning LTI Acquisition and its principals;

     o certain financial analyses, forecasts and reports prepared by our management regarding inventory levels, cost reduction initiatives, sales backlogs and forecasts, and new product development;

     o certain operating results and the reported price and trading histories of the shares of our common stock as compared to operating results and the reported price and trading histories of certain publicly traded companies AWP deemed relevant;

     o certain financial terms of the merger as compared to the financial terms of certain selected business combinations AWP deemed relevant;

     o results of the process to solicit interest from other companies in acquiring us; and

     o such other information, financial studies, analyses and investigations that AWP deemed relevant for the purposes of its opinion.

     In addition, AWP visited the headquarters of Laser Technology and conducted discussions with members of its senior management team, including Eric Miller, President and CEO, Elizabeth Hearty, Chief Financial Officer, and Jeremy Dunn, Vice President-Engineering, regarding their assessment of Laser Technology's past and current business operations, financial condition and future prospects.

     In conducting its review and arriving at its opinion, AWP, with our consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by us, or which was publicly available. AWP did not undertake any responsibility for the accuracy, completeness or reasonableness of, or to independently verify, this information. AWP further relied upon the assurance of our management that they were unaware of any facts that would make the information provided to AWP incomplete or misleading in any respect. AWP, with our consent, assumed that the financial forecasts provided to AWP were reasonably prepared by our management, and reflected the best available estimates and good faith judgments of such management as to our future performance. Our management confirmed to AWP, and AWP assumed, with our consent, that the financial forecasts used in AWP's analyses with respect to us provided a reasonable basis for its opinion. AWP did not make or obtain any independent evaluations, valuations or appraisals of our assets or liabilities, nor was AWP furnished with these materials. With respect to all legal matters relating to us, AWP relied on the advice of our outside legal counsel.

     AWP's services to us in connection with the merger were comprised of acting as our financial advisor in connection with the merger and rendering an opinion from a financial point of view of the consideration to be received in the merger. AWP's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by AWP on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, AWP does not have any obligation to update, revise or reaffirm its opinion and AWP expressly disclaims any responsibility to do so.

     In rendering its opinion, AWP assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied and not waived. AWP assumed that the final form of the merger agreement would be substantially similar to the last draft received by AWP prior to rendering its opinion. AWP also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger.

     AWP's opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger. AWP's opinion is limited to the fairness, from a financial point of view, of the consideration to be received in the merger. AWP expresses no opinion as to the underlying business reasons that may support the decision of our board of directors to approve, or our decision to consummate, the merger.

Analysis Conducted by Andersen, Weinroth & Partners

     In accordance with customary investment banking practice, AWP performed three separate and distinct analyses, all of which are widely recognized and accepted as valuation methods, in order to form an opinion as to whether the cash consideration proposed to be paid to the public shareholders is fair from a financial point of view. The analyses conducted were:

     o    Comparable Publicly Traded Company Analysis

     o    Precedent Transaction Analysis

     o    Historical Stock Trading Analysis

     Certain of the analyses incorporate the comparison of enterprise value to EBITDA multiples for the Company with those of other comparable companies. Because the Company incurred certain non-recurring expense items in fiscal 2002 and fiscal 2003, and implemented certain cost reductions in fiscal 2002, AWP made certain adjustments for the foregoing to derive a more normalized EBITDA to be used in the comparative valuations. In addition, AWP also adjusted the Company's 2003 estimated EBITDA for the one-time estimated gain in the fourth quarter of fiscal 2003 of $2,400,000 arising from a settlement of certain litigation. The table below sets forth the Company's actual LTM (for the twelve months ended June 30, 2003) and fiscal 2003 estimated EBITDA and as adjusted for the foregoing adjustments.

EBITDA                           LTM            2003 E
------------------------   --------------   -------------
   Unadjusted ..........     $ (465,000)     $1,742,000
   Adjusted ............      1,298,000         773,000

     The following is a summary of the principal financial analyses performed by AWP to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. AWP performed certain procedures, including each of the financial analyses described below, and reviewed with our management the assumptions on which such analyses were based and other factors, including our historical and projected financial results. AWP analyzed Laser Technology as a going concern and accordingly expressed no opinion as to the liquidation value of the company. No limitations were imposed by our board of directors with respect to the investigations made or procedures followed by AWP in rendering its opinion.

     Implied Consideration. Giving effect to the $2.06 per share cash consideration and the outstanding Laser Technology shares and common share equivalents, AWP calculated the implied equity value of the cash consideration payable in the transaction for the Laser Technology common stock to be approximately $11.5 million. AWP also calculated the implied "enterprise value" (equity value plus debt less cash) of the company to be approximately $6.3 million.

     Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, AWP compared selected historical financial data and ratios for Laser Technology to the corresponding financial data and ratios of certain other companies (the "Selected Companies") whose securities are publicly traded. The purpose of this analysis is to use certain financial data of the comparable companies to derive comparable ratios against which the proposed purchased price may be compared. It is important to note that while there are no publicly traded companies directly comparable to Laser Technology, companies engaged in similar types of business with similar SIC codes were examined. In addition to Laser Technology's classification, measuring and controlling devices, the following classifications were examined:

     o    Fluid meter and counting devices

     o    Instruments to measure electricity

     o    Optical instruments and lenses

     o    Electromechanical equipment

     o    Surgical appliances and supplies

     o    Security systems services

     Based on our review of the foregoing, we identified the following 13 companies that operate in somewhat comparable businesses to Laser Technology, however, most are substantially larger companies.

     o    Jenoptik AG

     o    Coherent, Inc.

     o    Armor Holdings, Inc.

     o    Rofin-Sinar Technologies, Inc.

     o    II-VI Inc.

     o    Excel Technology, Inc.

     o    OYO Geospace Corp.

     o    Isco, Inc.

     o    Transact, Inc.

     o    O.I. Corp.

     o    Mocon, Inc.

     o    Taser International, Inc.

     o    Image Sensing, Systems

     The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value (market capitalization of common stock plus debt less cash) to EBITDA (earnings before interest, incomes taxes, depreciation and amortization) for the public companies selected. AWP utilized these multiples because they are widely recognized and accepted as valuation measures. The information in the table is based on the closing stock prices on July 9, 2003.

                                                                 Enterprise Value as a Multiple of:
                                                   Equity     ----------------------------------------
                                                   Market                      Sales
                                               Capitalization ---------------------------------------
                                                 ($000,000)          LTM**             2003E****
                                              --------------- ------------------- -------------------
All companies
  -- Range ..................................   $12-$758           0.3x-3.2x           0.3x-3.0x
  -- Median .................................      $72                1.3x                1.6x
Laser Technology at $2.06 per share .........      $12                0.6x                0.6x

                                                                 EBITDA*
                                              --------------------------------------------
                                                      LTM**                2003E***
                                              --------------------- ---------------------
All companies
  -- Range ..................................       3.8x-41.9x             5.5x-20.3x
  -- Median .................................          9.2x                  11.3x
Laser Technology at $2.06 per share .........          4.8x                  8.1x

------------

* EBITDA for Laser Technology is adjusted for non-recurring and other items (See "Analysis Conducted by Andersen, Weinroth & Partners").

** LTM information for Laser Technology is for the twelve months ending June 30, 2003.

*** Financial projections for selected public companies were obtained through published research and analyst reports.

     As shown in the above table, the $2.06 per share price that is being offered for each share of Laser Technology represents a multiple of enterprise value to sales and EBITDA that are within the range at which other publicly traded comparable companies are valued in the market. For this reason as well as other factors considered, AWP is of the opinion that the consideration of $2.06 per share is fair from a financial point of view.

     In addition, AWP selected the six companies from the above list with equity market capitalizations less than $50 million and compared selected historical operating and financial data and ratios for Laser Technology to the corresponding financial data and ratios of these companies. These smaller capitalization companies were:

     o    Isco, Inc.

     o    Transact, Inc.

     o    O.I. Corp.

     o    Mocon, Inc.

     o    Taser International, Inc.

     o    Image Sensing, Systems

     The following table presents the multiples implied by the ratio of enterprise value to EBITDA for these six companies. The information in the table is based on the closing stock prices on July 9, 2003.

                                                                 Enterprise Value as a Multiple of:
                                                   Equity     ----------------------------------------
                                                   Market                      Sales
                                               Capitalization ---------------------------------------
                                                 ($000,000)          LTM**             2003E****
                                              --------------- ------------------- -------------------
Selected Small Companies
  -- Range ..................................   $11-$49            0.3x-3.2x           1.7x-1.7x
  -- Median .................................     $27                 1.3x               1.7x
Laser Technology at $2.06 per share .........     $12                 0.6x               0.6x

                                                          EBITDA*
                                              -------------------------------
                                                      LTM**          2003E***
                                              --------------------- ---------
Selected Small Companies
  -- Range ..................................        3.8x-41.9x      20.3x
  -- Median .................................          8.0x          20.3x
Laser Technology at $2.06 per share .........          4.8x           8.1x

------------

* EBITDA for Laser Technology is adjusted for non-recurring and other items (See "Analysis Conducted by Andersen, Weinroth & Partners").

** LTM information for Laser Technology is for the twelve months ending June 30, 2003.

*** Financial projections for only one of the six selected public companies available and were obtained through published research and analyst reports.

     As shown in the above table, the $2.06 per share price that is being offered for each share of Laser Technology represents a multiple of enterprise value to sales and EBITDA for the latest twelve months that are within the range at which other publicly traded comparable companies are valued in the market. The Laser Technology multiple of 2003E is below the range of the one comparable company for whom 2003 projections were available. Thus, we did not place much weight on the comparison of the Laser Technology 2003E multiple to the other single company. The fact that the Laser Technology LTM multiple was within the range of the other six companies contributed to our conclusion that the $2.06 per share consideration was fair from a financial point of view to the shareholders.

     Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to us. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies or Laser Technology to which they are being compared.

     Analysis of Selected Precedent Transactions. AWP reviewed the financial terms, to the extent publicly available, of transactions involving the acquisition of companies which manufacture and market laser-based measurement instruments. The purpose of this analysis is to use certain data from comparable transactions to derive a ratio of transaction value to LTM Sales and LTM EBITDA against which the proposed purchase multiple may be compared. AWP selected these transactions by searching databases, SEC filings, public company disclosures, press releases, equity research reports and other sources by applying the following criteria:

     o Transactions that were announced between January 1, 2001 and July 10, 2003;

     o Transactions which were not share repurchases or acquisitions of a minority interest.

          o    Raytek Corp. / Danaher Corp.

          o    IFR Systems / Aeroflex Inc.

          o    Visionics Corp. / Identix Inc.

          o    SpatialMatrix / Faro Technologies

     AWP reviewed the transaction value in the selected transactions, defined as the announced purchase price, which includes debt, equity and cash, as a multiple of LTM revenue and LTM EBITDA. It also examined the premium of the offer price over the trading prices one trading day and one week prior to announcement date. The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM revenue and LTM EBITDA.

  ($ in millions)
                                                                    Trans.
Target             Acquiror                 Announced   Effective    Value
---------------------------------------------------------------------------
SpatialMetrix      Faro Tech.              1/16/02       1/16/02     $  7
Visionics Corp.    Identix Inc.            2/22/02       6/26/02      241
IFR Systems        Aeroflex Inc.           4/15/02       4/15/02       60
Raytek Corp.       Danaher Corp.           8/23/02        9/3/02       75
Laser Technology   LTI Acquisition Group   7/31/03            --     $ 12
---------------------------------------------------------------------------

                           Premium                                Multiple
                           to Offer           Target LTM**        of LTM**
  ($ in millions)  ------------------------ ---------------- -------------------
                       1-Day       1-Week
Target                 Prior       Prior     Sales EBITDA*      Sales EBITDA*
--------------------------------------------------------------------------------
SpatialMetrix           NA            NA     $ 11    $(4)      0.6x      NM
Visionics Corp.         (9)%         (12)%     33     (3)      7.3x      NM
IFR Systems              3%           23%     125      8       0.5x      7.4x
Raytek Corp.            NA            NA       50     NA       1.5x      NM
Laser Technology        47%           55%    $ 11    $ 1       1.0x      8.9x
--------------------------------------------------------------------------------

* EBITDA for Laser Technology is adjusted for non-recurring and other items (See "Analysis Conducted by Andersen, Weinroth & Partners").

**   LTM for Laser Technology is for the twelve months ending June 30, 2003.

     As shown in the above table, the $2.06 per share price that is being offered for each share of Laser Technology represents a multiple of LTM sales that is within the range of four other companies and is higher than two of them. The $2.06 per share price represents a multiple of LTM EBITDA that is above the multiple for the one company for which LTM EBITDA information was available. For these reasons as well as other factors considered, AWP is of the opinion that the consideration of $2.06 per share is fair from a financial point of view.

     Although the selected transactions were used for comparison purposes, none of those transactions is directly comparable to our proposed merger with LTI Acquisition, and none of the companies in those transactions is directly comparable to us. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or Laser Technology to which they are being compared.

     Historical Stock Trading Analysis. AWP compared the closing prices of our common stock over various periods ended June 30, 2003 to the offer price of $2.06 per share. The table below sets forth the stock prices for those periods and the premium implied by the offer price in the merger to the historical stock price.

                                                                      Stock
                                                                      Price      Premium
                                                                      -----      -------
   Latest twelve months average ................................      $1.00        106%
   Latest six months average ...................................      $1.25         65%
   Latest three months average .................................      $1.32         57%
   Latest two months average ...................................      $1.33         55%
   Latest one month average ....................................      $1.33         55%
   Stock price one month prior to initial announcement .........      $0.65        217%
   Stock price one week prior to initial announcement ..........      $0.71        190%
   Low (latest twelve months) ..................................      $0.41        402%
   High (latest twelve months) .................................      $1.41         46%

     Marketing Process. In addition to the foregoing financial analyses, AWP considered the results of a process to solicit interest from other companies in acquiring Laser Technology. Confidential information was sent to five entities that expressed a potential interest in acquiring Laser Technology. Four of these companies, including LTI Acquisition, conducted on-site due diligence activities of which two submitted revised offers on several occasions. The marketing and competitive bidding process resulted in a substantially higher offer for Laser Technology of $2.06 per share, an increase of $0.96, or 87%, over the initial $1.10 per share offer made by LTI Acquisition Group. All of these offers were considered to be inferior to the LTI Acquisition offer.

     The summary set forth above does not purport to be a complete description of all the analyses performed by AWP. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. AWP did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, AWP believes, and has advised our board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion.

     Based on the analyses summarized herein and other considerations that it deemed appropriate, AWP believes that the $2.06 in cash consideration to be received by the shareholders of the Company is fair from a financial point of view.

     In performing its analyses, AWP made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond our control. These analyses performed by AWP are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Laser Technology, AWP or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by AWP and its opinion were among several factors taken into consideration by our board of directors in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

     AWP was selected by our special committee to render an opinion to our board because AWP is a merchant banking firm that has extensive experience in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. AWP is providing financial services for us for which it will receive customary fees. Pursuant to the AWP engagement letter, if the merger is consummated, AWP will be entitled to receive a transaction fee equal to $175,000 for its financial advisory services, including the rendering of its opinion. AWP has been paid $151,667 to date which will be credited against any transaction fee paid. Additionally, we have agreed to reimburse AWP for its out-of-pocket expenses, including attorneys' fees, and have agreed to indemnify AWP against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with AWP, which are customary in transactions of this nature, were negotiated at arm's length between the special committee and AWP, and our board of directors was aware of the arrangement.

The Special Committee's and Board of Directors' Purposes, Alternatives and Reasons for the Merger

     Purposes of the Merger

     The principal purposes for Laser Technology engaging in the merger at this time are:

     o to permit the public shareholders to realize cash for their Laser Technology shares in an amount in excess of the market price at which the shares traded just prior to the announcement of the merger;

     o to allow management to concentrate on the long-term growth of Laser Technology's business, as a private company, rather than on comparative quarter-to-quarter performance; and

     o to allow Laser Technology to realize cost savings by eliminating requirements to make periodic public reports under the Securities Exchange Act of 1934 and reducing the expenses of shareholder communications.

     For approximately the past two years, our common stock has traded in the public market at a discount from its book value. Accordingly, we consider the opportunity to achieve $2.06 per share in the merger at this time a superior alternative for our shareholders. Our relatively small size, in terms of limited revenues, assets and number of key personnel, has not allowed us to realize certain benefits of being public. These unrealized benefits, such as a liquid market for our shares and a broad shareholder base with institutional representation, could have enhanced our ability to expand our business, both internally and through acquisitions. Thus, we have had the liquidity limitations of a private company coupled with the financial expenses and employee hours spent to comply with public reporting obligations.

     Because of our small size, the financial, management and employee commitments necessary to comply with reporting obligations represent an economic burden to our company. Further, the necessity to obtain shareholder approval or to make significant public disclosure and filings with the SEC for certain actions would be eliminated when Laser Technology becomes a private company. As a private company, it will be much quicker and less burdensome to obtain necessary approvals for corporate actions. Additionally, management and employees will be able to devote more time to the day-to-day operation of the business of the company rather that complying with public reporting requirements. Being private will create greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on quarter-to-quarter performance, often emphasized by the public markets. As a private company, we will have the flexibility to explore new avenues of business that may not be presently available because of the public reporting requirements and time constraints.

     Also as a private company, we will no longer incur significant and increasing costs associated with being a public company. These costs include audit and legal fees, directors and officers insurance, transfer agent expenses, investor relation costs, American Stock Exchange listing expenses, and the cost of annual meetings and of preparing, printing and mailing corporate reports and proxy statements. We estimate these costs to be approximately $500,000 per year currently. These expenditures are expected to increase significantly in the immediate future, particularly in light of additional compliance requirements imposed by the recently enacted Sarbanes-Oxley Act of 2002 and related regulations. As a private company, Laser Technology will eliminate these out-of-pocket expenses and achieve additional savings by eliminating management and employee time devoted to the compliance and regulatory requirements of a public company. We intend to use in our operations those funds that would otherwise be expended in complying with requirements applicable to public companies.

     As a result of the above, it is apparent that we are unable to realize the principal benefits of being a public company. The costs of remaining a public company, such as those associated with compliance with the reporting requirements and public filing requirements, have been an ongoing concern of management. The anticipation of further increases in the cost of being a public company as a result of the adoption of the Sarbanes-Oxley Act, has contributed to the final decision to go private at this time as opposed to any other time in our public operating history. We also determined to undertake the merger at this time based on the conclusions of the special committee described in detail below.

     Special Committee's Reasons for the Merger

     In determining the fairness of the merger, recommending adoption of the merger agreement and approval of the merger to the board of directors, the special committee considered a number of factors which, in the opinion of its members, supported the committee's recommendation, including:

     o the special committee's knowledge of the business, financial results and prospects of Laser Technology, as well as the company's evolution and past history, and the economics of remaining public in light of it continued small revenue base;

     o that although we have established a strong patented technology base, potential markets for our products are well defined with a modest growth trend and subject to competition from products using other technologies;

     o that our small size and resultant micro-market capitalization have inhibited any significant institutional investment interest;

     o that although we have explored new markets to capitalize on our technology, we have not made any significant breakthroughs to date;

     o the fact that over the last five fiscal years, we have had relatively flat sales and realized a loss of over $1 million;

     o that during the past five years, there has been no significant growth in our business, sales on an annual basis have moved within a narrow band, and the earnings trend has been erratic;

     o the fact that over the last three fiscal years, our stock price has ranged from $0.41 to $1.60, prior to the initial announcement of the LTI Acquisition proposal in September 2002, resulting in a maximum market capitalization of approximately $8.7 million, compared to average sales revenues of $10.8 million, over $9 million in current assets and less than $1 million in current liabilities;

     o the special committee's belief that we obtained, after extensive negotiations, the highest price per share that LTI Acquisition is willing to pay, and which represents a fair value when measured to the earnings of our company;

     o    that the premium of the purchase price over book value is fair;

     o the special committee's assessment as to the likelihood that a third party would offer a higher price than LTI Acquisition after considering, among other things, our efforts to find other potential acquirers;

     o that there is little likelihood that our current stock price can be sustained if the merger is not consummated;

     o the opinion of Anderson, Weinroth & Partners, dated July 31, 2003, as to the fairness, from a financial point of view and as of the date of such opinion, of the $2.06 per share cash consideration to be received in the merger by our shareholders; and

     o the evaluation of becoming a private entity versus the expense of remaining a public entity.

     In light of the foregoing, prospects for continuing as a public company depended on efforts to generate new products, establish an acquisition program, or locate a joint venture relationship to provide significant sales growth. These alternatives all require time and, in the case of acquisitions or joint ventures, are subject to the vagaries of chance. To date, there have been no significant positive developments with regard to any of the aforementioned efforts.

     The special committee did not identify any publicly held companies whose operations were directly comparable to us. Our competitors are either privately held or subsidiaries of larger public or private companies. The committee did attempt to identify publicly held companies that were similar in size or that had other characteristics in common. As a result, in determining the fairness of any purchase transaction, the special committee primarily relied upon a comparison of the proposed purchase price with certain established and accepted benchmarks, particularly book value and liquidation value.

     Historically, Laser Technology common stock has traded at a discount from its net book value. Because our book value consists primarily of cash and inventory, it represents a fair measure of value. As to liquidation value, we have put forth a concerted effort to reduce and control inventory over the past two years. This has resulted in a substantial reduction in inventory and concomitant increase in cash. As a result, inventory appears fairly valued with a very small obsolescence factor. The only other significant component of book value that would come to bear upon liquidation value was the viability of patents, which was positively impacted by the June 2003 monetary settlement received by us as a result of our law suit against Asia Optical.

     Initially, the special committee determined that both the LTI Acquisition and Decatur offers were at a premium over market value, but at a discount from book value. As a result, both offers were dismissed as inadequate. The special committee encouraged the parties to improve their offers to reflect not only the value of assets to be purchased, but also the value of normalized earnings on a going concern basis. This value involves adding back to earnings the amount of non-recurring costs for legal and other expenses associated with patent litigation, legal, financial advisory and special committee fees associated with the possible purchase of the company, and the potential for contribution from new products and utilization of patents to secure royalty income. Both parties reevaluated their positions and submitted subsequent bids at substantial premiums over book value. Moreover, the bids substantially exceeded the market price of the common stock before public dissemination of the best offer.

     In addition to its efforts in obtaining the best possible price for our shareholders, the special committee considered the merits of remaining as an independent, publicly held company versus the sale in a going private transaction. It was determined that the prospect of remaining public, if we could not significantly grow, was of no advantage to shareholders. Expenses associated with being a public company have become onerous and, the implementation of the Sarbanes-Oxley Act is expected to significantly increase legal and accounting expenses. Additionally, it will be difficult for a small public company such as Laser Technology to bear the expense of securing independent directors with the necessary qualifications and the amount of time available to sit on audit and other committees. Further, board meetings necessary to comply with increased duties will also add to increased cost. We estimate that the size of these costs of being public, as they increase, will have a proportionately greater negative impact on the earnings of a small company such as us than on a Fortune 500 company.

     The special committee is unaware of any firm offer to merge or consolidate Laser Technology with or into another company, or for the sale or transfer of all or any substantial part of our assets, or a purchase of our securities that would enable the holder to exercise control of the company during the past two years.

     After considering all factors, the special committee concluded that the positive factors relating to the merger outweighed any negative factors. The committee believed that it is a positive tradeoff to shareholders to accept the LTI Acquisition offer, which represents a substantial premium over established benchmarks that measure common stock value while allowing the purchasers to eliminate the cost of being a public company.

     Board of Directors' Reasons for the Merger

     The Laser Technology board of directors consists of seven directors, three of whom serve on the special committee. At the July 31, 2003 meeting of the board of directors, the special committee reported to the other members of the board of directors on the course of its negotiations with LTI Acquisition and its legal advisor. The special committee also recounted the review it undertook of the merger agreement and the factors it took into account in reaching its determination that the merger is fair to, and in the best interests of, the Laser Technology unaffiliated public stockholders. In view of the wide variety of factors considered in the special committee's evaluation of the merger, the board of directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. Rather, the board of directors based its position on the totality of the information presented and considered. In considering the determination of the special committee, the board of directors believed that the analysis of the special committee was reasonable and adopted the special committee's conclusion and the analysis underlying the conclusion.

LTI Acquisition's and Affiliates' Positions as to the Fairness of the Merger

     The rules of the SEC require LTI Acquisition and its shareholders to express their belief as to the fairness of the merger to the unaffiliated holders of our common stock. LTI Acquisition and its principals and shareholders believe that the merger is substantively and procedurally fair to such unaffiliated holders of our common stock. However, neither LTI Acquisition nor its affiliates has performed, or engaged a financial advisor to perform, any valuation analysis for the purpose of assessing the fairness of the merger to the unaffiliated holders of our common stock. Moreover, they did not participate in the deliberations of the special committee or receive advice from the special committee's financial advisor, nor do they rely upon the opinion or advice of the financial advisor in forming their opinion concerning the fairness of the merger.

     The belief of LTI Acquisition and its affiliates that the merger is substantively fair to the unaffiliated holders of our common stock is based upon the following factors:

     o The fact that the special committee and the board of directors recommended the merger, and concluded that the merger is advisable, and in the best interests of our shareholders (although LTI Acquisition did not rely upon the special committee's analysis);

     o The fact that the special committee received a written opinion from Andersen, Weinroth & Partners, LLC (AWP), dated July 31, 2003, as to the fairness, from a financial point of view, of the $2.06 per share cash merger consideration to our shareholders (other than LTI Acquisition affiliates) and adopted the analysis and discussion of the merger prepared and provided by AWP in its written report (even though LTI Acquisition and its shareholders have not adopted such analysis);

     o The consideration to be paid in the merger represents a nearly 275% premium over the reported trading price per share on September 26, 2002, the last trading day prior to the initial offer by LTI Acquisition; a 49% premium over the reported closing price of our common stock on July 31, 2003, the last trading day prior to the announcement of the proposed merger; and a significant premium over the trading prices at any time since the negotiations commenced;

     o The anticipated increases in costs to our company resulting from the Sarbanes-Oxley Act of 2002, including increased audit fees, legal fees and director and officer insurance premiums, which could reduce our profitability and have a negative impact on our stock;

     o The anticipated increases in the time requirements imposed on our officers and directors in connection with preparing and filing documents with the SEC;

     o The concurrence of LTI Acquisition and its affiliates, with the special committee and board of directors, that Laser Technology obtained the highest price per share possible;

     o The fact that our stockholders, other than LTI Acquisition affiliates, will receive cash consideration, allowing them to realize liquidity in their investment at a significant premium over market prices prevailing before the merger announcement, as described above, and eliminating the risk of a decline in the value of their investment in our company. LTI Acquisition and its shareholders believe our shareholders otherwise could have trouble achieving liquidity at prevailing market prices because of the relatively small trading volume of our common stock; and

     o The merger would shift control of our company to a fewer number of shareholders, which makes decision-making less cumbersome.

     LTI Acquisition and its affiliates considered each of the foregoing factors to support their determinations as to the fairness of the merger. LTI Acquisition and its affiliates did not consider any other material factors in evaluating the substantive fairness of the merger to the unaffiliated holders of our common stock.

     Neither LTI Acquisition nor its shareholders found it practicable to assign, nor did they assign, relative weights to the individual factors considered in reaching their conclusion as to fairness. LTI Acquisition and its shareholders did not consider our company's net book value to be material to their conclusion concerning the fairness of the merger because it is their view that our book value does not accurately reflect our company's value in light of the nature of our business and assets. The net book value approach attempts to derive a value of our company by determining the value of the individual assets carried on our balance sheet. The net book value approach does not take into account the value attributable to the going concern, such as the interrelationship among assets, liabilities, customer relations, good will, market presence, product appeal and our company's reputation and expertise. Similarly, LTI Acquisition and its shareholders did not consider our company's liquidation value, because of their belief that substantial value is tied to our company as a going concern, which would be eliminated through liquidation.

     On October 25 and 26, 2001, Kama-Tech (HK) Ltd., purchased a total of 11,400 shares of our common stock at an average price of $0.952 per share. Except for these purchases, neither LTI Acquisition nor its shareholders made any purchases of our company's common stock during the last two years, and, therefore, did not compare the merger consideration to any prices paid by them for our common stock. In addition, neither LTI Acquisition nor its shareholders are aware of any offer made during the last two years to acquire our company, other than offers described under "Special Factors -- Background of the Merger."

     LTI Acquisition and its affiliates belief that the merger is procedurally fair to the unaffiliated holders of our common stock is based upon the following factors:

     o    The formation of an independent special committee;

     o The terms and conditions of the merger agreement were the result of good faith negotiations between the special committee and affiliates of LTI Acquisition and their respective advisors and representatives;

     o The requirement under Delaware law that the merger agreement and merger be approved by holders of 66-2/3% of the outstanding stock, exclusive of shares held by LTI Acquisition and its affiliates;

     o The special committee retained AWP, which is not affiliated with LTI Acquisition and its affiliates, to serve as its independent financial advisor, and the special committee received an opinion from AWP on July 31, 2003, to the effect that as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken set forth in its written opinion, the $2.06 in cash per share merger consideration is fair from a financial point of view to our unaffiliated shareholders;

     o The merger was approved by the special committee and by each non-affiliated member of our board of directors, with H. Deworth Williams, Edward F. Cowle and Jeremy G. Dunne, principals of LTI Acquisition, abstaining, but carried unanimously by four independent board members;

     o Under the merger agreement, and subject to certain limitations, alternative unsolicited acquisition proposals may be considered; and

     o The fact that shareholders who do not vote to adopt the merger agreement would be entitled to exercise statutory appraisal rights under Delaware law.

     The foregoing discussion of the information and factors considered and given weight by LTI Acquisition and its affiliates is not intended to be exhaustive, but is believed to include all material factors considered by LTI Acquisition and its affiliates. The view of LTI Acquisition and its affiliates as to the fairness of the merger is not a recommendation to any shareholders as to how that shareholder should vote on the merger.

LTI Acquisition's and Affiliates' Purposes, Alternatives and Reasons for the Merger

     LTI Acquisition's and its shareholders' purpose for proposing the merger is to enable the LTI Acquisition shareholders to increase their ownership in Laser Technology from approximately 28.4% to 100%. The shareholders of LTI Acquisition decided to pursue the merger for a number of reasons. First, the value of our common stock had declined from a high bid price of $4.00 on March 21, 2000, to $0.71 at September 27, 2002, the date the shareholders of LTI Acquisition first made an offer to acquire our company. The shareholders of LTI Acquisition believe that this decline in stockholder value resulted from a number of factors, including declining revenues, a limited trading volume and investor interest in our common stock, and limited institutional support and lack of attention from research analysts in the common stock. Revenues have declined over the past three fiscal years, from $12,720,299 for the fiscal year ended September 30, 2000, to $11,472,459 and $10,577,217, respectively, for the fiscal years ended September 30, 2001 and 2002. The LTI Acquisition shareholders feel that stockholder value has declined in part because our company has not been able to generate sustained growth in sales and profits. Moreover, the shareholders of LTI Acquisition believe that the constraints imposed by the public market, and our declining stock price and declining revenue, may have had the effect of inhibiting current management, to some extent, from aggressively pursuing and developing new markets and marketing strategies, in the interest of protecting the investment of our shareholders.

     The shareholders of LTI Acquisition believe that it will be more advantageous for Laser Technology to conduct its business as a privately-owned company, and that, in the current regulatory environment, the costs and burden of being a public company outweigh the benefits for a company the size of LTI. As a private company, Laser Technology and its management will not be subject to the constraints imposed by the public market, including the emphasis on quarterly revenues and earnings, and will have greater flexibility to focus on long-range goals and to explore more aggressive and innovative ways to improve operating efficiencies, create incentives for key employees, and develop and expand markets for company products. In the opinion of the shareholders of LTI Acquisition, the current constraints of the public market make it difficult, if not entirely impracticable, for our company to take the risks and aggressive steps necessary to turn around our declining revenue. The LTI Acquisition shareholders believe that, as a private company, management of our company would not be subject to the same constraints.

     In addition, LTI Acquisition and its shareholders seek to eliminate the costs and expenses, and administrative burden, associated with being a public company. As long as LTI remains a public company, management will be required to spend a significant portion of their time on matters such as preparation of the periodic reports and current reports, required under the Securities Exchange Act of 1934, proxy statements and communications with shareholders. The legal, accounting and other expenses associated with preparing these reports and with being a public company, are substantial, and are expected to increase, with the adoption of the Sarbanes-Oxley Act of 2002. By "going private," we will no longer be subject to the reporting requirements under the Exchange Act, and we will avoid the administrative burden and substantial expenses involved in preparing and filing these reports, as well as the other costs and expenses associated with being a public company. The elimination of these requirements will also have the effect of increasing the time available to management to focus on company business and operations.

     Finally, LTI Acquisition and its shareholders believe that the merger will enable the unaffiliated stockholders to dispose of their holdings of shares of Laser Technology stock at a price that represents a significant premium over the market price at which these shares traded prior to the public announcement of the proposed merger. This possibility may not be available to our stockholders at a later date if the merger is not completed.

     As discussed under "Special Factors -- Background of the Merger," the shareholders of LTI Acquisition originally proposed to purchase all of the assets, not including cash, and to assume the liabilities, of our company, to accomplish the stated purposes for the merger. LTI Acquisition later changed its offer to the merger proposal discussed in this proxy statement. Except for this change, the shareholders of LTI Acquisition did not consider any alternative means to accomplish the purposes described above.

     LTI Acquisition and its affiliates were aware that, over the past two years, Laser Technology had increased its cash as a result of efforts to reduce and control inventory. However, Laser Technology's increased cash balance was not a reason or purpose for LTI Acquisition or its affiliates undertaking the transaction, nor was it a significant factor in offering to purchase the business. As described under "Special Factors -- Background of the Merger," page 13, the original offers by affiliates of LTI Acquisition contemplated the acquisition of Laser Technology's tangible and intangible assets, excluding cash and cash equivalents. The original offers did, however, contemplate a dividend to our company's shareholders, which would have been paid (had an LTI Acquisition offer been accepted) from both cash paid by LTI Acquisition in the transaction and our company's cash balance. While LTI Acquisition and its shareholders did not undertake the transaction because of our company's cash balance, they did consider the fact that the cash balance resulting from a reduction in inventory, would afford our company a greater degree of liquidity following the closing.

Effects of the Merger

     After the effective time of the merger, holders of our common stock (other than shareholders of LTI Acquisition and stockholders who validly exercise appraisal rights), will cease to have ownership interest in our company or rights as stockholders, and instead will only be entitled to receive $2.06 in cash for each of their shares of our common stock. The merger will result in the shareholders of LTI Acquisition increasing their ownership in our company, from the 28.4% presently owned, to 100% of the shares of our common stock (which will be owned directly by LTI Acquisition).

     The merger will also have the following effects.

     Participation in Future Growth. If the merger is completed, you will not have the opportunity to participate in our future earnings, profits and growth, if any, and will not have the right to vote on any corporate matters. Shareholders of LTI Acquisition will own a 100% interest in our book value and net earnings, if any, and will benefit from any future increases in our business value. Similarly, shareholders of LTI Acquisition will bear the risk of any decrease in this value after the merger and you will not face the risk of a decline in this value after the completion of the merger.

     For information concerning the shareholders and ownership of LTI Acquisition, both before and after the merger, see "The Companies -- LTI Acquisition."

     Effects on Market for Shares; Deregistration under the Exchange Act. Our common stock will no longer be traded on the American Stock Exchange, or any other securities exchange, and there will no longer be a market for our common stock. In addition, our company plans to terminate the registration of its common stock under the Exchange Act following completion of the merger. Termination of registration will substantially reduce the information our company is required to furnish to stockholders because our company will no longer be required to file periodic and other reports with the SEC. In addition, termination of registration under the Exchange Act will make certain provisions of the Exchange Act no longer applicable to our company. These include he short-swing profit recovery provisions of Section 16(b), the requirement to furnish proxy statements in connection with stockholders' meetings pursuant to
Section 14(a) and the related requirement to furnish an annual report to our stockholders.

     Management. After the merger, it is anticipated that David Williams, former President of our company, and H. Deworth Williams, Jeremy G. Dunne and Edward F. Cowle, current directors of our company, will serve as directors of our company, along with Toshiya Kamakura and Masaki Kamakura, principals of Kama-Tech Corporation and Kama-Tech (HK) Ltd. In addition, the shareholders of LTI Acquisition presently contemplate that David Williams will serve as President, Pamela Sevy, former Chief Financial Officer of our company, will serve as secretary and chief financial officer, and Jeremy G. Dunne will serve as vice president of the surviving company. These individuals presently serve in the same capacities with LTI Acquisition.

     Operations. LTI Acquisition and its shareholders expect that following completion of the merger, our company's business and operations will continue substantially as they are currently conducted. Neither LTI Acquisition nor its shareholders have any current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets. Nevertheless, LTI Acquisition and new management will be free to take whatever innovative and aggressive action they believe necessary to expand the business and markets of our company, and they may initiate from time to time a review of our company, its assets, business and operations, and make such changes as they consider appropriate.

     Tax Consequences to LTI Acquisition shareholders. The merger agreement has been structured in compliance with the rules and regulations of the Internal Revenue Service of the United States of America such that the transaction is believed to be tax free to LTI Acquisition and its shareholders.

Interests of Certain Persons in the Merger

     In considering the recommendation of our board of directors with respect to the merger, shareholders should be aware that certain of our officers and directors have interests in connection with the merger which may present them with actual or potential conflicts of interest. These interests include the following:

     o three of our directors are shareholders of LTI Acquisition and will remain as principals of LTI Acquisition following consummation of the merger;

     o LTI Acquisition has indicated that if the merger is completed, it anticipates asking Eric Miller, our current President, CEO and a director, to remain as part of the management group of the acquired business.

     o certain of our directors and executive officers hold options and/or warrants to purchase our common stock, which will be treated the same as all options and warrants held by other persons, except for directors or executive officers affiliated with LTI Acquisition or LTI Merger Sub, whose options will be cancelled without consideration; and

     o the terms of the merger agreement provide for continued indemnification arrangements and insurance coverage for our directors and officers for a period of three years.

     All additional interests are described below, to the extent material and, except as described below, such persons have, to our knowledge, no material interest in the merger that differ from your interests generally. Our board of directors and special committee were aware of and considered the interests of, our directors and executive officers in approving the merger agreement and the merger.

     Options. Options to purchase our common stock held by our executive officers, directors and key employees, except for those persons that are also affiliates of LTI Acquisition, will be cancelled upon the completion of the merger, in exchange for a cash payment equal to the excess of the $2.06 per share merger consideration over the per share option exercise price, multiplied by the number of shares of common stock subject to the option. Options held by those officers and directors that are affiliates of LTI Acquisition will be cancelled without any consideration to the holder.

     Indemnification and Insurance. The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the merger that exist in favor of our directors or officers, as provided in our articles of incorporation or bylaws and any of our existing indemnification agreements in effect as of the date of the merger agreement, will be assumed by Laser Technology, Inc. as the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms. LTI Acquisition has agreed to cause Laser Technology as the surviving corporation to fulfill and honor in all respects those obligations. The merger agreement further provides that after the merger, LTI Acquisition will cause Laser Technology, as the surviving corporation, to maintain in effect for three years our existing claims made directors' and officers' liability insurance with respect to matters occurring prior to the effective time of the merger. Following the merger, the surviving corporation may elect to substitute insurance policies of at least the same amount of coverage containing terms and conditions not materially less favorable that those in effect prior to the merger. However, in no event will the surviving corporation be required to expend more than an amount per year equal to 150% of our current annual premiums paid by us for such insurance, which is approximately $194,000 in the aggregate, for all three years.

     Employment Agreement. We currently do not have any employment agreements with any of our officers, directors or employees. In April 2002, we renewed a consulting agreement with Knickerbocker Capital, Inc., whose principal is Walter
R. Keay, one of our directors and a member of the special committee. Pursuant to the agreement, Mr. Keay provided certain consulting services to us. This agreement expired in May 2003 and will not be in effect following the merger.

Fees and Expenses of the Merger

     All fees and expenses in connection with the merger will be paid by the party incurring those fees and expenses, except that we will pay the expenses related to the preparation, printing and mailing of this proxy statement and all filing and other fees paid to the SEC in connection with the merger. The total fees and expenses we will incur in connection with the merger are estimated to be approximately $639,827. This amount consists of the following estimated fees:

         Legal and other professional fees ................  $ 35,000
         Printing, proxy solicitation and mailing costs ...    46,511
         Special committee fees and expenses(1) ...........   373,734
         Financial Advisor ................................   177,282
         Filing fees (SEC) ................................       800
         Miscellaneous ....................................     6,500
                                                             --------
           Total ..........................................  $639,827

------------

(1)  Includes fees paid or incurred for legal counsel.

     In addition to the above expenses, LTI Acquisition estimates that a total of $120,000 has been, or will be, incurred in costs for legal and other professional fees in connection with the merger. In the event the merger is not completed due to our company's failure to perform or its acceptance of another offer, we would be obligated to reimburse LTI Acquisition for all of the out-of-pocket costs and expenses it has incurred in connection with the Merger Agreement, which LTI Acquisition estimates to be $100,000.

Financing of the Merger

     We and LTI Acquisition have estimated that LTI Acquisition will need approximately $8,261,990 to complete the purchase of the shares, and payment for the options, pursuant to the merger (excluding fees and expenses described above). We and LTI Acquisition expect this amount to be paid out of available funds of LTI Acquisition at the effective time of the merger.

     LTI Acquisition currently has a total of $3,639,068 (including accrued interest) in an account at Wells Fargo Bank, Greenwood Village, Colorado, representing deposits from LTI Acquisition shareholders as follows: H. Deworth Williams -- $750,000; Edward F. Cowle -- $944,474; Kama-Tech Corporation -- $590,125; and Kama-Tech (HK) Ltd. -- $1,347,109. In addition, on July 29, 2003,
Sumitomo Mitsui Banking Corporation ("Sumitomo") issued a written commitment to Kama-Tech (HK) Ltd., with LTI Acquisition as beneficiary, pursuant to which Sumitomo provided letter of credit financing of up to $4,630,000 to assist in financing the merger. The letter of credit, as amended, has an expiration date of January 29, 2004, and will be payable to the Wells Fargo account upon joint notification to Sumitomo, by David Williams, president of LTI Acquisition, and Toshiya Kamakura, principal of Kama-Tech (HK) Ltd., that the amount to be drawn under the letter of credit represents the unpaid balance of the purchase price under the Merger Agreement, after payment of available cash in the Wells Fargo account. Sumitomo will be entitled to guaranteed fees and commissions of approximately $19,800. The letter of credit is for the lesser of $4,630,000, or the unpaid balance of the total merger consideration, after payment of cash in the Wells Fargo bank account. The letter of credit must be used in connection with the financing of the merger, as described below.

     The merger agreement requires that, upon execution, LTI Acquisition have cash on hand, a letter of credit in place, or such other financial arrangements in place as necessary to complete the merger. In connection with the signing of the merger agreement, Laser Technology and LTI Acquisition entered into a funding agreement, under the terms of which LTI Acquisition has established the bank account and letter of credit described above, and agreed that the funds in the bank account and funding under the letter of credit will be maintained and used solely for the closing of the merger. LTI Acquisition has sent a letter to Wells Fargo and Sumitomo, including a copy of the funding agreement, notifying them that no funds are to be used for any purpose except the closing of the merger, unless and until the merger agreement is terminated. In addition, in order to satisfy our board of directors that the funds in the Wells Fargo bank account are reserved and used solely for the merger, Laser Technology and LTI Acquisition entered into an amendment to the funding agreement, under the terms of which Elizabeth Hearty, Secretary and Chief Financial Officer of our company, has been made a required signatory on the Wells Fargo Bank account. Under this arrangement, Ms. Hearty's signature will be required for any disbursements from the account. Ms. Hearty has agreed that she will not authorize any disbursements from the account for any purpose other than the completion of the merger, or the termination of the Merger Agreement pursuant to joint written instructions from Laser Technology and LTI Acquisition. As a result of the funding agreement, as amended, neither LTI Acquisition, nor any affiliate of LTI, will have access to the funds in the Wells Fargo account until the completion of the merger or the termination of the Merger Agreement.

     The designated funds at Wells Fargo Bank, together with the funding commitment under the letter of credit, total $8,269,068, which is believed to be sufficient to close the merger. LTI acquisition intends to use our company's cash to repay funding under the letter of credit, which it anticipates will occur shortly following the closing. The affiliates of LTI Acquisition may need to contribute additional capital to cover the working capital needs of our company following the closing. Because there are no material conditions to use of the designated funds and the funding under the letter of credit (other than the closing of the merger), LTI Acquisition has made not any alternative financing arrangements or plans.

Appraisal Rights

     The following discussion is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law which are attached to this proxy statement as Appendix C. Any shareholders intending to exercise appraisal rights should carefully review Appendix C.

     If the merger is completed, dissenting holders of our common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods, will be entitled to have their shares appraised and receive the "fair value" of such shares in cash, as determined by the Delaware Court of Chancery. This payment would be in lieu of the consideration that such shareholder would otherwise be entitled to receive under the merger agreement.

     The following summary of Section 262 explains the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures described in Section 262 precisely could result in the loss of appraisal rights.

     This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A shareholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger. Shareholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with Laser Technology before the special meeting on December 30, 2003. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Shareholders electing to exercise their appraisal rights must not vote "for" the adoption of the merger agreement. Also, because a submitted proxy not marked "against" or "abstain" will be voted "for" the proposal to adopt the merger agreement, such a proxy will result in the waiver of appraisal rights. Any proxy or vote against the adoption of the merger agreement will not constitute a demand for appraisal within the meaning of
Section 262.

     A demand for appraisal must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on their share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, such as joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a shareholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     Any shareholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Laser Technology, Inc. 7070 South Tucson Way, Englewood, Colorado 80112-3921, Attention: Corporate Secretary. The written demand for appraisal should specify the shareholder's name and mailing address, and that the shareholder is thereby demanding appraisal of his or her Laser Technology common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our shareholders who have complied with Section 262 and have not voted for the merger.

     Within 120 days after the effective time of the merger (but not thereafter), any shareholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Laser Technology, as the surviving corporation in the merger, must mail such written statement to the shareholder within 10 days after the shareholder's request is received by us or within 10 days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

     Within 120 days after the effective time of the merger (but not thereafter), either Laser Technology or any shareholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of Laser Technology shares of shareholders entitled to appraisal rights. We have no present intention to file such a petition if demand for appraisal is made.

     Upon the filing of any petition by a shareholder in accordance with Section 262, service of a copy must be made upon Laser Technology, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. If a petition is filed by us, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the shareholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we must bear the costs thereof. The Delaware Court of Chancery may require the shareholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any shareholder that fails to comply with such direction.

     If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which shareholders are entitled to appraisal rights and will appraise the shares owned by these shareholders. In addition, the court will determine the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

     Shareholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting shareholder, the court may order that all or a portion of the expenses incurred by any dissenting shareholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well.

     Any shareholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to shareholders of record at a date prior to the effective time of the merger.

     At any time within 60 days after the effective time of the merger, any shareholder will have the right to withdraw his or her demand for appraisal and to accept the terms offered in the merger agreement. After this period, a shareholder may withdraw their demand for appraisal and receive payment for their shares as provided in the merger agreement, only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, shareholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any shareholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any shareholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just. Failure by any Laser Technology shareholder to comply fully with the procedures described above and set forth in Appendix C to this proxy statement may result in termination of such shareholder's appraisal rights.

Merger Consideration

     Upon completion of the merger, each outstanding share of our common stock, other than (i) treasury shares, (ii) shares owned by us or any of our direct or indirect subsidiaries, (iii) shares owned by LTI Acquisition or any of its affiliates or direct or indirect subsidiaries, or (iv) shares held by shareholders who perfect their appraisal rights; will be converted into the right to receive $2.06 in cash, without interest. Shares owned by LTI Acquisition or any of its affiliates or direct or indirect subsidiaries and shares owned by us or any of our direct or indirect subsidiaries will be cancelled immediately prior to the merger.

     Upon completion of the merger, no shares of our common stock will remain outstanding and all shares will automatically be cancelled and will cease to exist and you, unless you have perfected your appraisal rights, will cease to have any rights as a shareholder, except the right to receive $2.06 per share in cash. The price of $2.06 per share was determined through arms'-length negotiations between us and LTI Acquisition.

Payment for Shares

     We, together with LTI Acquisition, have designated Continental Stock Transfer., to act as exchange agent, responsible for paying shareholders for their Laser Technology shares exchanged for cash pursuant to the merger. Immediately after the effective time of the merger, LTI Acquisition will make available to the exchange agent sufficient funds in the amounts and at the times necessary for payment of the merger consideration described above, and for no other purpose.

     Promptly after the effective time of the merger, but in no event longer than 10 business days, LTI Acquisition will cause the exchange agent to mail a letter of transmittal and instructions for use in effecting the surrender of share certificates in exchange for cash merger consideration, to each holder of record of a certificate representing a share that was converted to a right to receive a cash payment as described above. The letter of transmittal and instructions will request that the holder respond within 30 days of the transmittal date. Upon surrender of a certificate for cancellation to the exchange agent, together with such letter of transmittal, duly executed and completed in accordance with the accompanying instructions, the holder of such certificate will be entitled to receive in exchange the cash merger consideration for each share represented by such certificate and such certificate will then be cancelled. Until such certificates are cancelled, each certificate will be deemed to evidence only the right to receive upon such surrender the cash merger consideration and no interest will be paid or will accrue with respect to any cash payable upon surrender of any certificate.

     In the event any certificate or certificates representing common stock are lost, stolen or destroyed, then the person claiming such fact must provide an affidavit to that effect and as may be required by LTI Acquisition in its discretion, a suitable bond or indemnity. Upon receipt and processing of such documents, the cash merger consideration owing to such person will be paid to such person as soon as practicable, but in no event longer than 10 business days from the date of receipt of the certificate and letter of transmittal.

     If payment of cash merger consideration is to be made to a person other than the person in whose name the surrendered certificate is registered, then prior to payment, the certificate must be properly endorsed or be otherwise in proper form for transfer, and the person requesting such payment must have paid any transfer and other taxes required by reason of payment of the cash merger consideration to a person other than the registered holder of the certificate or the person must have established to the surviving corporation's satisfaction that such tax has either been paid or is not applicable. LTI Acquisition, the exchange agent, and the surviving corporation will be entitled to deduct and withhold such amounts as may be required under the Internal Revenue Code or any other applicable law. To the extent that such amounts are deducted or withheld, such amounts will be treated as having been paid to the person to whom such amounts would otherwise have been paid and will be paid to the appropriate government entity on that person's behalf.

     DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO SHAREHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGER AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF OUR COMMON STOCK FOR THE MERGER CONSIDERATION. SHAREHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES OF OUR COMMON STOCK TO THE EXCHANGE AGENT OR TO LASER TECHNOLOGY PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

Effect on Stock Options and Warrants

     Stock Options. Immediately prior to the effective time of the merger, all outstanding options to purchase Laser Technology common stock, described below, will become exercisable in full, except for those options held by LTI Acquisition or its subsidiaries, affiliates or direct or indirect security holders, which options will be cancelled without consideration.

     At the effective time of the merger, each outstanding unexercised option to purchase our common stock with an exercise price less than $2.06 will automatically be converted into the right to receive a cash payment and will be cancelled by virtue of the Merger without any action on the part of the holder thereof. The cash payment to be received with respect to each unexercised option will be equal to the product obtained by multiplying (i) the excess, if any, of the $2.06 merger consideration over the applicable exercise price per share for such option, by (ii) the number of shares of common stock covered by such unexercised option had such option been exercised in full immediately prior to the effective time.

     Subject to any applicable withholding taxes, the payment for option shares will be made, without interest, promptly following the date of completion of the merger.

     A description of outstanding options is set forth below.

     Laser Technology's Equity Incentive Plan

     In 1994, we adopted an equity incentive plan to provide for the issuance of options to purchase up to 530,000 shares of our common stock to key employees and consultants. The plan also allows for the grant of stock options, restricted stock awards, stock units, stock appreciation rights and other grants to all of our eligible employees and consultants.

     In 1998, our shareholders approved an amendment to the employee plan increasing the aggregate number of shares available for issuance to 1 million shares, to be increased annually for seven years beginning in fiscal year

1998. As of September 30, 2002, options to purchase 790,100 shares of our common stock were outstanding, at exercise prices ranging from $1.38 to $5.25 per share of which 660,366 options were exercisable at September 30, 2002. There are currently a total of 369,600 "in the money" options (i.e., options exercisable at less than $2.06 per share) outstanding with exercise prices ranging from $1.38 to $1.90. The options are non-transferable and primarily vest annually in three equal installments over a three year period. The options expire five or ten years from the date of grant or, if sooner, three months after the holder ceases to be an employee (subject to certain exceptions contained in the employee plan).

     Non-Employee Director Stock Option Plan

     In 1994, we adopted a stock option program for non-employee directors. The director plan provided for the grant of options to purchase 30,000 shares of our common stock at the effective date of the plan to each member of our board of directors who was not an employee, and a grant of options to purchase 30,000 shares to each non-employee director who is newly elected to the board after the effective date of the plan. The maximum number of shares subject to options under the director plan was initially 120,000.

     In 2000, our shareholders approved an amendment to the plan to increase the maximum number of shares available under the plan by 120,000 shares. As of September 30, 2002, pursuant to the amended plan, options to purchase 30,000 shares have been granted to each outside director at exercise prices ranging from $1.31 to $1.75 per share. Options granted under the director plan vest one-third each year for three years and expire five or ten years after the date of grant, or, if sooner, three months after the holder ceases to be a director (subject to certain exceptions contained in the plan). At September 30, 2002, 150,000 options were outstanding and 90,000 were exercisable pursuant to the director plan.

Effective Time of the Merger

     The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by LTI Acquisition and Laser Technology and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing date, which will not be later than the 5 business day after satisfaction or waiver of the conditions to the merger described in the merger agreement.

Delisting and Deregistration of Our Common Stock

     If the merger is completed, our common stock will be delisted from the American Stock Exchange and we will withdraw our registration under the Securities Exchange Act of 1934 and discontinue our reporting obligations under the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Merger

     The following is a summary of the material United States federal income tax consequences of the merger to our shareholders whose shares of our common stock are converted into the right to receive cash in the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, at any time. This discussion assumes that shares of our common stock are held as capital assets and does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of that shareholder's particular circumstances, or to a shareholder subject to special treatment under the U.S. federal income tax laws. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a particular shareholder. We urge each holder of our common stock to consult his or her own tax advisor regarding the United States federal income or other tax consequences of the merger to such holder.

     The receipt of cash in exchange for shares of our common stock in the merger or pursuant to the exercise of appraisal rights will be a taxable transaction for federal income tax purposes. In general, a shareholder will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for their Laser Technology shares exchanged and that shareholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the holder will have held the shares for more than one year at the time of the merger. Gain or loss will be calculated separately for each block, with a "block" consisting of shares acquired at the same cost in a single transaction.

     In general, cash received by shareholders who exercise appraisal rights will result in the recognition of gain or loss to such shareholders. Any shareholder considering exercising statutory appraisal rights should consult with his own tax advisor.

     Certain non-corporate shareholders may be subject to backup withholding at the standard rate on cash payments received in exchange for Laser Technology shares in the merger or received upon the exercise of appraisal rights. Backup withholding generally will apply only if the shareholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate shareholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

     The foregoing discussion may not be applicable to certain types of shareholders, including shareholders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation, and individuals who are not citizens or residents of the United States and foreign corporations.

     The federal income tax discussion set forth above is included for general information only and is based upon present law. Shareholders are urged to consult their own tax advisors with respect to the specific tax consequences of the merger to them, including the application and effect of the alternative minimum tax and state, local and foreign tax laws.

Accounting Treatment

     For U.S. accounting and financial reporting purposes, the acquisition of our shares of our common stock in the merger will be accounted for under the purchase method of accounting.

Regulatory Matters

     There are no federal or state regulatory requirements to be complied with in order to complete the merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware.

                   RISKS THAT THE MERGER WILL NOT BE COMPLETED

     In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors in deciding whether to vote for the merger. If any of the following risks actually occurs, our business and prospects may be seriously harmed. In such case, the trading price of our common stock could decline.

     Failure to complete the merger could negatively impact our stock price and future business and operations.

     If the merger is not completed for any reason, we may be subject to a number of material risks, including the following:

     o We may be required to reimburse LTI Acquisition for its expenses in connection with the transaction, under certain circumstances;

     o The price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed; and

     o Costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed.

     In addition, our customers may, in response to the announcement of the merger, delay or defer decisions concerning us. Any delay or deferral in those decisions by our customers or suppliers could have a material adverse effect on us. Similarly, our current and prospective employees may experience uncertainty about their future roles following the merger and until LTI Acquisition's strategies with regard to our employees are announced or executed. This may adversely affect our ability to attract and retain key management, sales, marketing and technical personnel.

     Further, if the merger is terminated and our board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid in the merger. In addition, while the merger agreement is in effect, subject to compliance with applicable securities laws and fulfillment of our fiduciary duties, we are prohibited from soliciting, initiating, encouraging or entering into extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than LTI Acquisition.

     Our officers and directors have interests in the merger in addition to the interests of other Laser Technology shareholders. These different interests may influence them to support or approve the merger agreement and the merger.

     Our directors and officers participate in arrangements that provide them with interests in the merger that are different from, or in addition to, those of our shareholders generally, including the following:

     o Three of our directors are principal shareholders of LTI Acquisition and will remain as principals of LTI Acquisition following consummation of the merger. Also, LTI Acquisition has indicated that if the merger is completed, it anticipates asking Eric Miller, our current President, CEO and a director, to remain as part of the management group of the acquired business.

     o For a period of three years following completion of the merger, LTI Acquisition will indemnify and will cause the surviving corporation in the merger to indemnify the present, and certain former, directors and officers of Laser Technology.

     o Each outstanding option to purchase Laser Technology common stock, whether vested or unvested, except for those owned by affiliates of LTI Acquisition, will be cancelled and converted into a right to receive cash equal to the difference between the $2.06 cash merger consideration and the exercise price per share of the options.

     o Upon completion of the merger, LTI Acquisition could possibly offer employment agreements with some of our current officers and directors. There is no current plan or arrangement for materially increasing the compensation of any director or executive officer of Laser Technology after the merger, although LTI Acquisition expressly reserves the right to do so. As a result of these interests, these persons could be more likely to vote to approve the merger agreement than if they did not hold these interests. Our shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

     The merger requires the vote of 66-2/3% of the outstanding shares, excluding shares held by LTI Acquisition and its affiliates.

     To complete the merger, we will need our holders of 66-2/3% of the outstanding shares, exclusive of shares held by LTI Acquisition and its affiliates to vote in favor of the merger at the special meeting. There are currently a total of 5,486,217 of our shares outstanding, of which a total of 1,560,022 shares are held by LTI Acquisition affiliates. Therefore, we will need 66-2/3% of 3,926,195 shares, or 2,617,463 shares, voting in favor of the merger. This may be difficult to obtain, and, our failure to obtain this vote could adversely affect our stock price and business as described above.

                               THE SPECIAL MEETING

Date, Time and Place of Special Meeting

     This proxy statement and accompanying proxy card are solicited by our board of directors. These proxies will be used at our special meeting to be held at our corporate offices located at 7070 South Tucson Way, Englewood, Colorado, on Tuesday, December 30, 2003 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof.

Purpose of the Special Meeting

     At the special meeting, we will ask you to adopt the merger agreement and to consider such other business as may properly come before the meeting and any adjournments thereof. Our board of directors has:

     o approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable;

     o declared that it is in the best interests of our shareholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement; and

     o    recommended that you adopt the merger agreement.

     We will also be asking you to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the merger agreement and merger;

Record Date; Stock Entitled to Vote; Quorum

     Only holders of record of our common stock at the close of business on November 7, 2003, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 5,486,217 shares of our common stock were issued and outstanding and held by approximately 885 holders of record. A quorum will be present at the special meeting if a majority of the outstanding shares of our common stock entitled to vote on the record date is represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

Vote Required

     The adoption of the merger agreement requires the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of our common stock, excluding shares owned by LTI Acquisition and its affiliates, on the record date. If you abstain from voting or do not vote, either in person or by proxy, it will effectively count as a vote against the adoption of the merger agreement.

Voting by Our Directors, Executive Officers and Certain Shareholders

     At the close of business on the record date, all affiliates of Laser Technology, which include our directors and executive officers and certain affiliates of LTI Acquisition, were entitled to vote 1,618,522 shares of our common stock, which represented approximately 29.5% of the outstanding shares of our common stock on that date. However, only those affiliates not associated with LTI Acquisition will be counted in the vote to approve the merger agreement and related transaction at the special meeting. Thus, only 58,500 shares, or approximately 1.1% of the outstanding shares held by our affiliates will vote at the meeting.

Voting of Common Stock

     All shares represented by properly executed and unrevoked proxies received in time for the special meeting, will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "for" the adoption of the merger agreement. Also, the named proxies will vote at their discretion in connection with other business that may properly come before the special meeting or any adjournment or postponement thereof. Each share of our common stock is entitled to one vote. You may revoke your proxy at any time prior to its use:

     o    by executing another proxy at a later date;

     o    by notifying our corporate secretary in writing of your revocation; or

     o    by attending the special meeting and voting in person.

     A number of brokers and banks are participating in a program provided through ADP Investor Communications Services that offers telephone and Internet proxy options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may grant a proxy with respect to those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP's voting web site (www.proxyvote.com).

     Votes withheld, abstentions and "broker non-votes" will not be counted as votes cast and will not be voted. A failure to vote, an abstention or a broker non-vote will have the same legal effect as a vote cast against approval of the merger.

     At this time, we know of no other matters that may be presented for shareholder action at the special meeting. However, if any matters, other than the proposal stated above, should properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment. In the event that there are not sufficient votes to adopt the proposal stated above, it is expected that the special meeting will be adjourned in order to permit further solicitation of proxies by us. No proxy that is voted against approval of the merger will be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

     The delivery of this proxy statement will not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER.

Appraisal Rights

     If you wish to exercise appraisal rights, you must not vote in favor of the adoption of the merger agreement, must not return a signed but not voted proxy card, and you must follow specific procedures. You must precisely follow these specific procedures to exercise your appraisal rights, or you may lose your appraisal rights.

Solicitation of Proxies

     We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others, in order to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, E-mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH OUR SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON.

                                  THE COMPANIES

Laser Technology, Inc.

     We are a developer, manufacturer and worldwide marketer of applied field measurement instrumentation, incorporating laser-based distance measurement employing proprietary technology developed by us. Our technology permits a pulse laser to measure distance to a non-cooperative or low reflective surface using a very low power source. As a result, our products operate within the requirements of eye safety promulgated by the United States Food and Drug Administration and are completely safe to an operator. Despite a very low power source, our laser instruments measure more rapidly and at longer ranges than corresponding conventional devices. We have also developed proprietary, patented software and circuitry integral to each of our products, as well as accessory instrumentation to improve the utility of our laser instruments.

     Historically, our primary product lines have been the Marksman Laser Speed Detection Systems and Criterion Series of Survey Lasers, both being handheld field measurement devices. Since fiscal 1995, we have expanded these product lines through new product development including the introduction of second generation instrumentation. Because of enhancements to our existing products, new product development and expanding markets for our technology, we currently organize and market our products in four categories: Traffic Safety, Professional Measurement, Industrial and Consumer products.

     We market our products both internationally and domestically, through direct representation and independent distributors. Internationally we sell our Traffic Safety and Professional Measurement products through independent, local distributors that are supported by our internal sales managers. Domestically we sell our Traffic Safety products through a direct sales force that are positioned in specific regions of the country. Domestic sales of our Professional Measurement products are directed through a distribution network of traditional survey instrumentation dealers, who are supported by our regional Professional Measurement sales managers. Sales of our Industrial and Consumer products are primarily through strategic business relationships with specific industry leaders. Currently a minimal amount of sales are realized through our Internet web sight, which is used primarily for marketing and distributor support.

     The majority of products we market are designed and manufactured by us. Our design expertise includes electronic circuitry, software, embedded firmware, electro-optical and mechanical design disciplines. On occasion we provide design services to external customers, but primarily utilize our engineering department for our internal product designs. Many of our products incorporate proprietary, intellectual property which we actively protect with United States and international patents, where appropriate. We previously have licensed some aspects of our patented technology, primarily in the consumer marketplace.

     Our manufacturing processes consist primarily of electronic, mechanical and optical assembly, along with technical processes involving optical alignments and product calibrations. We use external contract manufacturers to assemble the majority of our printed circuit assemblies and associated cabling. The mechanical components used in our products include machined aluminum, plastic, brass and stainless steel, and injection molded plastic, the majority of which are provided by external vendors. We have internal purchasing activities to procure raw materials, electronic components, sub-assemblies and finished goods for resale, all of which are stocked and inventoried on-sight to support our manufacturing processes. Many of our products require proprietary manufacturing processes and fixtures which are designed and supported by our internal engineering department.

     The majority of customer support and technical service activities are conducted at our corporate offices, both for domestic and international customers. We have established a full technical service facility with our affiliated distributor in the UK, to support our European, Middle Eastern and North African markets. We also provide technical support related to judicial proceedings involving our speed measurement products, and applications support related to our professional measurement products.

     As of September 30, 2003, our executive officers and directors are as follows:

   Eric A. Miller ..............   37     President, Chief Executive Officer and Director
   Jeremy G. Dunne .............   46     Vice President and Director
   Roosevelt Rogers ............   44     Vice President
   H. Deworth Williams .........   68     Director
   Walter R. Keay ..............   66     Director
   Edward F. Cowle .............   47     Director
   William P. Behrens ..........   65     Director
   Nicholas J. Cooney ..........   68     Director
   Elizabeth A. Hearty .........   36     Vice President and Treasurer

Eric A. Miller .............. Mr. Miller has been employed by Laser Technology since 1988 and has served on Laser
                              Technology's Executive Committee since 1993. He was appointed as President and
                              Chief Executive Officer of Laser Technology in March 2000. Mr. Miller served as Laser
                              Technology's Engineering Manager from 1993 to 2000 and was an engineer from 1988 to 1993. In 2001, Mr. Miller became a principal investor in Noteworthy Enterprises,
                              LLC, which owned and operated a restaurant/bar establishment that was sold in 2002.
                              Mr. Miller graduated in 1987 from DeVry Institute of Technology in Phoenix, Arizona with a B.S. Degree in Electronics.

Jeremy G. Dunne ............. Mr. Dunne has been employed by Laser Technology since 1986 and currently serves as
                              Vice President and Chief Technical Officer. From 1981 to 1986, Mr. Dunne was chief engineer for Hydrographic Services, International in Southborough Kent, England, a
                              company that performs software and system design for the hydrographic surveying industry. Mr. Dunne earned a B.A. Degree in Electrical Engineering from the University of Cambridge, Cambridge, England. Mr. Dunne agreed to an SEC order issued on
                              March 20, 2000 to not cause any violations of Section 13(a) of the Securities Exchange
                              Act of 1934. Mr. Dunne is a shareholder of LTI Acquisition.

Roosevelt Rogers ............ Mr. Rogers has been employed by Laser Technology since 1996 and is currently Vice
                              President. From 1992 to 1996, Mr. Rogers was a Product Manager with MPH
                              Industries, Inc., a subsidiary of MPD, Inc. in Owensboro, Kentucky. From 1990 to
                              1992, he was Regional Sales Manager with Tech Systems, Inc.; Mobile Video
                              Recording Systems in Atlanta, Georgia. Mr. Rogers was a State Trooper with the
                              Georgia State Patrol in Atlanta, Georgia from 1982 to 1990, and was a police officer with the Roswell Police Department in Roswell, Georgia from 1977 to
                              1982. Mr. Rogers attended Brescia College in Owensboro, Kentucky studying
                              Business Administration.

H. Deworth Williams ......... Mr. Williams is a director of Laser Technology. Mr. Williams is the owner of Williams
                              Investment Company and has been a financial consultant for more than thirty years.
                              During this time, Mr. Williams has been instrumental in facilitating and completing several mergers, acquisitions, business consolidations and underwritings. Mr. Williams agreed to a SEC order issued on March 20, 2000 to not cause any violations of Section
                              13(a) of the Securities Exchange Act of 1934. Mr. Williams is a shareholder of LTI
                              Acquisition and the brother of David Williams, a principal of LTI Acquisition.

Walter R. Keay ............. Mr. Keay is a director of Laser Technology. Mr. Keay has been employed for over 35 years in the securities industry. He is presently President of Knickerbocker Capital, Inc., an investment banking consulting firm in Pennsylvania. From 1987 through 1999, he was founder and President of Knickerbocker Securities, Inc., a member of the NASD.
                             Knickerbocker Securities was Laser Technology's underwriter when it initially listed on the American Stock Exchange in 1993. Prior to engaging in investment banking,
                             Mr. Keay was a partner of a New York Stock Exchange member firm and a securities analyst, working extensively with large conglomerate type corporations, both as an analyst and in the area of mergers and acquisitions. He graduated from Brown
                             University with a B.A. Degree in Economics and did graduate work at New York
                             University School of Business Administration.

Edward F. Cowle ............ Mr. Cowle is a director of Laser Technology. Mr. Cowle has been self employed in financial public relations from 1994 to the present, assisting public companies with financial and investment banking activities. From 1992 to 1994, Mr. Cowle was a
                             Senior Vice President -- Investments with Paine Webber in New York City and from
                             1991 to 1992, he was a Registered Representative with Bear Stearns & Company, also in New York City. Mr. Cowle graduated from Fairleigh Dickinson University in
                             Madison, New Jersey in 1978 with a B.A. Degree in English, American Studies.
                             Mr. Cowle also attended Vermont Law School in South Royalton, Vermont from 1978 to 1979. Mr. Cowle is a principal shareholder of LTI Acquisition.

William P. Behrens ......... Mr. Behrens is a director of Laser Technology. Mr. Behrens is Vice Chairman of
                             Northeast Securities, Inc. where he manages client assets and is responsible for the general brokerage division. From 1965 through September 2001 Mr. Behrens was respectively General Partner, Senior Managing Director and then Chairman and CEO of
                             Ernst & Company and its successor company Investec Ernst & Company. In other securities industry capacities, Mr. Behrens has served as an Exchange Official of the
                             American Stock Exchange since 1985; Director of Options Clearing Corporation and
                             Vice Chairman of NASD District 10 Business Conduct Committee. Mr. Behrens
                             graduated from Bernard Baruch College -- City University of New York.

Nicholas J. Cooney ......... Mr. Cooney is a director of Laser Technology. Mr. Cooney is self-employed as an attorney concentrating in corporate and finance law. He has also served as a professional arbitrator and mediator and as an investment banker. Since 1982, Mr. Cooney has been engaged as a sole proprietor in the practice of law in New York, where he was licensed to practice law in
                             1960. From 1994 to 1999, Mr. Cooney was affiliated as an investment banking executive with Knickerbocker Securities, Inc. Mr. Cooney was involved for over 25 years in the legal affairs of three major corporations. Prior to his corporate affiliations, Mr. Cooney was associated with a Wall Street law firm. Since 1994, Mr. Cooney has served as a contract arbitrator for the Building Service Industry in the New York City area. Mr. Cooney is also an active arbitrator for the Commercial Panel of the American Arbitration Association and
                             for the National Association of Securities Dealers. Mr. Cooney received his Juris Doctorate degree from Fordham University School of Law in 1960, and his Bachelor of Science
                             degree from Fordham College in 1957.

Elizabeth Hearty ........... Ms. Hearty joined Laser Technology in September 1999 as the Controller. In March
                             2000, Ms. Hearty was elected Corporate Secretary of Laser Technology and in
                             September 2002 was elected to Vice President and Treasurer. In January 2003, she was
                             elected as Chief Financial Officer of Laser Technology. Prior to joining Laser
                             Technology, Ms. Hearty was President and Director of DataVision Security Services in
                             Englewood, Colorado from 1996 to 1999. From 1990 to 1996, she served as Controller of InterCap Funds, Joint Venture. Ms. Hearty received a B.S. degree in accounting from the University of Colorado in 1989.

     Except as indicated above, during the past five (5) years, none of the officers and directors of Laser Technology has been convicted in a criminal proceeding (excluding traffic violations), or has been a party to any judicial or administrative proceeding that resulted in a judgment decree or final order enjoining that person or entity from future violations of, or prohibiting the activities subject to federal or state securities laws, or a finding, of any violation of federal or state securities laws.

     Related Transactions

     We currently have a marketing and consulting agreement with Laser Innovations International, Inc., whose principal is David Williams. In addition to being the founder and a principal shareholder of LTI Acquisition, Mr. Williams is the beneficial owner of more than 5% of our outstanding common stock and was formerly our President, CEO and director. Laser Innovations sells our products to certain international markets and its sales comprised approximately 17% of our total sales during both fiscal years 2002 and 2001.

     Two other principal shareholders of LTI Acquisition, H. Deworth Williams and Edward F. Cowle, are also members of our board of directors and have entered into a joint venture relationship with GHF International Trading, Ltda, a Brazilian company. GHF is associated with Laser Technology as a dealer for our Traffic Safety products and has been distributing the products in Brazil for approximately the last six years. During fiscal years 2002 and 2001, GHF purchased products from us in the amounts of approximately $57,000 and $61,000, respectively. GHF has been seeking investment capital to further develop the market for our products in Brazil and Messrs. Williams and Cowle have provided such capital.

     Contact Information

     Our corporate offices are located at 7070 South Tucson Way, Englewood, Colorado 80112, and our telephone number is (303) 649-1000. Additional information regarding Laser Technology is contained in our filings with the SEC. See "Where You Can Find More Information" on page 66.

LTI Acquisition

     LTI Acquisition is a Delaware corporation organized in July 2003, for the purpose entering into the merger agreement and the merger with us. LTI Acquisition has not engaged in any business except actions in connection with the merger. The business address of LTI Acquisition and each officer, director and shareholder is 4875 DTC Boulevard, #5-203, Denver, Colorado 80237.

     The shareholders of LTI Acquisition are all shareholders of our company. Three of its shareholders, Jeremy G. Dunne, H. Deworth Williams and Edward F. Cowle, are directors of Laser Technology and a fourth shareholder, David Williams is the former President, CEO and a principal shareholder of Laser Technology. Set forth in the table below is the ownership of each such shareholder, in both LTI Acquisition and our company as follows:

                                            Ownership of LTI
                                              Acquisition           Ownership of our company
                                       -------------------------- ----------------------------
Name                                    # of Shares   Percentage   # of Shares(1)   Percentage
----                                   ------------- ------------ ---------------- -----------
   David Williams(2)(3) ..............     150,000        15.0          320,436         5.8
   Pamela Sevy(4) ....................      66,500         6.7           33,509         0.6
   H. Deworth Williams(2)(5) .........     150,000        15.0          579,007        10.5
   Edward F. Cowle(5) ................     150,000        15.0          102,220         1.9
   Jeremy G. Dunne(5) ................     150,000        15.0          348,750         6.4
   Kama-Tech Corporation(6) ..........     111,666        11.1           85,700         1.6
   Kama-Tech (HK) Ltd.(6) ............     222,334        22.2           90,400         1.6
                                         ---------       -----        ---------        ----
   Total .............................   1,000,000       100.0%       1,560,022        28.4%

------------

(1) These figures do not include options held by certain of these individuals. (See "Security Ownership of Certain Beneficial Owners and Management").

(2)  David Williams and H. Deworth Williams are brothers.

(3)  David Williams is the former President, CEO and director of our company.

(4)  Pamela Sevy is the former Chief Financial Officer of our company.

(5) These individuals are currently members of our board of directors. Biographical information on these individuals appears above under "The Companies -- Laser Technology, Inc."

(6) For a description of Kama-Tech Corporation and Kama-Tech (HK) Ltd., and their respective officers, directors and controlling shareholders, see "Kama-Tech Corporation and Kama-Tech (HK) Ltd." under this caption below.

     Each of the shareholders of LTI Acquisition will hold the ownership reflected above, immediately following the completion of the merger.

     On October 25 and 26, 2001, Kama-Tech (HK) Ltd. purchased, in the open market, a total of 11,400 shares of our common stock at an average price of $0.952 per share. Except for these purchases, neither LTI Acquisition nor any of its shareholders, made any purchases of shares of our company during the past two years.

Officers and Directors

     The table below sets forth information regarding LTI Acquisition's officers and directors.

Name                             Age     Position
----                             ---     --------
   David Williams ............   47      Chief Executive Officer, President and Director
   Pamela Sevy ...............   38      Secretary/Treasurer and Chief Financial Officer
   Jeremy G. Dunne ...........   46      Vice President and Director
   Deworth Williams ..........   68      Director
   Toshiya Kamakura ..........   40      Director
   Masaki Kamakura ...........   31      Director

     A description of the background of H. Deworth Williams and Jeremy G. Dunne, directors of our company, is set forth above under "The Companies -- Laser Technology, Inc.," and for each of the other executive officers and directors of LTI Acquisition, is provided below.

David Williams ......... Mr. Williams is President, Chief Executive Officer and a director of LTI Acquisition.
                         Mr. Williams is the owner of Laser Innovations International, Inc., a corporation which has a marketing and consulting agreement with Laser Technology. Mr. Williams is the brother of H. Deworth Williams. From 1985 to 1999, he was the President, CEO and a
                         director of Laser Technology. In February 2000, Mr. Williams entered into a consent with the U.S. Securities and Exchange Commission, under the terms of which he agreed to an order restraining and enjoining him from violating Sections 10(b) of the
                         Exchange Act, and Rule 10b-5 thereunder, Rule 13b2-1 of Section 13(b)(2) of the
                         Exchange Act, Rule 13b2-2 of Section 13(b)(2) Section 13(a) of the Exchange Act,
                         Rules 13a-1 and 13a-13 thereunder and Rule 12b-20 of Section 13(a) of the Exchange
                         Act, and Section 13(b)(2)(A).

Pamela J. Sevy ......... Ms. Sevy is Secretary/Treasurer of LTI Acquisition. Ms. Sevy has been employed by
                         Laser Innovations International, Inc. since 1999. She was employed as Chief Financial
                         Officer of Laser Technology from 1992 to 1999. In February 2000, Ms. Sevy entered into a consent with the U.S. Securities and Exchange Commission, under the terms of which she agreed to an order restraining and enjoining her from violating Sections 10(b)
                         of the Exchange Act, and Rule 10b-5 thereunder, Rule 13b2-1 of Section 13(b)(2) of the
                         Exchange Act, Rule 13b2-2 of Section 13(b)(2) Section 13(a) of the Exchange Act,
                         Rules 13a-1 and 13a-13 thereunder and Rule 12b-20 of Section 13(a) of the Exchange
                         Act, and Section 13(b)(2)(A).

Toshiya Kamakura ......... Mr. Kamakura is a director of LTI Acquisition. Mr. Kamakura has been employed by
                           Kamakura Koki Co., Ltd., headquartered in Saitama Prefecture, Japan, since 1986.
                           Kamakura Koki is the designer and manufacturer of high quality consumer optical equipment. Mr. Kamakura was appointed President of Kamakura Koki in 1994 and continues in that position. From 1987 to 1998 he was Vice-President of Kama-Tech
                           Corporation in Chula Vista, California and has served as its President since 1998.
                           Mr. Kamakura has also served as a member of the Board of Directors of Kama-Tech
                           (HK), Ltd. since 1990. Mr. Kamakura received his BS in engineering from Tokai
                           University in Kanagawa, Japan.

Masaki Kamakura .......... Mr. Kamakura is a director of LTI Acquisition. Mr. Kamakura has been employed by
                           Kamakura Koki Co., Ltd, headquartered in Saitama Prefecture, Japan, since 1994.
                           Mr. Kamakura was appointed Executive Vice-President of Kama-Tech Corporation of
                           Chula Vista, California, in 1998 and continues in that position. He has served as a member of the board of directors of Kama-Tech (HK), Ltd. since 2001. Mr. Kamakura received his BA degree in law from Dokkyo University in Saitama, Japan.

     Except as indicated above, during the past five (5) years, none of the officers and directors of LTI Acquisition has been convicted in a criminal proceeding (excluding traffic violations), or has been a party to any judicial or administrative proceeding that resulted in a judgment decree or final order enjoining that person or entity from future violations of, or prohibiting the activities subject to federal or state securities laws, or a finding, of any violation of federal or state securities laws. Except for Toshiya Kamakura and Masaki Kamakura, who are citizens of Japan, all of the officers, directors and shareholders of LTI Acquisition are U.S. citizens.

     Kama-Tech Corporation and Kama-Tech (HK) Ltd.

     As indicated on the table above, Kama-Tech Corporation and Kama-Tech (HK) Ltd. are the holders of 11.1% and 22.2%, respectively, of the common stock of LTI Acquisition. Set forth below is information concerning each of these companies.

     Kama-Tech Corporation is a closely-held California corporation. Its officers and directors are Toshiya Kamakura, president, secretary and chief financial officer, and Masaki Kamakura, executive vice president. The controlling shareholders of Kama-Tech Corporation are Toshiya Kamakura and Kamakura Koki Co., Ltd. ("Kamakura Koki"), a private Japanese corporation whose officers and directors are Ichiro Kamakura (director, chairman and chief executive officer), Toshiya Kamakura (director, president and chief operating officer), Hiroshi Kamakura (director), Hideaki Hashimoto (director), Naomi Watanabe (director), and Masashi Kato (director).

     Kama-Tech (HK) Ltd., is a closely-held Hong Kong corporation. Its directors are: Ichiro Kamakura, Toshiya Kamakura, Hiroshi Kamakura, Shoji Kasai, and Akiyoshi Matsumoto. The controlling shareholders of Kama-Tech (HK) Ltd., are Kamakura Koki Co., Ltd., Hiroshi Kamakura, Toshiya Kamakura and Masaki Kamakura.

     A biographical description of Masaki Kamakura and Toshiya Kamakura, brothers, is set forth above under "Officers and Directors." A biographical description of the other officers and directors of Kama-Tech (HK) Ltd. and Kamakura Koki is set forth below.

     Ichiro Kamakura, age 71, has been employed by Kamakura Koki since 1958. In 1966 he became President and served in that capacity until 1994. He is now Chairman and has served in that position since 1994. Mr. Kamakura served as President and a director of Kama-Tech Corporation from 1987 to 1998. He has also served as a director of Kama-Tech (H.K.), Ltd. since its inception in 1990. Mr. Kamakura received his undergraduate degree in law from Waseda University in Tokyo, Japan. Mr. Kamakura is the father of Masaki Kamakura and Toshiya Kamakura, directors of LTI Acquisition, and Hiroshi Kamakura, a director of Kamakura Koki.

     Hiroshi Kamakura, age 37, joined Kamakura Koki in 1990 and has served as a director of that company since 1997. Mr. Kamakura, who currently resides in Hong Kong and China, became a member of the board of directors of Kama-Tech (HK), Ltd in 1994 and continues to serve on that board. Since 1998, he also has served as President of Kamakura Optical (Dongguan) Co., Ltd. He received his BS degree from Tokyo University of Science.

     Shoji Kasai, 65, became an employee of Kamakura Koki in 1992. He transferred to Kama-Tech (HK), Ltd in 1992 and served as the office manager of that company until 2000. In 2000 he relocated to Kamakura Koki Co, Ltd and is now employed by both that company and Kama-Tech (HK), Ltd, serving as a liaison between the two companies. Mr. Kasai became a director of Kama-Tech (HK) in 2000. He has more than 30 years experience in the sports optics industry. Mr. Kasai received his undergraduate degree from Osaka University of Foreign Studies.

     Akiyoshi Matsumoto, 44, has been employed by Kama-Tech (HK), Ltd since 1999 as its General Manager. Prior to that, he was a Sales Manager and Chief Representative of major US and Japanese freight forwarders in the Pacific Rim. He attended Fukuoka University and Fukuoka Civil Engineering Technical Institute.

     Hideaki Hashimoto, 58, joined Kamakura Koki in 1982. He served as its material manager beginning in 1990 and as Director of Materials since 1994 and a Director of the company since 1994. Mr. Hashimoto has 40 years of experience in the sports optics industry. He received his undergraduate degree in economics from Hosei University.

     Naomi Watanabe, 47, became an employee of Kamakura Koki in 1977. He served as an engineering manger beginning in 1985 and was promoted to the Director of Research and Development for Optical Design and a company director in 1994. Mr. Watanabe has 25 years of experience in the sports optics industry specializing in optical design and coating. He received his undergraduate degree in engineering from Tokai University.

     Masashi Kato, 48, has been employed by Kamakura Koki since 1973. He served as an engineering manager since 1985 and was promoted to the Director of Research and Development for Mechanical Design and Production in 1999 and has served as a director of the company since that time. He has 30 years of experience in the sports optics industry. He received his engineering undergraduate degree from Chyuo College of Technology.

     Except as indicated above, during the past five (5) years, none of the individuals named above has been convicted in a criminal proceeding (excluding traffic violations), or has been a party to any judicial or administrative proceeding that resulted in a judgment decree or final order enjoining that person or entity from future violations of, or prohibiting the activities subject to federal or state securities laws, or a finding, of any violation of federal or state securities laws. All of these individuals are citizens of Japan.

LTI Merger Sub

     LTI Merger Sub is a Delaware corporation organized in July 2003, as a wholly-owned subsidiary of LTI Acquisition, for the purpose of effectuating the merger. It has not engaged in any operations, except for entering into the merger agreement.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms and conditions of the merger agreement and is qualified in its entirety by the actual merger agreement attached as Appendix A. The following description may not contain all the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

Terms of the Merger

     The merger agreement provides that, after all of the conditions to the merger agreement have been satisfied or waived, or at such other time as may be agreed upon by the parties:

     o LTI Merger Sub will be merged with and into Laser Technology, after which the separate existence of LTI Merger Sub will cease and we will be the surviving corporation as a privately held, wholly-owned subsidiary of LTI Acquisition;

     o all shares of our common stock held by us or any of our direct or indirect subsidiaries, LTI Acquisition or any of its affiliates or direct or indirect subsidiaries, will be cancelled immediately prior to the merger;

     o each remaining outstanding share of our common stock will be converted into the right to receive an amount equal to $2.06 in cash per share, without interest and less any required withholding taxes; and

     o the merger will become effective at the time the applicable certificate of merger is filed with the Secretary of Delaware.

Merger Consideration

     At the closing of the merger, each issued and outstanding share of our common stock, other than (i) treasury shares, (ii) shares owned by us or by any of our subsidiaries, (iii) shares owned by LTI Acquisition or any of its affiliates or direct or indirect subsidiaries, which will have been cancelled, and (iv) shares held by shareholders who are entitled to, demand and have properly exercised appraisal rights; will be converted into the right to receive a cash payment of $2.06 upon the surrender of the certificate representing that share. No interest will be paid on the merger consideration of $2.06.

Treatment of Stock Options

     Immediately prior to the effective time of the merger, all outstanding options to purchase Laser Technology common stock will become exercisable in full, except for those options held by LTI Acquisition or its subsidiaries, affiliates or direct or indirect security holders, which options will be cancelled without consideration. At the effective time of the merger, each outstanding unexercised option to purchase our common stock with an exercise price less than $2.06 will automatically be converted into the right to receive a cash payment and will be cancelled by virtue of the Merger without any action on the part of the holder thereof. The cash payment to be received with respect to each unexercised option will be equal to the product obtained by multiplying
(i) the excess, if any, of the $2.06 merger consideration over the applicable exercise price per share for such option, by (ii) the number of shares of common stock covered by such unexercised option had such option been exercised in full immediately prior to the effective time.

Appraisal Rights

     Any record holder of our common stock who, in writing and prior to the vote on the merger, properly demands appraisal of such common stock and who does not vote in favor of the merger, will have the right, subject to compliance with statutory procedures, to receive payment of the appraised value of such shares. See "The Merger -- Appraisal Rights" on page 53.

Representations and Warranties

     The merger agreement contains customary representations and warranties by each party to the agreement and relate to, among other things:

     o due corporate organization, valid existence, good standing and necessary corporate power to carry on its business;

     o due corporate authorization, execution and enforceability of the merger agreement, and authorization to enter into the transactions contemplated thereby;

     o the absence of conflicts between the merger agreement and corporate documents and contracts;

     o    pending or threatened litigation, actions and proceedings; and

     o    absence of any brokers' or finders' fees.

     In addition to the above, Laser Technology makes additional representations and warranties related to:

     o    charter documents;

     o    our capitalization;

     o filings of and disclosure in required SEC filings (including financial statements' compliance with generally accepted accounting principles);

     o    the absence of certain material adverse changes;

     o    title to properties;

     o    rights to intellectual property;

     o    tax matters and our compliance with relevant tax laws;

     o    our compliance with employment matters;

     o    matters related to our material contracts;

     o    compliance with applicable laws;

     o    accuracy and completeness of our books and records;

     o voting agreements entered into by our affiliates, which agreements were subsequently terminated;

     o    approval of the merger agreement by our board of directors;

     o    no requirement for third party consents;

     o    our receipt of a fairness opinion from our financial advisor, AWP; and

     o    the accuracy and completeness of representations and warranties.

     The merger agreement also contains additional representations and warranties by LTI Acquisition and its acquisition subsidiary, LTI Merger Sub, as to, among other things:

     o ownership interest in our common stock by LTI Acquisition, LTI Merger Sub and their affiliates;

     o    due diligence conducted by LTI Acquisition;

     o assurance by LTI Acquisition of having sufficient cash or access to cash to pay the aggregate merger consideration as required by the merger agreement; and

     o assurance by members of LTI Acquisition that are directors or officers of Laser Technology that they are not aware of undisclosed material events or developments that could materially affect our business.

     The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled "Representations and Warranties of Target" and "Representations and Warranties of Acquiror and LTI Merger Sub" in Appendix A included with this proxy statement.

Covenants Under the Merger Agreement

     Conduct of Laser Technology Business. We have agreed in the merger agreement that, unless LTI Acquisition otherwise consents in writing, we will, prior to the completion of the merger, conduct our operations according to our usual, regular and ordinary course of business substantially consistent with past practice. In addition, we have agreed that, subject to certain exceptions, neither we nor any of our subsidiaries may, without LTI Acquisition's prior written consent:

     o    amend our certificate of incorporation or bylaws;

     o issue dividends or other distributions to our shareholders or effect any change in our common stock;

     o    change the exercisability or vesting of outstanding options,

     o    enter into or materially modify any material contracts;

     o issue, deliver or sell any capital stock, securities convertible into shares of capital stock, or rights to acquire capital stock;

     o    transfer any rights to our intellectual property;

     o sell, lease, license or otherwise dispose of or encumber any of our material properties or assets;

     o incur or guarantee any indebtedness for borrowed money or issue or sell any debt securities;

     o    enter into any operating lease in excess of $10,000;

     o pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation arising other than in the ordinary course of business;

     o make any capital expenditures, capital additions or capital improvements except in the ordinary course of business;

     o materially reduce the amount of any insurance coverage provided by existing insurance policies;

     o    terminate or waive any right of substantial value;

     o adopt or amend any employee benefit or stock purchase or option plan, hire any new executive level employees, or pay any special bonus or other special remuneration to any employee or director;

     o grant any severance or termination pay to any director, officer or employee;

     o commence a lawsuit or other action, except in the routine collection of bills, or in cases where a good faith determination, after consultation with LTI Acquisition, is made that the failure would materially impair the business;

     o acquire, merge or consolidate with any other business or entity, or make a material acquisition of assets;

     o make or change any material tax election or settle or compromise any material tax liability or refund;

     o revalue any assets including writing down inventory or writing off receivables; or

     o    authorize any agreement to do any of the above.

     The covenants in the merger agreement relating to the conduct of our business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the merger agreement entitled "Conduct of Business of Target" in Appendix A included with this proxy statement.

     Other Covenants. The merger agreement contains a number of mutual covenants by us and LTI Acquisition, including covenants relating to:

     o fulfilling the conditions to the closing of the merger agreement, including the execution and delivery of the necessary documents in order to consummate the merger and the transactions contemplated by the merger agreement;

     o    obtaining governmental approval relating to antitrust matters;

     o furnishing each other with information required for all governmental filings; and

     o furnishing each other with copies of any notice or other communication received from any third party relating to the merger.

     In addition, the merger agreement contains covenants requiring each of the parties to use all commercially reasonable efforts to do all things required to complete the transactions contemplated by the merger agreement, including:

     o obtaining any requisite consent of governmental agencies and other third parties;

     o defending any lawsuits or other legal proceedings challenging the merger agreement or the transactions contemplated by the merger agreement; and

     o    executing and delivering any additional instruments.

     The merger agreement also contains covenants requiring us to:

     o obtain at a special shareholder meeting, shareholder approval of the merger agreement; and

     o provide LTI Acquisition with access to our information prior to the effective time of the merger.

No Solicitation by Laser Technology

     In the merger agreement, we have agreed that prior to the merger, we and all of our subsidiaries, officers, directors, employees and agents will not, directly or indirectly:

     o take any action to solicit, initiate or knowingly encourage any inquiries relating to, or the submission of, any takeover proposal, which will mean any offer or proposal for, or any indication of interest in, a merger, reorganization, share exchange, recapitalization, liquidation, dissolution or business combination involving Laser Technology or any of our subsidiaries, or the acquisition of any significant equity interest in, or a significant portion of our assets, other than the transactions contemplated by the merger agreement;

     o engage in any discussions or negotiations with, or disclose any nonpublic information regarding Laser Technology or any of our subsidiaries to, or facilitate any effort to make or implement a takeover proposal, or afford access to our properties, books or records to, any person that has advised us that it may be considering making, or that has made, a takeover proposal;

     o approve or recommend, or propose publicly to approve or recommend, any takeover proposal; or

     o approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to a takeover proposal.

     However, the merger agreement does not prohibit us or our board of directors from furnishing information to or discussing with any third party that makes an unsolicited bona fide takeover proposal, provided our board determines, in good faith, that these actions are required to comply with its fiduciary duties and that the proposal could reasonably be expected to result in a transaction that would be a "superior proposal" to the transaction with LTI Acquisition. We may not permit any of our officers, directors, employees or other representatives to agree to or endorse any such takeover proposal unless we have first terminated the merger agreement and paid

LTI Acquisition its out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby.

     LTI Acquisition has the right to terminate the merger agreement in the event:

     o our board of directors withdraws or modifies, or resolves to withdraw or modify, its recommendation of the merger agreement or the merger in a manner adverse to LTI Acquisition, or the board recommends any superior proposal;

     o we receive an unsolicited bona fide proposal that constitutes a superior proposal and (i) we either notify LTI Acquisition in writing that we intend to enter into such an agreement, or we breach our obligation to promptly notify LTI Acquisition of such superior proposal pursuant, or (ii) our board of directors fails to terminate discussions with the maker of such proposal and its agents within 10 calendar days after such proposal is first received by us or any of our officers, directors or agents; or

     o a tender offer or exchange offer for 50% or more of our outstanding shares of capital stock is commenced, and our board of directors conclude that such tender offer is a superior proposal and fails, within 10 calendar days after such proposal is first received, to recommend against acceptance of, or takes no position with respect to the acceptance of, such tender offer or exchange offer by our shareholders.

     We are obligated under the merger agreement to promptly notify LTI Acquisition upon the receipt of any takeover proposal or any notice that any person is considering making a takeover proposal, or any request for nonpublic information relating to us, or for access to our properties, books or records by any person that has advised us that it may be considering making, or that has made, a takeover proposal. We must also keep LTI Acquisition fully informed of the status and details of any such takeover proposal notice or request.

Conditions to the Merger

     The parties' obligations to complete the merger are subject to the following conditions:

     o approval and adoption of the merger and the merger agreement and the transactions contemplated thereby, by at least 66-2/3% of the outstanding shares of our common stock, other than shares owned by LTI Acquisition and its affiliates;

     o no order by a court or governmental authority preventing the merger has been issued; and

     o all approvals, waivers and consents for consummation of the merger and related transactions have been timely obtained from the appropriate government entities.

     Our obligations to complete the merger are subject to the following additional conditions:

     o LTI Acquisition's and LTI Merger Sub's representations and warranties must be true and correct at the time the merger is to become effective;

     o LTI Acquisition and LTI Merger Sub must have performed in all material respects all of their obligations under the merger agreement;

     o LTI Acquisition and LTI Merger Sub will have delivered to us certain compliance certificates and opinions required by the merger agreement; and

     o LTI Acquisition must not have suffered an event creating a material adverse effect.

     LTI Acquisition and LTI Merger Sub's obligations to complete the merger are also subject to the following additional conditions:

     o our representations and warranties must be true and correct at the time the merger is to become effective;

     o we must have performed in all material respects all of our obligations under the merger agreement;

     o we will have delivered to LTI Acquisition and LTI Merger Sub certain compliance certificates and a legal opinion required by the merger agreement;

     o we will have provided LTI Acquisition with all necessary consents, waivers, approvals or authorizations from any government entity or third party whose consent or approval are required; and

     o    we must not have suffered an event creating a material adverse effect.

Additional Agreements

     In addition to the covenants relating to the conduct of our business before the completion of the merger, we have agreed with LTI Acquisition and Merger Sub to each perform additional specified covenants in the merger agreement. The principal additional covenants are as follows:

     Best Efforts

     Each of the parties to the merger agreement have agreed to use their best efforts to effectuate the transactions contemplated thereby and to fulfill conditions to closing of the merger. Each party, at the reasonable request of another party, has further agreed to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the merger agreement and the transactions contemplated thereby.

     Access to Information and Confidentiality

     Subject to a confidentiality agreement we entered into with principals of LTI Acquisition, we have agreed that we will allow LTI Acquisition, and its accountants, counsel and other representatives, access during the period prior to the merger to all of our, and our subsidiaries', properties, books, contracts, commitments and records and other information and business documents, our independent accountants and our premises and the premises of our subsidiaries for the purpose of inspecting our books and records and performing environmental assessments.

     Public Disclosure

     We and LTI Acquisition have agreed to consult with each other before issuing any press release or making any public statement or other public or non-confidential disclosure regarding the terms of the merger agreement and the transactions contemplated thereby. We have further agreed that neither party will issue any press release or make any statement or disclosure without the prior approval of the other, which approval will not be unreasonably withheld, except as may be required by law or obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

     State Anti-takeover Statutes

     If any state takeover law becomes applicable to the transactions contemplated by the merger agreement, we and LTI Acquisition have agreed to use our reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by the merger agreement may be promptly consummated as promptly on the terms contemplated by thereby.

     Proxy Statement and Special Meeting

     We agreed to prepare and file this proxy statement with the SEC as soon as practicable after the execution of the merger agreement and to call, give notice of and convene a special meeting of our shareholders for the purpose of seeking their approval of the merger. We have agreed to mail this proxy statement, together with a copy of the AWP Opinion, to our shareholders. We and LTI Acquisition will each use our best efforts to cause this proxy statement to comply with applicable federal and state securities law. We have agreed to include in the proxy statement, the unanimous recommendation of the special committee and the board of directors, that the shareholders approve the merger and merger agreement. We each agree to provide promptly to the other such information concerning business and financial statements and affairs as may be required or appropriate for inclusion in the proxy statement.

     Indemnification

     The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the merger that exist in favor of our directors or officers as provided in our articles of incorporation or bylaws, and any of our existing indemnification agreements in effect as of the date of the merger agreement, will be assumed by Laser Technology as the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms. LTI Acquisition has agreed to cause Laser Technology as the surviving corporation, to fulfill and honor in all respects those obligations. The merger agreement further provides that after the merger, LTI Acquisition will cause Laser Technology, as the surviving corporation, to maintain in effect for three years our existing claims made directors' and officers' liability insurance with respect to matters occurring prior to the Effective Time of the merger. Following the merger, the surviving corporation may elect to substitute insurance policies of at least the same amount of coverage containing terms and conditions not materially less favorable that those in effect prior to the merger. However, in no event will the surviving corporation be required to expend more than that amount per year equal to 150% of our current annual premiums paid by us for such insurance, which is $194,000 in the aggregate.

Amendment; Waiver of Conditions

     The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time prior to the effective time of the merger. After our shareholders approve the merger agreement, however, no amendment may be made that requires further shareholder approval under any applicable law without obtaining such further shareholder approval. The merger agreement may not be amended except in writing and signed on behalf of each of the parties.

     At any time prior to the effective time of the merger the parties may:

     o extend the time for the performance of any of the obligations or other acts of the other parties set forth in the merger agreement;

     o waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

     o waive compliance with any of the agreements or conditions contained in the merger agreement.

     Any agreement on the part of a party to any such extension or waiver must be in writing and signed by the party providing the extension or waiver. The failure of any party to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

Termination

     The merger agreement may be terminated by action of the board of directors of either us or LTI Acquisition, at any time prior to completion of the merger:

     (1) by mutual consent duly authorized by the boards of directors of LTI Acquisition and us;

     (2) by either LTI Acquisition or us if, without fault of the terminating party:

          o the merger is not consummated by December 31, 2003, or such later date as may be agreed upon in writing by the parties;

          o there has been any applicable federal or state law that makes consummation of the merger illegal or otherwise prohibited or if any court of competent jurisdiction or governmental entity has issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action has become final and nonappealable; or

          o the special meeting of shareholders has been held and the required approval of our shareholders has been obtained;

     (3)  by LTI Acquisition if:

          o our board of directors withdraws or modifies, or resolves to withdraw or modify, its recommendation of the merger agreement or the merger in a manner adverse to LTI Acquisition, or our board of directors recommends any superior proposal;

          o we receive an unsolicited bona fide proposal that constitutes a superior proposal to the merger;

          o a tender offer or exchange offer for 50% or more of our outstanding shares of capital stock is commenced and our board of directors concludes that such tender offer is a superior proposal;

          o we materially breach any of our representations, warranties or obligations under the merger agreement and such breach has not been cured within 10 calendar days of receipt by us of written notice of such breach, provided that LTI Acquisition is not in material breach of any of its representations, warranties or obligations under the merger agreement and, provided further, that no cure period will be required for a breach which by its nature cannot be cured; or

          o for any reason we fail to call and hold the special meeting of shareholders as soon as practical.

     (4)  by us if:

          o our board of directors authorizes us to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and we notify LTI Acquisition in writing that we intend to enter into such an agreement, and LTI Acquisition does not make, within 5 business days of receipt of notification, a non-revocable binding offer that our board of directors determines, in good faith, is at least as favorable to our shareholders as the superior proposal; or

          o LTI Acquisition materially breaches any of its representations, warranties or obligations under the merger agreement and such breach will not have been cured within 10 calendar days following receipt by LTI Acquisition of written notice of such breach, provided that we are not in material breach of any of our representations, warranties or obligations under the merger agreement and, provided further, that no cure period will be required for a breach which by its nature cannot be cured.

Voting Agreements

     In connection with the execution of the merger agreement, each person deemed an affiliate of Laser Technology, including each of our officers and directors, entered into a voting agreement with us and LTI Acquisition. Those persons executing voting agreements were Eric A. Miller, Walter R. Keay, William
P. Behrens, Nicholas J. Cooney, Roosevelt Rogers, Elizabeth A. Hearty, Jeremy G. Dunne, H. Deworth Williams, Edward F. Cowle, David Williams and Pamela Sevy. Each person agreed to vote all of their respective shares in favor of the merger and any other transactions contemplated by the merger agreement. Collectively, these affiliates represent approximately 29.5% of the outstanding shares of our common stock as of the date of the merger agreement.

     Each of the affiliates agreed to the following:

          o to vote for adoption of the merger agreement and for each transaction contemplated by the merger agreement;

          o to vote against any recapitalization, merger, sale of assets or other business combination other than the proposed merger; and

          o to vote against any amendment of our certificate of incorporation or bylaws, or other proposal or transaction which would in any manner impede or nullify the merger, merger agreement or any transaction contemplated thereby.

     Additionally, the voting agreements provided that the affiliates would not:

          o sell, transfer, convey or otherwise dispose of their respective shares;

          o grant any proxy, power of attorney or other authorization with respect to their shares, except for the voting agreement;

          o deposit any shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares, except an arrangement that did not materially impair their ability to perform their obligations under the voting agreement; and

          o use reasonable efforts to take all necessary actions to consummate the transactions contemplated by the voting agreement.

     Under applicable Delaware law, at the special meeting only those affiliates not associated with LTI Acquisition will be counted in the vote to approve the merger agreement and related transaction. Accordingly, only 58,500 affiliate shares, or approximately 1.1% of the total outstanding shares, would be permitted to vote at the meeting. Also, three of the affiliates signing voting agreements did not own Laser Technology shares, only options to acquire shares. Thus, upon further review by us and LTI Acquisition, it was decided that because those affiliates who were also affiliated with LTI Acquisition would not be permitted to vote for ratification of the merger, the voting agreements were of little significance. Those remaining affiliates holding only 58,500 shares represented a very small percentage of the total outstanding shares which would have only a minimal effect on the vote to ratify the merger. Therefore, it was determined that the voting agreements were of little value and should be eliminated and, by an amendment to the merger agreement, a copy of which is included in Appendix A, the voting agreements were abolished. Further, all voting agreements previously executed were terminated.

                      MARKET PRICE AND DIVIDEND INFORMATION

     Our common stock is listed on the American Stock Exchange under the symbol "LSR." As of November 7, 2003, we had 5,486,217 common shares outstanding and we had approximately 885 shareholders of record. The number of shareholders does not take into account those shareholders whose certificates are held by broker-dealers or other nominees. The following table sets forth the range of high and low sale prices of our common stock for each calendar quarterly period as reported on the American Stock Exchange.

                                  High          Low
                               ----------   ----------
2003
    First Quarter ..........      $1.30        $1.01
    Second Quarter .........       1.40         1.25
    Third Quarter* .........       2.01         1.33

2002
    First Quarter ..........      $1.20        $ .85
    Second Quarter .........        .95          .62
    Third Quarter ..........        .92          .41
    Fourth Quarter .........       1.08          .80

2001
    First Quarter ..........      $1.38        $ .87
    Second Quarter .........       1.60         1.01
    Third Quarter ..........       1.27          .92
    Fourth Quarter .........       1.05          .85

------------

* The 2003 third quarter reflects the high and low sale prices through September 30, 2003.

     On July 31, 2003, the last full trading day prior to the announcement of the proposed merger, the last reported sales price per share was $1.38. On November 19, 2003, the most recent practicable trading day prior to the date of this proxy statement, the last reported sales price was $2.03. On September 26, 2002, the last trading day prior to the initial offer of members of LTI Acquisition, the last reported trading price per share was $0.75. You should obtain current market price quotations for shares of our common stock in connection with voting your shares.

     We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to finance future operations, expansion and capital investments. Following the merger, our common stock will not be traded on any public market.

                         SELECTED FINANCIAL INFORMATION

     The following table contains selected financial data for each year in the five year period ended September 30, 2002 and for the nine-month periods ended June 30, 2003 and 2002. The financial data for each of the full fiscal years have been derived from our audited financial statements for those periods. The financial statements for each of the nine-month periods included in the table have been derived from our unaudited financial statements for those periods. The unaudited financial statements have been prepared on the same basis as the audited financial statements, and we believe that they contain all adjustments necessary for a fair presentation of the financial information presented (consisting only of normal recurring adjustments). The historical financial data for the interim periods are not necessarily indicative of the results that may be expected for our full year. This selected financial data should be read along with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited consolidated financial statements for the applicable periods, each of which we have filed with the SEC, and incorporate by reference.

                                                                   Fiscal Years Ended September 30,
                                           --------------------------------------------------------------------------------
                                                2002            2001             2000            1999            1998
                                           -------------- ---------------- ---------------- -------------- ----------------
Statement of Operations Data:
 Net sales ...............................  $10,577,216      $11,472,459      $12,720,299     $11,814,654     $11,801,293
 Cost of goods sold ......................    5,249,501        5,416,379        5,802,123       5,845,387       5,554,037
 Gross profit ............................    5,327,716        6,056,080        6,918,176       5,969,267       6,247,256
 Royalty and licensing income ............      998,392        1,033,129          959,015         932,796       1,242,732
 Total operating income ..................    6,326,108        7,089,209        7,877,191       6,902,063       7,489,988
 Operating expenses ......................    6,820,174        6,769,882        7,361,190       8,211,854       6,205,024
 Settlement and restructuring costs ......           --               --               --       2,071,257              --
 Income (loss) from operations ...........     (494,066)         319,327          516,001      (3,381,048)      1,284,964
 Other income, net .......................       25,044          203,400           59,211           9,009         115,535
 Income (loss) before taxes on income.....     (469,022)         522,727          575,212      (3,372,039)      1,400,499
 Taxes on income .........................     (183,645)         113,614          233,800        (985,934)        504,000
 Net income (loss) .......................     (285,377)         409,113          341,412      (2,386,105)        896,499
 Net income per common share:
 Basic earnings (loss)
   per common share ......................         (.05)             .07              .07            (.48)            .18
 Weighted average shares outstanding .....    5,486,217        5,446,633        5,011,220       4,994,622       4,985,902
 Diluted earnings per common share .......         (.05)             .06              .06            (.48)            .15
 Diluted average shares outstanding ......    5,486,217        6,401,833        5,642,720       4,994,622       5,981,235

Balance Sheet Data:
 Working capital .........................  $ 8,196,231      $ 8,201,411      $ 6,918,219     $ 5,753,229     $ 8,434,703
 Total assets ............................   10,693,648       10,993,929       10,863,213      11,211,708      12,515,957
 Short-term debt, including current
   maturities of long term debt ..........           --           14,611           83,727          91,621          76,564
 Long-term debt less
   current maturities ....................           --               --           14,364         114,400         159,549
 Total stockholders' equity ..............    9,773,576       10,058,953        9,026,166       8,678,243      11,044,810

Ratio of Earnings to Fixed Charges .......         -1:9              1:8             1:11            -2:5             1:5
Book Value per Share .....................  $      1.78      $      1.85      $      1.80     $      1.74     $      2.36

                                                                                Nine Months Ended June 30
                                                                             -------------------------------
                                                                                  2003             2002
                                                                             --------------   --------------
Statement of Operations Data:
 Net sales ...............................................................     $ 7,925,813     $ 7,415,294
 Cost of goods sold ......................................................       3,766,891       3,673,134
 Gross profit ............................................................       4,158,922       3,742,160
 Royalty and licensing income ............................................         483,585         521,241
 Total operating income ..................................................       4,642,507       4,263,401
 Operating expenses ......................................................       5,897,149       5,146,859
 Income (loss) from operations ...........................................      (1,254,642)       (883,458)
 Other income, net .......................................................          28,505          73,284
 Changes in accounting estimates .........................................                         (14,945)
 Income (loss) before taxes on income ....................................      (1,226,137)       (825,119)
 Taxes on income .........................................................        (436,189)       (297,043)
 Net income (loss) .......................................................        (789,948)       (528,076)
 Net income per common share:
 Basic earnings (loss) per common share ..................................           (0.14)          (0.10)
 Weighted average shares outstanding .....................................       5,486,217       5,486,217
 Diluted earnings per common share .......................................           (0.14)          (0.10)
 Diluted average shares outstanding ......................................       5,486,217       5,486,217

Balance Sheet Data:
 Working capital .........................................................       7,582,709       7,908,129
 Total assets ............................................................      10,176,561      10,693,648
 Short-term debt, including current maturities of long term debt .........              --              --
 Long-term debt less current maturities ..................................              --              --
 Total stockholders' equity ..............................................       8,983,628       9,773,576

Ratio of Earnings to Fixed Charges .......................................           -3:10            -1:5
Book Value per Share .....................................................     $      1.64     $      1.78

           PRO FORMA AND ACQUISITION CORPORATION FINANCIAL INFORMATION

     We have not provided any pro forma data giving effect to the proposed merger. We do not believe that information is material to our shareholders in evaluating the merger agreement because the proposed merger consideration is all cash and, if completed, our common stock will cease to be publicly traded.

     We also have not provided any separate financial information for LTI Acquisition or LTI Merger Sub, because they are special purpose entities formed in connection with the proposed merger and they have no operations or assets other than for the purpose of completing the merger.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information, to the best of our knowledge as of November 7, 2003, regarding beneficial ownership of our common stock by:

     o each person known to us to own beneficially more than 5% of our common stock;

     o    each of our executive officers;

     o    each or our directors; and

     o    all executive officers and directors as a group.

                                                                 Number of Shares
                                                                   Beneficially
Name of Beneficial Owner                                              Owned           Percent
------------------------                                        -----------------   ----------
   Eric A. Miller(2) ........................................          95,500            1.7%
   Jeremy G. Dunne(3)(12) ...................................         450,334            8.1%
   H. Deworth Williams(4)(12) ...............................         599,007           10.9%
   David Williams(5)(12) ....................................         388,686            7.0%
   Walter R. Keay (6) .......................................          30,000            0.5%
   Edward F. Cowle (7)(12) ..................................         132,220            2.4%
   William P. Behrens (8) ...................................          40,000            0.7%
   Nicholas J. Cooney (9) ...................................          45,000            0.8%
   Roosevelt Rogers (10) ....................................          26,000            0.5%
   Elizabeth A. Hearty (11) .................................           6,667            0.1%
   Loeb Partners Corporation ................................         419,300           7.64%
   Directors & Officers as a group (9 persons) (13) .........       1,424,728           26.0%

------------

(1) Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of January 31, 2003 and assumes the exercise of options held by such person (but not by anyone else) exercisable within sixty days.

(2) Includes 62,000 shares, which may be acquired by Mr. Miller pursuant to the exercise of stock options exercisable within sixty days.

(3) Includes 101,584 shares, which may be acquired by Mr. Dunne pursuant to the exercise of stock options exercisable within sixty days.

(4) Includes 20,000 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.

(5) Includes 68,250 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.

(6) Includes 30,000 shares, which may be acquired by Mr. Keay pursuant to the exercise of stock options exercisable within sixty days.

(7) Includes 30,000 shares, which may be acquired by Mr. Cowle pursuant to the exercise of stock options exercisable within sixty days.

(8) Includes 30,000 shares, which may be acquired by Mr. Behrens pursuant to the exercise of stock options exercisable within sixty days.

(9) Includes 30,000 shares, which may be acquired by Mr. Cooney pursuant to the exercise of stock options exercisable within sixty days.

(10) Includes 26,000 shares, which may be acquired by Mr. Rogers pursuant to the exercise of stock options exercisable within sixty days.

(11) Includes 6,667 shares, which may be acquired by Ms. Hearty pursuant to the exercise of stock options exercisable within sixty days.

(12) These individuals are shareholders of LTI Acquisition. As such, their votes may not be counted at the special meeting. LTI Acquisition does not hold any of our shares, apart from a total of 1,560,022 shares held by its shareholders.

(13) Includes 336,251 shares, which may be acquired by our officers or directors within sixty days pursuant to the exercise of stock options at various prices.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of our company incorporated into this proxy statement by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002, have been incorporated in reliance of the report of H J & Associates, our independent public accountants. It is not anticipated that a representatives of H.J & Associates will attend the special meeting or be available for questions.

                                  OTHER MATTERS

     At the time of preparation of this proxy statement, our board of directors knows of no other matters which will be acted upon at the special meeting other than the matters described in this proxy statement. If any other matters are presented for action at the special meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                          FUTURE SHAREHOLDER PROPOSALS

     If the merger is completed, no annual meeting of our shareholders will be held because, following the merger, we will not be a publicly held company. If the merger is not completed for any reason, an annual meeting of shareholders will subsequently be scheduled and the following paragraph will be applicable.

     New shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the 2003 annual meeting of shareholders must be received by us in writing at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for the 2003 annual meeting of shareholders. All proposals received will be subject to the applicable rules of the SEC. With regard to shareholders who intend to present a proposal at the 2003 annual meeting of shareholders without including the proposal in our proxy statement and who fail to submit the proposal a reasonable time before we mail our proxy materials, the persons named as proxies in the proxy card accompanying the proxy statement for the 2003 annual meeting of shareholders will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in our proxy statement for the 2003 annual meeting of shareholders.

                                  ADJOURNMENTS

     Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without notice, other than by the announcement made at the special meeting, by approval of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. We are soliciting proxies to grant authority to vote in favor of adjournment of the special meeting. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes in favor of adoption of the merger agreement. All of the members of our board of directors recommend that you vote in favor of the proposal to grant authority to vote to adjourn the meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

     As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the Securities and Exchange Commission public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov."

     We and LTI Acquisition have filed a transaction statement on Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the transaction statement on
Schedule 13E-3. The transaction statement on Schedule 13E-3, including any amendment or exhibit filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above.

     Statements contained in this proxy statement or in any document incorporated into this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

     The SEC allows us to incorporate by reference into this proxy statement documents we file with the SEC, which means that we can disclose important information by referring to those documents. The information incorporated by reference into this proxy statement is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed:

     o Our Annual Report on Form 10-K for the fiscal year ended September 30, 2002;

     o Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003; and

     o Our Current Report on Form 8-K, September 27, 2002, December 23, 2002, December 24, 2002, July 3, 2003 and August 4, 2003.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 21, 2003. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE THAN THE DATE OF THE PROXY STATEMENT, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                     GENERAL

     The costs of soliciting proxies will be paid by us. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of us (who will not be compensated separately for their services), by mail, telephone, telegraph, electronic mail, cable or personal discussion. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. We will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of our common stock.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to our corporate Secretary a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the special meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a proxy unless the shareholder votes his or her shares of common stock in person at the meeting.

     Any notice revoking a proxy should be sent to Elizabeth Hearty, Secretary of Laser Technology, in care of Laser Technology, Inc., 7070 S. Tucson Way, Englewood, Colorado 80112-3921.

     Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope or submit your proxy by telephone or the Internet.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                        By Order of the Board of Directors

                                        Elizabeth Hearty
                                        Secretary

Englewood, Colorado
November 25, 2003

--------------------------------------------------------------------------------

                             LASER TECHNOLOGY, INC.
                                      PROXY
                       Special Meeting, December 30, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Eric A. Miller and Walter R. Keay, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of common stock of Laser Technology, Inc. held on record by the undersigned on November 7, 2003, at the Special Meeting of Shareholders to be held on December 30, 2003, and any adjournments thereof.

     The undersigned hereby directs this Proxy to be voted:

1. Proposal to finalize the Agreement and Plan of Merger whereby LTI Merger Sub, Inc. will be merged with and into Laser Technology, Inc. with Laser Technology surviving as a direct wholly-owned subsidiary of LTI Acquisition Corp.

_ FOR    _ AGAINST         _ ABSTAIN

2. Proposal to grant the board of directors discretionary authority to adjourn the special meeting if necessary to satisfy the conditions to completing the merger as set out in the merger agreement including for the purpose of soliciting proxies to vote in favor of adoption of the merger agreement and the transactions contemplated thereby.

_ FOR    _ AGAINST         _ ABSTAIN

3. In their discretion, the named proxies may vote on such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

      SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                            Date:

                                               Signature of shareholder

                                               Signature if held jointly

                            NOTE: Please mark, date, sign and return this
                            Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as attorney, executor,
                            administrator, trustee or guardian, please give
                            full title. If a corporation or partnership,
                            please sign in corporate or partnership name by an authorized person.
--------------------------------------------------------------------------------

                                                                     APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is made and entered into as of July 31, 2003, by and among LTI Acquisition Corp., a Delaware corporation ("Acquiror"), LTI Merger Sub, Inc., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Acquiror, Laser Technology, Inc., a Delaware corporation ("Target") and certain shareholders of Acquiror (the "Acquiror Shareholders"), as set forth on the signature page attached hereto.

                                   RECITALS

     A. The Board of Directors of Target, based on a recommendation of a Special Committee composed of non-management independent directors (the "Special Committee"), and the Boards of Directors of Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the merger of Merger Sub and Target (the "Merger") and, in furtherance thereof, have approved the Merger. Pursuant to the Merger, among other things, the outstanding shares of capital stock of Target, excluding shares of Target Common Stock owned by Acquiror (and certain other shares as described herein), shall be converted into the right to receive cash at the rates set forth herein.

     B. Target, Acquiror, Merger Sub and the Acquiror Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

                                    AGREEMENT

     The parties hereby agree as follows:

                                   SECTION ONE

     1. The Merger.

          1.1 The Merger. At the Effective Time (as defined in Section 1.2 below) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2 Closing; Effectiv Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable (and in no event later than five (5) business days) after the satisfaction or waiver of each of the conditions set forth in Section Six below or at such other time as the parties agree (the "Closing Date"). In connection with the Closing, the parties shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time"). The Closing shall take place at the offices of Target, or at such other location as the parties agree.

          1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4 Certificate of Incorporation; Bylaws.

               (a) At the Effective Time, the Certificate of Incorporation of Target, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

               (b) At the Effective Time, the Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Target or any of their respective stockholders, the following shall occur at the Effective Time:

               (a) Conversion of Target Common Stock. All of the issued and outstanding shares of Common Stock, par value $.01 per share, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Section 262 of Delaware Law ("Dissenting Shares")) shall be converted into the right to receive an amount in cash equal to $2.06 per share (the "Merger Consideration"). All shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefore upon the surrender of such certificate in accordance with Section 1.7, without interest.

               (b) Cancellation of Target Common Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Common Stock that are owned by Target as treasury stock, each share of Target Common Stock owned by Acquiror or any direct or indirect wholly-owned subsidiary of Acquiror or of Target, and each share of Target Common Stock held by the Acquiror Shareholders immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof. Neither the Acquiror nor the Acquiror Shareholders will receive any consideration upon cancellation of their shares of Target Common Stock whether they hold such shares directly or indirectly.

               (c) Target Options. Effective immediately prior to the Effective Time and contingent upon consummation of the Merger, all outstanding options to purchase Target Common Stock (the "Target Options") issued under the Target's Equity Incentive Plan, as amended, and the Target's Non-Employee Director Stock Option Plan, as amended (collectively, the "Target Plans"), shall become exercisable in full, except for such Target Options held by the Acquiror, or its direct or indirect securityholders, as set forth on Section 2.3 of the Acquiror Disclosure Schedule (the "Acquiror's Options"). As set forth in the Target Plans, the Target shall give all holders of Target Options notice of the transactions contemplated herein at least 30 days prior to the Effective Time. At the Effective Time, all outstanding Target Options that have not been exercised (the "Unexercised Options"), except for the Acquiror's Options, shall automatically be converted into the right to receive a cash payment and shall be cancelled by virtue of the Merger without any action on the part of the holder thereof. The cash payment to be received with respect to each Unexercised Option shall be equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share for such option by (ii) the number of shares of Common Stock covered by such Unexercised Option had such option been exercised in full (without regard to exercisability) immediately prior to the Effective Time (such payment, the "Option Termination Payment"). A schedule of Target Options is also set forth as part of Section 2.3 of the Target Disclosure Schedule. All of the Acquiror's Options shall be cancelled immediately prior to the Effective Time; and neither the Acquiror nor its direct or indirect securityholders shall receive any consideration upon cancellation of such Acquiror's Options.

               (d) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (e) Adjustments. The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Target Common Stock), reorganization, recapitalization or other like change with respect to Target Common Stock occurring after the date of this Agreement and prior to the Effective Time.

               (f) Dissenters' Rights. Any Dissenting Shares shall not be converted into the right to receive the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of Target Common Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver upon surrender by such holder of certificate or certificates representing shares of Target Common Stock, the Merger Consideration to which such holder would otherwise be entitled under this
Section 1.6 and the Certificate of Merger.

          1.7 Surrender of Certificates.

               (a) Exchange Agent. Automatic Data Processing, Inc. shall act as exchange agent (the "Exchange Agent") in the Merger.

               (b) Acquiror to Provide Cash. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Section One, through such reasonable procedures as Acquiror may adopt, sufficient funds in amounts and at times necessary for the payment of the Merger Consideration in the amounts and at the times provided herein.

               (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration.

               (d) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (e) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof.

          1.8 No Further Ownership Rights in Target Common Stock. All cash in the amount of the Merger Consideration shall have been deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving

Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section One.

          1.9 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

          1.10 Withholding. Each of the Exchange Agent, Acquiror, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Target Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   SECTION TWO

     2. Representations and Warranties of Target.

     In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

     In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in questions.

     Except as disclosed in a document dated as of the date of this Agreement and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target represents and warrants to Acquiror and Merger Sub as follows:

          2.1 Organization; Subsidiaries. Each of Target and each subsidiary of Target set forth on Section 2.1 of the Target Disclosure Schedule (each a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target holds of record and owns beneficially all of the outstanding equity interests of each subsidiary, free of any encumbrances, rights of first refusal, preemptive rights or restriction of any nature (other than restrictions under the Securities Act of 1933, as amended and State securities laws). Each of Target and each Subsidiary has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on Target. Each of Target and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Target.

          2.2 Certificate of Incorporation and Bylaws. Target has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target and each Subsidiary, each as amended to date, to Acquiror. Neither Target nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

          2.3 Capital Structure. The authorized capital stock of Target consists of 25,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, of which there were issued and outstanding as of the close of business on March 31, 2003, 5,486,217 shares of Common Stock, and no shares of Preferred Stock. In addition, there are 224,650 shares of treasury stock held by the Target. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after March 31, 2003, other than pursuant to the exercise of options outstanding as of such date under the Target Plans. All outstanding shares of Target Common Stock (a) are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound, (b) were issued in compliance with all applicable state and federal securities laws, and (c) were not issued in breach of any commitment or obligation. Target has no obligation to redeem or otherwise acquire any of its Target Common Stock. As of the close of business on June 30, 2003, Target has reserved 1,000,000 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Target Plans. Section
2.3 of the Target Disclosure Schedule sets forth the number of outstanding Target Options and all other rights to acquire shares of Target Common Stock pursuant to the Target Plans and the applicable exercise prices. As of the date hereof, there are no outstanding warrants to purchase the capital stock of Target. True and complete copies of all agreements and instruments relating to or issued under the Target Plans have been made available to Acquiror and such agreements and instruments have not been amended, modified or supplemented since March 31, 2003, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror as of March 31, 2003.

          2.4 Authority. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target (upon the recommendation of the Special Committee), subject only to the approval of the Merger by Target's stockholders as contemplated by Section 6.1(a). Target's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Target and assuming due authorization, execution and delivery by Acquiror and Merger Sub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms.

          2.5 No Conflicts; Required Filings and Consents.

          The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument to which Target or any Subsidiary is a party.

          2.6 SEC Filings; Financial Statements.

          Target has previously made available to Acquiror, in the form filed with the Securities and Exchange Commission ("SEC"), all of Target's forms, reports, and registration statements (collectively, the "Target SEC Reports") requested by Acquiror. Target SEC Reports, as well as all forms, reports and documents to be filed by Target with the SEC after the date of this Agreement and prior to the Effective Time were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder.

          Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Target SEC Reports was prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto).

          2.7 Absence of Certain Changes. Except as set forth in Section 2.7 of the Target Disclosure Schedule, since March 31, 2003 there has not been, occurred or arisen any:

               (a) transaction by Target or any Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices;

               (b) amendments or changes to the Certificate of Incorporation or Bylaws of Target;

               (c) change in accounting methods or practices (including any change in depreciation or amortization policies or rates), any change in policies in making or reversing accruals by Target or any revaluation by Target of any of its or any of its Subsidiaries' assets;

               (d) sale, lease, license of other disposition of any of the assets or properties of Target or any Subsidiary, except in the ordinary course of business;

               (e) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which Target or any Subsidiary is a party or by which it is bound;

               (f) waiver or release of any right or claim of Target or any Subsidiary;

               (g) the commencement or notice or threat of commencement of any lawsuit or proceeding against or, to the Target's or Target's officers' or directors' knowledge, investigation of Target or any Subsidiary or their respective affairs;

               (h) issuance or sale by Target or any Subsidiary of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

               (i) material change in the terms of employment of any key employee;

               (j) agreement by Target, any Subsidiary or any officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses (a) through (h) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement); or

               (k) any other event which has had a Material Adverse Effect on Target.

          2.8 Litigation. Except for the current litigation between Bushnell, Corporation and the Target and any related litigation thereto (the "Bushnell Litigation Matter"), there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any Subsidiary, threatened against Target or any Subsidiary or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary. There is no judgment, decree or order against Target or any Subsidiary or, to the knowledge of Target and its Subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target.

          2.9 Title to Property. Except as set forth on Section 2.9 of the Target Disclosure Schedule, Target and each Subsidiary has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the balance sheet of Target for the period ended March 31, 2003 (the "Target Balance Sheet") or acquired after the date of the Target Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since the balance sheet of Target for the period ended March 31, 2003 in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable,
(ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the Target Balance Sheet.

          2.10 Intellectual Property.

               (a) Target and each of its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Target or any Subsidiary as currently conducted by Target or any Subsidiary, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary.

               (b) Except as set forth in Section 2.10(b) of the Target Disclosure Schedule, all patents, registered trademarks, service marks and copyrights held by Target or any Subsidiary are valid and existing and there is no assertion or claim challenging the validity of any Intellectual Property of Target or any Subsidiary. Except as set forth on Section 2.10(b) of the Target Disclosure Schedule, Target has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. All registered trademarks, service marks and copyrights held by Target are valid and existing. To Target's knowledge, no third party is challenging the ownership by Target or any Subsidiary, or the validity or effectiveness of, any of the Intellectual Property. Except as set forth on
Section 2.10(b) of the Target Disclosure Schedule, neither Target nor any Subsidiary has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the best of Target's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target or any Subsidiary, except such as may have been commenced by Target or any Subsidiary.

               (c) Except as set forth on Section 2.10(c) of the Target Disclosure Schedule, Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Each of Target and its respective Subsidiaries has a policy requiring each employee and consultant to execute proprietary information and confidentiality agreements substantially in Target's standard forms and all current and former employees and consultants of Target and each Subsidiary have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by Target or a Subsidiary by or to a third party has been pursuant to the terms of a written agreement between Target or the applicable Subsidiary and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target or a Subsidiary has been pursuant to the terms of a written agreement between Target or a Subsidiary and the owner of such Confidential Information, or, to the Company's knowledge, is otherwise lawful.

          2.11 Taxes. Target and each of its Subsidiaries have filed all Federal, state, local and foreign tax returns (collectively, the "Returns") required to be filed (other than those for which extensions shall have been granted) and all taxes, assessments, fees and other governmental charges ("Taxes") upon the Target and any Subsidiary, or upon any of its properties, income or franchises, shown on the Returns have been paid. The Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects.

          2.12 Employee Matters. Neither Target nor any of its Subsidiaries has received notice that it is not in compliance with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does Target or any of its Subsidiaries know of any activities or proceedings of any labor union or other group to organize any such employees.

          2.13 Material Contracts.

               (a) Section 2.13(a) of the Target Disclosure Schedule contains a list of all contracts and agreements to which Target or any Subsidiary is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target and the Subsidiaries taken as a whole (such contracts, agreements and arrangements as are required to be set forth in
Section 2.13(a) of the Target Disclosure Schedule being referred to herein collectively as the "Material Contracts").

               (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Target, each Target license, each Material Contract is a legal, valid and binding agreement, and none of the Target licenses or Material Contracts is in default by its terms or has been cancelled by the other party; Target and the Subsidiaries are not in receipt of any claim of default under any such agreement; and none of Target or any of the Subsidiaries anticipates any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Target has furnished Acquiror with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

          2.14 Compliance With Laws. Neither Target nor any of its Subsidiaries has received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target.

          2.15 Minute Books. To the best knowledge of the Target, the minute books of Target and its Subsidiaries made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target and the respective Subsidiaries through June 6, 2003, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.16 Brokers' and Finders' Fees. Target has previously furnished to Acquiror a complete and correct copy of all agreements between Target and the Target Financial Advisor (as defined in Section 2.20 below) pursuant to which such firm would be entitled to any payment relating to the Merger. Except for the Target Financial Advisor, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.17 Stockholder Agreement; Irrevocable Proxies. All of the persons and/or entities deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act have agreed in writing to vote for approval of the Merger pursuant to stockholder agreements attached hereto as Exhibit B ("Voting Agreements").

          2.18 Board Approval. The Board of Directors of Target has unanimously
(i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

          2.19 Third Party Consents. Except as set forth in Section 2.19 of the Target Disclosure Schedule, to the knowledge of the Company, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

          2.20 Opinion of Financial Advisors. Target has received the written opinion of Andersen, Weinroth & Partners LLC (the "Target Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the consideration to be received by the holders of Target Common Stock pursuant to this Agreement is fair to the stockholders of Target, and Target will promptly, after the date of this Agreement, deliver a copy of such opinion to Acquiror.

          2.21 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  SECTION THREE

     3. Representations and Warranties of Acquiror and Merger Sub.

          Except as disclosed in a document dated as of the date of this Agreement and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub hereby jointly and severally represent and warrant to Target, and each Acquiror Shareholder jointly and severally represents and warrants, as follows:

          3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror.

          3.2 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware law). This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub.

          3.3 Ownership. Section 3.3 of the Acquiror Disclosure Schedule sets forth the ownership interests of the Acquiror, the Merger Sub and each Acquiror Shareholder in the Target. The Acquiror, the Merger Sub and each Acquiror Shareholder are the lawful owners of the Target Common Stock as set forth in the Acquiror Disclosure Schedule with good and marketable title thereto, and hold such Target Common Stock free and clear of all liens, pledges or other encumbrances.

          3.4 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of appropriate merger documents as required by Delaware Law, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

          3.5 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

          3.6 Brokers' and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.7 Diligence. Acquiror acknowledges that it has been given the opportunity to conduct due diligence on the Target, and has been given the opportunity to obtain and review information from the Target, and ask questions of, and receive answers from, the Target or its representatives in connection therewith. The Acquiror and the Acquiror Shareholders have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement. The Acquiror and the Acquiror Shareholders have determined that the purchase of the Target Common Stock as described herein is a suitable investment. The Acquiror further acknowledges that it and the Acquiror Shareholders are able to bear the risk of such investments set forth herein.

          3.8 Letter of Credit/Escrow Account. As of the date hereof, the Acquiror has either (i) secured a letter of credit funding ("Letter of Credit"), from a financial institution acceptable to the Target, in an amount not less than $8,067,234.00, which is an amount equal to (a) the Merger Consideration (on all Target Common Stock to be converted) payable by the Acquiror hereunder and
(b) the Option Termination Payments, (ii) deposited into escrow with an institution acceptable to Target (the "Escrow Account") an amount equal to (a) the Merger Consideration (on all Target Common Stock to be converted) payable by the Acquiror hereunder and (b) the Option Termination Payments, or (iii) set up such other financial arrangement to hold such amounts as may be acceptable to either the Target or the Special Committee.

          The Acquiror further represents and warrants that it has sufficient funds, whether through a drawdown on the Letter of Credit, the release of the funds from the Escrow Account, or in such form as otherwise approved by the Target or the Special Committee, to pay the amount of the Merger Consideration due at Closing.

          3.9 Material Developments. Each Acquiror Shareholder who is a director or officer of the Target has reviewed the Target's Form 10KSB filed with the SEC on December 30, 2002, Form 10QSB filed with the SEC on February 14, 2003 and Form 10QSB filed with the SEC on May 15, 2003 (the "Latest 10QSB Filing Date"). Each such Acquiror Shareholder represents that since the Latest 10QSB Filing Date, such Acquiror Shareholder does not have knowledge of, nor has such Acquiror Shareholder been made aware of, any material developments or changes with respect to the business (financial or otherwise), assets, liabilities, operations or prospects of the Target that have not been disclosed to the Board of Directors of the Target as of the date hereof.

          In addition, each such Acquiror Shareholder further represents that such Acquiror Shareholder does not have knowledge of, nor has such Acquiror Shareholder been made aware of, any agreement or understanding regarding a possible business combination, a potential order, any new product(s) currently under development, any potential joint venture, any agreement either formally entered into or contemplated to be entered into, or other business opportunity that could materially affect the prospects of the Target, and are not otherwise aware of any material developments or material changes with respect to the prospects of the Target, that have not been disclosed to the Board of Directors of the Target as of the date hereof.

                                  SECTION FOUR

     4. Conduct Prior to the Effective Time.

          4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and
(ii) in the case of Taxes of Target or any of its Subsidiaries, to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organization, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Target nor Acquiror shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

               (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

               (b) Dividends; Changes in Capital Stock. As to Target only, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

               (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans.

               (d) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (c) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          4.2 Conduct of Business of Target. Except as otherwise set forth in this Agreement or in a schedule attached hereto, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

               (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

               (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its

Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;;

               (c) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property;

               (d) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

               (e) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

               (f) Leases. Enter into an operating lease in excess of $10,000;

               (g) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

               (h) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

               (i) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

               (j) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

               (k) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (except that it may hire a replacement for any current director level or officer level employee if it first provides Acquiror advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

               (l) Severance Arrangement. Grant any severance or termination pay
(i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date of this Agreement or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

               (m) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

               (n) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole;

               (o) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (p) Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

               (q) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

               (r) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (q) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          Notwithstanding the foregoing, Target may take any actions necessary to effectuate a settlement of the Bushnell Litigation Matter without the consent of Acquiror so long as Target first (i) notifies the Acquiror prior to entering into any settlement of its intention to enter into a settlement and (ii) provides the Acquiror with the opportunity to consult with Target on the proposed terms of any such settlement.

          4.3 No Solicitation. Target and its Subsidiaries and the officers, directors, employees or other agents of Target and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined below), or (ii) subject to the terms of the immediately following sentence, engage in discussions or negotiations with, or disclose any nonpublic information relating to Target or any of it Subsidiaries to, or facilitate any effort to make or implement a Takeover Proposal, or afford access to the properties, books or records of Target or any of its Subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal, or (iii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iv) approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to a Takeover Proposal.

          Notwithstanding the immediately preceding sentence, if at any time prior to the Special Meeting referenced in Section 5.8, an unsolicited bona fide Takeover Proposal shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by this Agreement, and that the Superior Proposal is reasonably capable of being completed (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal"), and the Board of Directors of Target determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to stockholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors, and such actions shall not be considered a breach of this Section 4.3 or any other provisions of this Agreement; provided, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal unless Target shall have terminated this Agreement pursuant to Section 7.1(d)(i) and paid Acquiror all amounts payable to Acquiror pursuant to Section 7.3(b). Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice or request. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger, reorganization, share exchange, recapitalization, liquidation, dissolution or business combination involving Target or any of its Subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          4.4 Letter of Credit/Escrow Account. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror shall keep the full amount of the Merger Consideration and Option Termination Payments in either (i) a Letter of Credit, (ii) an Escrow Account, or (iii) in such other form as may be acceptable to either the Target or the Special Committee.

                                  SECTION FIVE

     5. Additional Agreements.

          5.1 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          5.2 Consents; Cooperation.

               (a) Each of Acquiror and Target shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

               (b) Each of Acquiror and Target shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond December 31, 2003. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

               (c) Notwithstanding anything to the contrary in Section 5.2(a) or
(b), (i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or of Acquiror combined with the Surviving Corporation after the Effective Time or (ii) neither Target nor its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Target.

               (d) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of Target or its subsidiaries.

               (e) Each of Acquiror and Target shall give or cause to be given any required notices to third parties, and use its reasonable best efforts to obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Target or Acquiror from occurring prior or after the Effective Time. In the event that Acquiror or Target shall fail to obtain any third party consent, waiver or approval described in this Section 5.2(e), it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Acquiror and Target, their respective subsidiaries and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

               (f) Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          5.3 Access to Information.

               (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its Subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its Subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

          5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

          5.6 State Statutes. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, Acquiror and its Board of Directors or Target and its Board of Directors, as the case may be, shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

          5.7 Stockholder Approval.

               (a) Proxy Statement. As soon as practicable after the execution of this Agreement, Target shall prepare, with the cooperation of Acquiror, and file with the SEC preliminary proxy materials relating to the meeting of Target's stockholders to be held in connection with the approval of this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby (collectively with any amendments or supplements thereto, the "Proxy Statement"). The Proxy Statement shall constitute a disclosure document for the offer and payment of the Merger Consideration to be received by the holders of the Common Stock of Target in the Merger. As promptly as practicable after comments, if any, are received from the SEC with respect to such preliminary proxy materials and after the furnishing by Target and Acquiror of all information required to be contained therein, Target shall mail or cause to be mailed the Proxy Statement to its stockholders, which shall include a copy of the fairness opinion related to such offer.

               (b) Acquiror and Target shall each use its best efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. The information supplied by each of Acquiror and Target for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement is first mailed to the holders of Common Stock of Target, (ii) the time of the Special Meeting (as defined below), and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

               (c) The Proxy Statement shall contain the unanimous recommendation of the Board of Directors of Target, and the recommendation of the Special Committee, that the Target stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Proxy Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

          5.8 Special Meeting of Stockholders. As promptly as practicable after the date hereof, Target shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a special meeting of its stockholders (the "Special Meeting") for the purposes of voting upon the adoption of this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. Target shall consult with Acquiror regarding the date of the Special Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Special Meeting without the consent of Acquiror. Target shall use its best efforts to solicit from the stockholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required under Delaware Law and its Certificate of Incorporation and Bylaws to effect the Merger, unless otherwise necessary under the applicable fiduciary duties of the directors of Target, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel.

          5.9 Maintenance of Target Indemnification Obligations.

               (a) Subject to and following the Effective Time, the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, indemnify and hold harmless the Indemnified Target Parties (as defined below) to the extent provided in the Bylaws, the Certificate of Incorporation, or other indemnity agreements of Target, in each case as in effect as of the date of this Agreement. The Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, keep in effect such provisions, which shall not be amended except as required by applicable law or to make changes permitted by Delaware Law that would enlarge the rights to indemnification available to the Indemnified Target Parties (as defined below) and changes to provide for exculpation of director and officer liability to the fullest extent permitted by Delaware Law and pursuant to (i) the directors' and officers' policies between the Target and the Indemnified Target Parties and (ii) any indemnity agreements between Target and certain indemnitees. For purposes of this Section 5.9, "Indemnified Target Parties" shall mean the individuals who were officers, directors, employees and agents of Target on or prior to the Effective Time.

               (b) Subject to and following the Effective Time, Acquiror and the Surviving Corporation shall be jointly and severally obligated to pay the reasonable expenses, including reasonable attorney's fees, that may be incurred by any Indemnified Target Party in enforcing the rights provided in this Section
5.9 and shall make any advances of such expenses to the Indemnified Target Party that would be available under the Bylaws, Certificate of Incorporation or other indemnity agreements of Target (in each case as in effect as of the date of this Agreement) with regard to the advancement of indemnifiable expenses, subject to the undertaking of such party to repay such advances in the event that it is ultimately determined that such party is not entitled to indemnification.

               (c) The provisions of this Section 5.9 shall be in addition to any other rights available to the Indemnified Target Parties, shall survive the Effective Time of the Merger, and are expressly intended for the benefit of the Indemnified Target Parties.

               (d) Subject to and following the Effective Time, the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, use its reasonable best efforts to maintain in effect for a period of 3 years following the Effective Time the occurrence-based directors' and officers' liability insurance policies maintained by Target (provided that the Surviving Corporation may substitute therefore policies of at least the same amount of coverage containing terms and conditions not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend under this Section 5.9(d) more than an amount per year equal to 150% of current annual premiums paid by Target for such insurance (which premiums Target believes to the best of its knowledge to be $194,000 in the aggregate).

                                   SECTION SIX

     6. Conditions to the Merger.

          6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a) Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted by the requisite holders of shares of the capital stock of Target outstanding as of the record date set for the Special Meeting as required under Delaware Law.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

               (c) Governmental Approval. Acquiror, Target and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under the Securities Act and under any state securities laws.

          6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

               (a) Representations, Warranties and Covenants (i) Each of the representations and warranties of Acquiror, Merger Sub and the Acquiror Shareholders in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Acquiror, Merger Sub and Acquiror Shareholders in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Acquiror, Merger Sub and the Acquiror Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

               (b) Certificates of Acquiror.

                    (i) Compliance Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) and (d) herein have been satisfied with respect to Acquiror.

               (ii) Certificate of Secretary of Acquiror. Target shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Acquiror certifying:

                         (A) Resolutions duly adopted by the Board of Directors
and the stockholders of Acquiror authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                         (B) the incumbency of the officers of Acquiror
executing this Agreement and all agreements and documents contemplated hereby.

               (c) Certificates of Merger Sub.

                    (i) Compliance Certificate of Merger Sub. Target shall have been provided with a certificate executed on behalf of Merger Sub by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) and (d) herein have been satisfied with respect to Merger Sub.

                    (ii) Certificate of Secretary of Merger Sub. Target shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Merger Sub certifying:

                         (A) Resolutions duly adopted by the Board of Directors
and the sole stockholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                         (B) the incumbency of the officers of Merger Sub
executing this Agreement and all agreements and documents contemplated hereby.

               (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror and its subsidiaries, taken as a whole.

          6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

               (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of Target in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Target in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b) Certificates of Target.

                    (i) Compliance Certificate of Target. Acquiror and Merger Sub shall have been provided with a certificate executed on behalf of Target by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.3(a) and (d) herein have been satisfied.

                    (ii) Certificate of Secretary of Target. Acquiror and Merger Sub shall have been provided with a certificate executed by the Secretary of Target certifying:

                         (A) Resolutions duly adopted by the Board of Directors
and the stockholders of Target authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                         (B) The Certificate of Incorporation and Bylaws of
Target, as in effect immediately prior to the Effective Time, including all amendments thereto; and

                         (C) the incumbency of the officers of Target executing
this Agreement and all agreements and documents contemplated hereby.

               (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it that Target has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with the Merger as set forth in Section 5.2 herein.

               (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Target and its subsidiaries, taken as a whole. Notwithstanding the foregoing, it is understood and agreed that the non-renewal of that certain license agreement entered into between the Target and Bushnell, Corporation shall not be deemed to be a material adverse change for the purposes of this Agreement.

               (e) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

               (f) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form of Exhibit C.

               (g) Voting Agreements. Acquiror shall have received from each of the Affiliates of Target an executed Voting Agreement in substantially the form attached hereto as Exhibit B.

               (h) Certain Information Required by the Code. Each holder of Target Stock or Target Options who holds 10% or more (by value) of the interests in Target immediately prior to the Merger, within the meaning of Section 1060(e) of the Code, and who, in connection with the Merger, enters into a Non-Competition Agreement or other agreement with Target or the Surviving Corporation (or is related to any person who enters into any such contract or agreement, within the meaning of Section 267(b) or Section 707(b)(1) of the
Code) shall furnish Acquiror with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Acquiror may reasonably request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

                                  SECTION SEVEN

     7. Termination, Amendment and Waiver.

          7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated and the Merger may be abandoned:

               (a) by mutual consent duly authorized by the Boards of Directors of each of Acquiror and Target;

               (b) by either Acquiror or Target, if, without fault of the terminating party,

                    (i) the Effective Time shall not have occurred on or before December 31, 2003 (or such later date as may be agreed upon in writing by the parties);

                    (ii) there shall be any applicable federal or state law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                    (iii) the Special Meeting shall have been held, and the required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote duly held at the Special Meeting or at any adjournment thereof;

               (c) by Acquiror, if:

                    (i) the Board of Directors of Target shall have withdrawn or modified, or shall have resolved to withdraw or modify, its recommendation of this Agreement or the Merger in a manner adverse to Acquiror, or the Board of Directors of Target shall have recommended any Superior Proposal;

                    (ii) Target receives an unsolicited bona fide proposal that constitutes a Superior Proposal, and (A) Target either notifies Acquiror in writing that it intends to enter into such an agreement, or Target breaches its obligation to promptly notify Acquiror of such Superior Proposal pursuant to
Section 4.3, or (B) the Board of Directors of Target fails to terminate discussions with the maker of such proposal and its agents within ten calendar days after such proposal is first received by Target or any of its officers, directors or agents; or

                    (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Target is commenced, and the Board of Directors of Target, concludes that such tender offer is a Superior Proposal and fails, within ten calendar days after such proposal is first received by Target or any of its officers, directors or agents, to recommend against acceptance of, or takes no position with respect to the acceptance of, such tender offer or exchange offer by Target's stockholders; or

                    (iv) Target shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days of receipt by Target of written notice of such breach, provided that Acquiror is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured; or

                    (v) for any reason Target fails to call and hold the Special Meeting as soon as practicable;

               (d) by Target, if:

                    (i) The Board of Directors of Target authorizes Target to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Target notifies Acquiror in writing that it intends to enter into such an agreement ("Notification"), attaching the most current version of such agreement to such notice (which version shall be updated on a current basis), and Acquiror does not make, within five (5) business days of receipt of Notification, a non-revocable binding offer that the board of directors of Target determine, in good faith, is at least as favorable to the stockholders of Target as the Superior Proposal; or

                    (ii) Acquiror shall materially breach any of its representations, warranties or obligations hereunder, including but not limited to its obligations under Section 4.4 herein, and such breach shall not have been cured within ten calendar days following receipt by Acquiror of written notice of such breach, provided that Target is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured.

          7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section
7.2 shall remain in full force and effect and survive any termination of this Agreement.

          7.3 Expenses and Termination Fees.

               (a) Subject to subsections (b), (c) and (d) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated including, without limitation, filing fees and the fees and expenses of advisors, accountants, legal counsel and financial printers, shall be paid by the party incurring such expense.

               (b) In the event that this Agreement is terminated

                    (i) by Acquiror pursuant to Section 7.1(c), or

                    (ii) by either Acquiror or Target pursuant to Section 7.1(b)(i) or (iii) and, prior to the time of the Special Meeting, Target shall have received an unsolicited proposal that constitutes a Superior Proposal or a tender offer or exchange offer for 50% or more of the outstanding capital stock of Target is commenced, which proposal or offer at the time of the meeting of Target's stockholders shall not have been (x) rejected by Target or (y) withdrawn by the third party making such proposal or offer, or

                    (iii) by Target pursuant to Section 7.1(d)(i), then Target shall reimburse Acquiror for all out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, filing fees and the fees and expenses of its advisors, accountants, legal counsel and financial printers).

               (c) In the event that Acquiror shall terminate this Agreement pursuant to Section 7.1(b)(i) or (ii), and the provisions of Section 7.3(b)(ii) do not apply to such termination, then Target shall promptly reimburse Acquiror for all out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, filing fees and the fees and expenses of its advisors, accountants, legal counsel and financial printers).

               (d) In the event that Target shall terminate this Agreement pursuant to Section 7.1(d)(ii), Acquiror shall promptly reimburse Target for all out-of-pocket costs and expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, filing fees and the fees and expenses of its advisors, accountants, legal counsel and financial printers).

          7.4 Amendment. The boards of directors of the parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the stockholders of Target or Merger Sub.

          7.5 Extension; Waiver. At any time prior to the Effective Time any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  SECTION EIGHT

     8. General Provisions.

          8.1 Survival of Representations and Warranties. All covenants to be performed prior to the Effective Time, and all representations, warranties and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive beyond the Closing. All covenants to be performed after the Effective Time shall continue indefinitely.

          8.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

               (a)  if to Acquiror or Merger Sub, to:
                    Laser Acquisition Corp.
                    4875 DTC Boulevard, #5-203
                    Denver, Colorado 80237
                    Attention: David Williams
                    Facsimile No.: (303) 551-0671
                    Telephone No.: (303) 551-0670

                    with a copy to:

                    James C. Lewis, Esq.
                    615 Crandall Building
                    10 West 100 South
                    Salt Lake City, Utah 84101
                    Facsimile No.: (801) 355-0289
                    Telephone No.: (801) 994-3846

               (b)  if to Target, to:
                    Laser Technology, Inc.
                    7070 South Tucson Way
                    Englewood, Colorado 80112
                    Attention: Eric A. Miller
                    Facsimile No.: (303) 649-9710
                    Telephone No.: (303) 649-1000

                    with a copy to:

                    Leonard E. Neilson
                    8160 Highland Drive, Suite 209
                    Sandy, Utah 84093
                    Facsimile No.: (801) 733-0808
                    Telephone No.: (801) 733-0800

          8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 31, 2003. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c), 1.7. 1.8, and 1.11; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          8.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          8.8 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of Delaware.

          8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          8.10 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 8.10 shall be binding upon the parties and their respective successors and assigns.

     Target, Acquiror, Merger Sub and the Acquiror Shareholder have executed this Agreement as of the date first written above.

                                        TARGET

                                        LASER TECHNOLOGY, INC.

                                        By: /s/ Eric A. Miller
                                            -----------------------------------
                                        Name: Eric A. Miller
                                             ----------------------------------
                                             (Print)
                                        Title: President and CEO
                                               --------------------------------
                                        Address: 7070 South Tuscon Way
                                                 ------------------------------
                                                 Englewood, CO 80112

                                        ACQUIROR

                                        LTI ACQUISITION CORP.

                                        By: /s/ David Williams
                                            -----------------------------------
                                        Name: David Williams
                                              ---------------------------------
                                              (Print)
                                        Title: President
                                               --------------------------------
                                        Address: 4875 DTC Blvd. #5-203
                                                 ------------------------------
                                                 Denver, CO 80237

                                        MERGER SUB:

                                        LTI MERGER SUB, INC.

                                        By: /s/ David Williams
                                            -----------------------------------
                                        Name: David Williams
                                              ---------------------------------
                                              (Print)
                                        Title: President
                                               --------------------------------
                                        Address: 4875 DTC Blvd. #5-203
                                                 ------------------------------
                                                 Denver, CO 80237

                             ACQUIROR SHAREHOLDERS

/s/ David Williams                        320,436
---------------------------------------   -------------------------------------
David Williams                            Number of shares, Beneficially Owned

/s/ Pamela Sevy                           33,509
---------------------------------------   -------------------------------------
Pamela Sevy                               Number of shares, Beneficially Owned

/s/ Deworth Williams                      579,007
---------------------------------------   -------------------------------------
Deworth Williams                          Number of shares, Beneficially Owned

/s/ Edward F. Cowle                       196,625
---------------------------------------   -------------------------------------
Edward F. Cowle                           Number of shares, Beneficially Owned

/s/ Jeremy G. Dunne                       348,625
---------------------------------------   -------------------------------------
Jeremy G. Dunne                           Number of shares, Beneficially Owned

KAMA-TECH CORPORATION

By /s/ Toshiya Kamakura                   85,700
   ------------------------------------   -------------------------------------
Name: Toshiya Kamakura                    Number of shares, Beneficially Owned
Title: President

KAMA-TECH (HK) LTD.

By /s/ Ichiro Kamakura                    90,400
   ------------------------------------   ------------------------------------
Name: Ichiro Kamakura                     Number of shares, Beneficially Owned
Title: President

                                    EXHIBITS

Exhibit A -     Certificate of Merger

Exhibit B -     Voting Agreement

Exhibit C -     Legal Opinion from Target's Counsel

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This Amendment is made and entered into this day of August, 2003, by and among LTI Acquisition Corp., a Delaware corporation ("Acquiror"), LTI Merger Sub, Inc., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Acquiror, Laser Technology, Inc., a Delaware corporation ("Target") and certain shareholders of Acquiror (the "Acquiror Shareholders"), as set forth on the signature page attached hereto.

                                    RECITALS

     A. On July 31, 2003, the parties entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Merger Sub into Target (the "Merger"), and, in connection therewith, the conversion of the outstanding shares of Target held by non-affiliates of Acquiror, into the right to receive cash at the price set forth in the Merger Agreement.

     B. Under Section 3.8 of the Merger Agreement, Acquiror is required to establish financial arrangements for the purpose of demonstrating to Target that it has secured the entire Merger Consideration to complete the Merger. To satisfy the requirements of Section 3.8 of the Merger Agreement, Acquiror, Target and Kama-Tech (HK) Ltd., entered into an agreement attached hereto as Exhibit "A."

     C. Following the execution of the Merger Agreement, one of the principals of Acquiror, Edward Cowle, gifted a total of 94,405 shares of Target's common stock to his brother, Tod Cowle (the "Gifted Shares"). As a result of this transaction, the total Merger Consideration has increased in an amount equal to the number of Gifted Shares, multiplied by the purchase price per share of $2.06, or a total of $194,474.30.

     D. Due to the change described in paragraph C above, this Amendment is being entered into to properly reflect the correct Merger Consideration in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Section 3.8 of the Merger Agreement is hereby amended to add the following paragraphs:

          As of August 13, 2003, the Acquiror deposited into a bank account at Wells Fargo Bank West N.A., Greenwood Village, Colorado, Account No. 2153813775 ("Account"), an additional $194,474.30, over and above the sum of $3,437,234 deposited as of the date of the Merger Agreement.

          As of August 13, 2003, the Acquiror further represents and warrants that, pursuant to this Section 3.8, it has sufficient funds, in cash, pursuant to the Letter of Credit, or in such form as otherwise approved by the Target or the Special Committee, to pay the amount of the Merger Consideration due at Closing.

     2. Except as modified and amended in paragraph 1 above, the Merger Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                                        TARGET

                                        LASER TECHNOLOGY, INC.

                                        By: /s/ Eric A. Miller
                                            -----------------------------------
                                        Name: Eric A. Miller
                                              ---------------------------------
                                              (Print)
                                        Title: President, CEO
                                               --------------------------------
                                        Address:
                                                 ------------------------------

                                        ACQUIROR

                                        LTI ACQUISITION CORP.

                                        By: /s/ David Williams
                                            -----------------------------------
                                        Name: David Williams
                                              ---------------------------------
                                              (Print)
                                        Title: President
                                               --------------------------------
                                        Address:
                                                 ------------------------------

                                        MERGER SUB:

                                        LTI MERGER SUB, INC.

                                        By: /s/ David Williams
                                            -----------------------------------
                                        Name: David Williams
                                              ---------------------------------
                                              (Print)
                                        Title: President
                                               --------------------------------
                                        Address:
                                                 ------------------------------

                              ACQUIROR SHAREHOLDERS

/s/ David Williams                        320,436
---------------------------------------   ------------------------------------
David Williams                            Number of shares, Beneficially Owned

/s/ Pamela Sevy                           33,509
---------------------------------------   ------------------------------------
Pamela Sevy                               Number of shares, Beneficially Owned

/s/ Deworth Williams                      579,007
---------------------------------------   ------------------------------------
Deworth Williams                          Number of shares, Beneficially Owned

/s/ Edward F. Cowle                       102,220
---------------------------------------   ------------------------------------
Edward F. Cowle                           Number of shares, Beneficially Owned

/s/ Jeremy G. Dunne                       348,750
---------------------------------------   ------------------------------------
Jeremy G. Dunne                           Number of shares, Beneficially Owned

KAMA-TECH CORPORATION

By /s/ Toshiya Kamakura                   85,700
   ---------------------------------      ------------------------------------
Name: Toshiya Kamakura                    Number of shares, Beneficially Owned
Title: President

KAMA-TECH (HK) LTD.

By /s/ Ichiro Kamakura                    90,400
   ---------------------------------      ------------------------------------
Name: Ichiro Kamakura                     Number of shares, Beneficially Owned
Title: President

                               SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This Second Amendment is made and entered into this day of October, 2003, by and among LTI Acquisition Corp., a Delaware corporation ("Acquiror"), LTI Merger Sub, Inc., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Acquiror, Laser Technology, Inc., a Delaware corporation ("Target") and certain shareholders of Acquiror (the "Acquiror Shareholders"), as set forth on the signature page attached hereto.

                                    RECITALS

     A. On July 31, 2003, the parties entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Merger Sub into Target (the "Merger"), and, in connection therewith, the conversion of the outstanding shares of Target held by non-affiliates of Acquiror, into the right to receive cash at the price set forth in the Merger Agreement.

     B. This Amendment is being entered into to clarify and amend certain provisions in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Section 6.3(g) of the Merger Agreement, and other provisions pertaining to the Voting Agreements, is hereby deleted, and all the Parties hereby agree that the Voting Agreements, previously executed, shall be terminated. The Parties have determined that the number of shares subject to the Voting Agreements is so small that the Voting Agreements serve no purpose.

     2. Section 1.7(c) of the Merger Agreement shall be deleted, and the following Section 1.7(c) shall be inserted in lieu thereof:

          1.7 Surrender of Certificates.

               (c) Exchange Procedures. Promptly after the Effective Time, but in no event longer than ten (10) days after the Effective Date, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. The letter of transmittal and instructions shall request that the holders respond within thirty (30) days of the transmittal date. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. The Surviving Corporation shall cause to be mailed to each holder full payment of the Merger Consideration, as soon as practicable, but in no event longer than days, from the date of receipt of the Certificate and the letter of transmittal. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration.

     3. As of the date of this Amendment, Acquiror represents and warrants that, pursuant to Section 3.8 of the Merger Agreement, it has sufficient funds, in cash, and under the Letter of Credit, to pay the amount of the Merger Consideration at Closing. Acquiror further represents that it has extended the date of the Letter of Credit through _____________, 2004, as indicated on Exhibit "A" hereto.

     4. Except as modified and amended in paragraph 1 above, the Merger Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                                        TARGET

                                        LASER TECHNOLOGY, INC.

                                        By: /s/ Eric A. Miller
                                            -----------------------------------
                                        Name: Eric A. Miller
                                              ---------------------------------
                                              (Print)
                                        Title: President
                                               --------------------------------
                                        Address:
                                                 ------------------------------

                                        ACQUIROR

                                        LTI ACQUISITION CORP.

                                        By: /s/ David Williams
                                            -----------------------------------
                                        Name: David Williams
                                              ---------------------------------
                                              (Print)
                                        Title: President
                                               --------------------------------
                                        Address:
                                                 ------------------------------

                                        MERGER SUB:

                                        LTI MERGER SUB, INC.

                                        By: /s/ David Williams
                                            -----------------------------------
                                        Name: David Williams
                                              ---------------------------------
                                              (Print)
                                        Title: President
                                               --------------------------------
                                        Address:
                                                 ------------------------------

                             ACQUIROR SHAREHOLDERS

/s/ David Williams                        320,436
---------------------------------------   ------------------------------------
David Williams                            Number of shares, Beneficially Owned

/s/ Pamela Sevy                           33,509
---------------------------------------   ------------------------------------
Pamela Sevy                               Number of shares, Beneficially Owned

/s/ Deworth Williams                      579,007
---------------------------------------   ------------------------------------
Deworth Williams                          Number of shares, Beneficially Owned

/s/ Edward F. Cowle                       102,220
---------------------------------------   ------------------------------------
Edward F. Cowle                           Number of shares, Beneficially Owned

/s/ Jeremy G. Dunne                       348,750
---------------------------------------   ------------------------------------
Jeremy G. Dunne                           Number of shares, Beneficially Owned

KAMA-TECH CORPORATION

By /s/ Toshiya Kamakura                   85,700
   ---------------------------------      ------------------------------------
Name: Toshiya Kamakura                    Number of shares, Beneficially Owned
Title: President

KAMA-TECH (HK) LTD.

By /s/ Ichiro Kamakura                    90,400
  ----------------------------------      ------------------------------------
Name: Ichiro Kamakura                     Number of shares, Beneficially Owned
Title: President

                                                                      APPENDIX B

July 31, 2003

Board of Directors
Attention: Special Committee of Directors
Laser Technology, Inc.
7070 South Tucson Way
Englewood, CO 80112

Members of the Special Committee:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Shares") of Laser Technology, Inc. (the "Company") of the $2.06 per Share in cash proposed to be paid by LTI Acquisition Corp. (the "Purchaser") in a cash merger (the "Transaction") pursuant to the proposed Agreement and Plan of Merger as of today's date (the "Agreement"), among the Purchaser and the Company.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company;

     (iii) analyzed certain financial forecasts of the Company prepared by the management of the Company;

     (iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

     (v) at the request of the Special Committee, spoke with a number of potential purchasers concerning their possible interest in the Company;

     (vi) compared the financial and operating performance of the Company with that of certain other publicly traded companies we deemed relevant;

     (vii) reviewed the reported prices and trading activity for the common stock of the Company and certain other publicly traded companies we deemed relevant;

     (viii) reviewed the financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

     (ix) participated in discussions and negotiations among representatives of the Company and the Purchaser and their financial and legal advisors;

     (x)   reviewed the Agreement and certain related documents;

     (xi) performed such other analyses and considered such factors as we have deemed appropriate.

      We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information, including financial forecasts, reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed, and relied upon, without independent verification, the views of management of the Company that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgements of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

      We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services.

      Our advisory services and the opinion expressed herein are provided for the benefit and use of the Special Committee of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of the Shares should vote with respect to the Merger. Our opinion is necessarily based on economic, market and other considerations as in effect on, and the information made available to us as of, the date hereof.

      Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the $2.06 in cash to be received by the holders of the Shares in the Merger is fair from a financial point of view to such holders.

                                        Very truly yours,


                                        Andersen, Weinroth & Partners, LLC


                                        By: /s/ Stephen D. Weinroth
                                            ---------------------------
                                            Stephen D. Weinroth

                                                                      APPENDIX C

                        DELAWARE GENERAL CORPORATION LAW

[sec] 262. Appraisal rights.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to [sec] 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and
      (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to [sec] 251 (other than a merger effected pursuant to [sec] 251(g) of this title), [sec] 252, [sec] 254, [sec] 257, [sec] 258, [sec] 263 or [sec] 264 of this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of [sec] 251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to [sec][sec] 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and
                  c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under [sec] 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or
            (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2) If the merger or consolidation was approved pursuant to [sec] 228 or [sec] 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
      (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
      (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.


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